As filed with the Securities and Exchange Commission on October 9, 2006
Registration Statement No. 333-130429

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SB-2/A-5

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NAYNA NETWORKS, INC.
(Name of small business issuer in its charter)

NEVADA	3576	83-0210455
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code)	(I.R.S. Employer Identification No.)

4699 Old Ironsides Drive, Suite 420, Santa Clara, California 95054
(408) 956-8000
(Address and telephone number of principal executive offices)

Same as above
(Address and telephone number of principal executive offices and principal place of business)

Naveen S. Bisht,
President and Chief Executive Officer
Nayna Networks, Inc.
4699 Old Ironsides Drive, Suite 420
Santa Clara, California 95054
(408) 956-8000
(Name, address and telephone number of agent for service)

Copy to:

John M. Fogg, Esq.
Hutchison Law Group PLLC
5410 Trinity Road, Suite 400
Raleigh, North Carolina 27607
(919) 829-9600
Telecopier: (919) 829-9696

Approximate date of proposed sale to public: As soon as practicable after this
Registration Statement becomes effective

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Common stock, $0.0001 par value underlying convertible notes (1)	29,752,066 shares (1)	$0.64 (1)	$19,041,322	$2,037.42 (5)
Common stock, $0.0001 par value underlying convertible notes (2)	58,999,860 shares (2)	$0.19 (2)	$11,209,973	$1,199.47
Common stock, $0.0001 par value underlying convertible notes (3)	85,793,528 shares (3)	$0.11 (3)	$9,437,288	$1,009.79
Common stock, $0.0001 par value underlying convertible notes (4)	174,545,455 shares (4)	$0.05 (4)	$8,727,273	$933.82
Common stock, $0.0001 par value underlying warrants	5,880,000 shares	$1.00	$5,880,000	$629.16 (5)
Common stock, $0.0001 par value	2,438,786 shares	$0.64	$119,939	$167.01 (5)
Common stock, $0.0001 par value underlying warrants	750,990 shares	$0.75	$563,243	$60.27 (5)
TOTAL	358,160,684 shares		$27,535,024	$6,036.93 (5)

(1) These securities were registered pursuant to the Form SB-2 filed by the registrant on December 19, 2005. These securities include shares of our common stock, par value $0.0001 per share, which may be offered pursuant to this registration statement, which shares are issuable upon conversion of Callable Secured Convertible Notes and upon exercise of related warrants. For purposes of estimating the number of shares of common stock to be included in this registration statement, we calculated 200% of the number of shares of our common stock issuable upon conversion of the callable secured convertible notes and the number of shares of our common stock issuable upon exercise of the warrants (each estimated at the time of the above referenced filing. The proposed maximum offering price per unit was estimated solely for the purpose of computing the amount of the registration fee. The calculation of the registration fee was calculated in accordance with Rule 457(c) of the Securities Act of 1933, as amended, based on $0.64, which was the last sale price of our common stock reported on the OTC Bulletin Board on December 14, 2005.

(2) These securities were registered pursuant to the Form SB-2/A-1 filed by the registrant on April 12, 2006. These securities include additional shares of our common stock, par value $0.0001 per share, which may be offered pursuant to this registration statement, which shares are issuable upon conversion of Callable Secured Convertible Notes and upon exercise of related warrants and were not registered at the time of the filing referenced in Note (1) above. The proposed maximum offering price per unit was estimated solely for the purpose of computing the amount of the registration fee. The calculation of the registration fee was calculated in accordance with Rule 457(c) of the Securities Act of 1933, as amended, based on $0.19, which was the last sale price of our common stock reported on the OTC Bulletin Board on April 6, 2006.

(3) These securities were registered pursuant to the Form SB-2/A-2 filed by the registrant on June 2, 2006. These securities include additional shares of our common stock, par value $0.0001 per share, which may be offered pursuant to this registration statement, which shares are issuable upon conversion of Callable Secured Convertible Notes and upon exercise of related warrants and were not registered at the time of the filings referenced in Notes (1) or (2) above. The proposed maximum offering price per unit was estimated solely for the purpose of computing the amount of the registration fee. The calculation of the registration fee was calculated in accordance with Rule 457(c) of the Securities Act of 1933, as amended, based on $0.11, which was the last sale price of our common stock reported on the OTC Bulletin Board on May 30, 2006.

(4) These securities were registered pursuant to the Form SB-2/A-3 filed by the registrant on July 31, 2006. These securities include additional shares of our common stock, par value $0.0001 per share, which may be offered pursuant to this registration statement, which shares are issuable upon conversion of Callable Secured Convertible Notes and upon exercise of related warrants and were not registered at the time of the filings referenced in Notes (1), (2) or (3) above. No additional shares are being registered pursuant to the Form SB-2/A-4 filed by the registrant on October 6, 2006. The proposed maximum offering price per unit was estimated solely for the purpose of computing the amount of the registration fee. The calculation of the registration fee was calculated in accordance with Rule 457(c) of the Securities Act of 1933, as amended, based on $0.05, which was the last sale price of our common stock reported on the OTC Bulletin Board on July 27, 2006.

(5) Previously paid.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING STOCKHODLERS NAMED IN THIS PROSPECTUS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES, AND THE SELLING STOCKHODLERS ARE NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Subject to completion, dated October 6, 2006

PROSPECTUS

[NAYNA LOGO]

358,160,684 Shares of Common Stock

This prospectus relates to the resale of up to 358,160,684 shares of our common stock, $0.0001 par value per share, by certain institutional investors set forth in this prospectus under the section entitled "Selling Stockholders."

Of the 358,160,684 shares of common stock, 5,880,000 shares are issuable to selling stockholders upon the exercise of warrants having an exercise price of $1.00 per share and 750,990 shares are issuable to selling stockholders upon the exercise of warrants having an average exercise price of $0.75 per share, 349,090,909 shares are issuable to selling stockholders upon the conversion of certain Callable Secured Convertible Notes, which currently have a conversion price of $0.0275 per share and 2,338,786 shares were issued to selling stockholders upon the conversion of Convertible Debt and 100,000 shares were issued to selling stockholders in consideration for investment services.

We will not receive any proceeds from the sale of the shares of common stock hereunder, except the warrants whereby we may receive proceeds.

The Selling Stockholders identified in this prospectus, or their pledges, assignees and successors-in-interest, may offer the shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices.

The Selling Stockholders will sell their shares of common stock in accordance with the terms described in the section of this prospectus titled "Plan of Distribution."

Our common stock is listed on the Over-The-Counter Bulletin Board under the trading symbol "NAYN." On October 5, 2006, the closing price of our common stock was $0.05.

AN INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE OUR COMMON STOCK ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT. YOU SHOULD READ THE "RISK FACTORS" SECTION BEGINNING ON PAGE 4 BEFORE YOU DECIDE TO PURCHASE ANY OF OUR COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is October _____, 2006.

We have not authorized anyone to provide you with information different from that contained in this prospectus. The Selling Stockholders are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common stock.

PROSPECTUS SUMMARY

The following summary highlights selected information from this prospectus and may not contain all the information that is important to you. To understand our business and this offering fully, you should read this entire prospectus carefully, including the financial statements and the related notes beginning on page F-1. This prospectus contains forward-looking statements and information relating to Nayna Networks, Inc. See Forward Looking Statements on page 13.

OUR COMPANY

Nayna Networks, Inc., a Nevada corporation, is a hardware and software development company that designs, develops and markets next generation broadband access products. Typical applications include high speed Internet access and advanced multi-media content delivery such as high definition television on demand over the Internet. Potential customers include telephone service providers, cable television service providers, system integrators and corporations. Our ExpressSTREAM and ExpressLIGHT products remove the performance bottlenecks typically found in local access networks.

The high quality and rich feature set of Nayna's hardware and software enables the ExpressSTREAM and ExpressLIGHT product lines to address a wide variety of applications such as streaming video, file transfer and email at very high speeds up to several gigabits per second. Nayna products function from the physical wiring transport level up to and through the software application layer. For longer reach and higher speed applications, Nayna uses technology based on fiber optics. For shorter range and lower speed links, Nayna offers a variety of products that use a combination of copper wiring (such as Digital Subscriber Loop - DSL) and wireless links (such as WiFi technology).

Nayna, together with the companies which it has acquired, has raised more than $66 million in venture capital investment over the past six years, substantially all of which has been spent on product development. To date, Nayna has not generated any material revenues and Nayna continues to be a development stage company. As a result, as can be found in the audited financial statements contained in this prospectus, Nayna’s auditors have expressed substantial doubt as to Nayna’s ability to continue as a going concern. Nayna currently has sufficient funding to last through mid-October 2006, at which time Nayna will need to raise additional funds to continue operations. As part of the terms of the November 17, 2005 funding, Nayna will receive an additional $1.6 million upon effective registration of the shares underlying the Secured Callable Notes, which will provide sufficient funding for Nayna’s operations for an additional six months from October 2006.

Nayna's products are based on proprietary hardware and software implementations that are largely based on standard components and follow industry standards/specifications for compatibility. This approach makes Nayna's products more flexible and less costly and enables Nayna to address its customers’ needs swiftly without the cost or time required to make custom silicon chips. These high-performance, cost-effective systems are enhanced by intelligent software enforcement of Quality of Service (QoS), the enabling technology which prevents routine web browsing traffic from interfering with time sensitive traffic such a video and voice. Nayna QoS ensures security and performance by the separation of subscriber traffic by type and priority, and along with the high performance of its products positions Nayna to compete effectively in its target markets.

Nayna’s Ethernet-technology-based products marketed under the ExpressSTREAM brand are certified for a wide variety of applications including handling of advanced real time applications such as streaming content. Previous generations of network products were limited to average bandwidths of just a few hundred kilobits per second and a total of just 2.5 gigabits per second per system. However, Nayna's high end ExpressSTREAM system can be configured to handle up to 32 gigabits per second. This high throughput capacity is supported by high performance switching capacity of up to 48 million packets per second, compared to just 2 million packets per second in most office gigabit local area network, or LAN, switches. ExpressSTREAM's high performance switching fabric is the key to its excellent carrier class Quality of Service. Strong QoS in turn, provides Nayna the ability to maintain contract adherence while mixing and matching voice, data and video on the same links. In contrast, traditional office local area network products can only handle large data packets efficiently, such as connecting printers to personal computers.

On January 20, 2006, we completed the acquisition of substantially all of the assets of Abundance Networks, LLC. Based on SONET/SDH technology, the recently acquired Abundance Networks product line (now marketed by Nayna under the ExpressLIGHT brand) complements Nayna’s ethernet-based ExpressSTREAM products. Generally, SONET/SDH based products are employed in high-value sites because of their high-performance standards and near 100% guaranteed delivery rates. In contrast, Ethernet-based products are often employed in cost sensitive sites due to their lower costs and better utilizations rates. While Ethernet-based networks are less costly, they may drop some traffic during congestion at peak usage times.

With the ExpressSTREAM and ExpressLIGHT product lines, Nayna can now offer a full suite of complementary products that can be tailored to meet the desired reliability and cost goals of its potential customers. Going forward, we expect to offer potential customers a mixture of ExpressSTREAM and ExpressLIGHT products in a package tailored to their needs. We believe relative revenues from the two product lines will vary by customer and country; however, we expect that larger more established customers, who typically have larger installed bases of SONET/SDH equipment, will likely buy ExpressLIGHT products initially but over time will migrate their infrastructure to products utilizing ethernet-based products. Smaller, newer service providers, who typically have little or no SONET/SDH equipment deployed, are more likely to use ethernet-based ExpressSTREAM products.

The complex nature of broadband networks often leads to potential customers (service providers) performing a lengthy set of tests in their laboratory or at a special site before deciding to purchase the product. These evaluations may last several months to more than a year. Only after an evaluation has been completed will potential customers consider making the decision to deploy the system in a large scale to actual retail subscribers. It is standard industry business practice for the service provider to show interest by providing technical staff for the evaluation period and paying for an evaluation system. In turn, the system vendor typically offers the evaluation system at a discounted price and provides supporting technical staff. In consideration of this industry practice trial and evaluation sales are considered a reduction of business expense, whereas purchase orders for large scales deployments are classified as revenues.

During the six months ended June 30, 2006, we recognized our first recorded revenue of $336,000 based on sales of product to Crompton Greaves (India). In 2004 and 2005, we recognized approximately $171,000 and $425,000, respectively, from sales of our trial and evaluation equipment to customers such as the University of Every (France) and channel partners such as InformaCorp, Crystal-Clear.TV, EthoStream, HITs (Canada), Revenga (Spain), all of which has been classified as a reduction of expenses.

Our principal executive offices are located at 4699 Old Ironsides Drive, Suite 420, Santa Clara, California, 95054. Our main telephone number is (408) 956-8000. The address of our website is www.Nayna.com. Information on our website is not part of this prospectus.

Nayna and our logo are trademarks of Nayna Networks, Inc. All other trademarks, servicemarks or tradenames referred to in this prospectus are the property of their respective owners.

THE OFFERING

Common Stock offered by the selling stockholders
349,090,909 shares, includes 200% of the shares issuable upon conversion at the time of registration of the common stock underlying the (i) $4,800,000 of Callable Secured Convertible Notes based on a current conversion price of $0.0275 per share of our common stock, assuming full conversion of the Callable Secured Convertible Notes and (ii) warrants to purchase 2,940,000 shares of our common stock, assuming full exercise of the warrants; 2,438,786 shares of our common stock; and warrants to purchase 750,990 shares of our common stock, assuming full exercise of the warrants.

Common Stock outstanding before this Offering	42,620,348 shares

Common Stock to be outstanding after this Offering	219,604,588 shares including shares of common stock issuable upon exercise of convertible notes and warrants held by the selling stockholders.

OTC Bulletin Board Trading Symbol	NAYN

Use of Proceeds
We will receive no proceeds from the sale of shares of common stock in this offering. However, we may receive proceeds from any exercise of warrants by the selling stockholders. We expect to use the proceeds received from the exercise of the warrants, if any, for working capital and other general purposes.

Risk Factors	An investment in our common stock involves a high degree of risk. See "Risk Factors" beginning on page 4 of this prospectus.

The number of shares that will be outstanding after the offering is based on the number of shares outstanding as of October 6, 2006, on a proforma basis based on the number of shares into which the convertible notes would convert if converted on October 6, 2006, 174,545,455, and excludes 8,690,799 shares of common stock issuable upon exercise of outstanding stock options and 2,799,590 shares of common stock issuable upon exercise of warrants to purchase common stock outstanding as of October 6, 2006.

The shares being offered pursuant to this Offering will represent 80.59% of the outstanding shares following this Offering.

SUMMARY FINANCIAL DATA

Below is a brief analysis of the Summary Financial Data. A more complete discussion can be found in the section entitled Management’s Discussion and Analysis of Financial Conditions.

From the date of its inception on February 10, 2000 through June 30, 2006, the Company has operated, and will continue to operate through at least the third quarter of 2006, as a development stage company, devoting all of its efforts and resources to developing and testing new products and preparing for market introductions of its products.

THE THREE MONTHS ENDED JUNE 30, 2006 AS COMPARED TO THE THREE MONTHS ENDED JUNE 30, 2005

Revenues, Cost of Sales and Gross Profit

The Company continued to ship its ExpressLIGHT commercial products in the three months ended June 30, 2006 and recognized revenue of $19 and cost of goods of $48. During the three months ended June 30, 2005, the Company did not have any material revenue, cost of sales or gross profit. As a development stage company, any ExpressSTREAM revenues generated by trial and evaluation sales have been classified as a reduction of expenses.

Operating Expenses

Operating expenses include research and development, business development and general and administrative expenses. Total operating expenses for the three months ended June 30, 2006 and June 30, 2005 were $1.5 million and $1.7 million, respectively. The decrease of $0.2 million resulted primarily from the following:

Decreased research and development expenditures of $0.7 as a result of a decrease in salaries and wages and other labor associated expenses.

Decreased business development expenditures of $0.1 as a result of a decrease in the number of sales and marketing employees and a focus on large partners and channels; and

Increased general and administration expenditures of $0.6 as a result of legal, accounting, and other expenses related to the Company's increased obligations upon becoming a reporting enterprise and expenses related to the acquisition of certain assets, liabilities and technology of Abundance Networks, LLC.

Interest Expense

Interest expense for the three months ended June 30, 2006 and June 30, 2005, was $58 and $8, respectively. Such increase of $50 was primarily due to interest expense on notes payable and bridge loans. We also had unrealized gains related to derivative and warrant liabilities of $555 as compared to $0.

Interest Income

Interest income for the three months ended June 30, 2006 and June 30, 2005 was $2 and $0, respectively.

Net Loss

As a result of the foregoing factors, for the three months ended June 30, 2006 and June 30, 2005, the Company incurred a net loss of $1.1 million and $1.4 million, respectively.

During the Company's continuing development phase, it has consistently sustained operating losses and expects such losses to continue through the rest of fiscal 2006 and for the foreseeable future.

As of June 30, 2006 we had $52 in cash and cash equivalents as compared to $130 in cash and cash equivalents for June 30, 2005.

THE SIX MONTHS ENDED JUNE 30, 2006 AS COMPARED TO THE SIX MONTHS ENDED JUNE 30, 2005

Revenues, Cost of Sales and Gross Profit

The Company continued to ship its ExpressLIGHT commercial products in the six months ended June 30, 2006 and recognized revenue of $336 and cost of goods of $317. During the six months ended June 30, 2005, the Company did not have any material revenue, cost of sales or gross profit. As a development stage company, any ExpressSTREAM revenues generated by trial and evaluation sales have been classified as a reduction of expenses.

Operating Expenses

Operating expenses include research and development, business development and general and administrative expenses. Total operating expenses for the six months ended June 30, 2006 and June 30, 2005 were $3.8 million and $2.9 million, respectively. The increase of $0.9 million resulted primarily from the following:

Decreased research and development expenditures of $0.7 as a result of a decrease in salaries and wages and other labor associated expenses.

Decreased business development expenditures of $0.1 as a result of a decrease in the number of sales and marketing employees and a focus on large partners and channels; and

Increased general and administration expenditures of $1.7 as a result of legal, accounting, and other expenses related to the Company's increased obligations upon becoming a reporting enterprise and expenses related to the acquisition of certain assets, liabilities and technology of Abundance Networks, LLC.

Interest Expense

Interest expense for the six months ended June 30, 2006 and June 30, 2005, was $172 and $16, respectively. Such increase of $156 was primarily due to interest expense on notes payable and bridge loans. We also had unrealized gains related to derivative and warrant liabilities of $1,782 as compared to $0.

Interest Income

Interest income for the six months ended June 30, 2006 and June 30, 2005 was $2 and $0, respectively.

Net Loss

As a result of the foregoing factors, for the six months ended June 30, 2006 and June 30, 2005, the Company incurred a net loss of $2.2 million and $2.6 million, respectively.

During the Company's continuing development phase, it has consistently sustained operating losses and expects such losses to continue through the rest of fiscal 2006 and for the foreseeable future.

As of June 30, 2006 we had $52 in cash and cash equivalents as compared to $130 in cash and cash equivalents for June 30, 2005.

RESULTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2005 COMPARED TO THE YEAR ENDED DECEMBER 31, 2004

For the year ended December 31, 2005 and December 31, 2004, we did not have any material revenue, cost of sales or gross profit. As a development stage company, any revenues generated by trial and evaluation sales have been classified as a reduction of expenses

Our research and development expenses for the year ended December 31, 2005 decreased $85 to $2,886 compared to $2,971 for the year ended December 31, 2004. Research and development expenses decreased as a result of a further reduction of staff, which was partially offset by a slight increase in production of trial and test units and support.

Business development costs for the year ended December 31, 2005 decreased $258 to $753 compared to $1,011 for the year ended December 31, 2004 primarily due to a reduction in staff. The reduction in staff was consistent with the change in our selling strategy from direct sales to working with channel partners.

General and administrative costs for the year ended December 31, 2005 increased $1,315 to $2,384 compared to $1,069 for the year ended December 31, 2004 primarily due to the Company's increased obligations upon becoming a reporting enterprise and the costs associated with raising funds.

The financial information presented below is in thousands, except for per share data.

	Year Ended December 31,		Six Months Ended
STATEMENT OF OPERATIONS DATA:	2004	2005	June 30, 2006
Gross Profit	$-	$-	$19
Total operating expenses	5,051	5,938	3,816
Loss from operations	(5,051)	(5,938)	(3,797)
Net loss	(5,098)	(10,773)	(2,187)
Net loss per share - basic and diluted	$(0.21)	$(0.30)	$(0.06)

	December 31,		June 30,
BALANCE SHEET DATA:	2004	2005	2006
Cash and cash equivalents	$709	$1,782	$52
Working Capital (deficit)	(956)	(8,205)	(7,163)
Total assets	1,767	3,304	4,240
Total liabilities	3,138	10,280	10,400
Shareholders' equity (deficit)	$(1,371)	$(6,976)	$(6,160)

RISK FACTORS

Investing in our common stock entails substantial risk, including the potential loss of your entire investment. You should carefully consider the following factors as well as other information contained in this prospectus and any prospectus supplement before deciding to invest in our common stock.

FAILURE TO RAISE ADDITIONAL CAPITAL WILL HAVE A MATERIAL ADVERSE EFFECT ON OUR ABILITY TO OPERATE AS A GOING CONCERN.

We anticipate that our currently available funds are sufficient to meet our needs for working capital, capital expenditures and business expansion until mid-October. Upon effectiveness of this registration statement, the convertible note holders have committed to purchase an additional $1.6 million of notes. Proceeds from the sale of these notes will allow us to continue operations for an additional six months. Thereafter, we will need to raise additional funds. If the registration statement is not declared effective by mid-October, we will need to raise additional funds to continue our operations. If the registration is declared effective and any of our assumptions are incorrect, we may need to raise capital before the end of six months. Other than the commitment to purchase additional notes, we do not currently have any arrangement in place to raise additional funding. We cannot assure you that additional capital will be available on terms acceptable to us, or at all. Failure to raise sufficient additional capital would have a material adverse effect on our ability to operate as a going concern or to achieve our business objectives.

WE ARE A DEVELOPMENT STAGE COMPANY AND HAVE ONLY A LIMITED OPERATING HISTORY ON WHICH TO EVALUATE OUR POTENTIAL FOR FUTURE SUCCESS.

We have launched many of our products and services within the last two years and potential customers, such as service providers, routinely take many months to more than a year to evaluate a product before beginning limited field trials. Therefore, we have a limited operating history upon which you can evaluate our business and future prospects. In addition, since we are a development stage company, we have yet to develop sufficient experience in forecasting the actual revenues to be received from the sale of our products and services. If we are unsuccessful in addressing the risks and uncertainties commonly faced by development stage companies we may be unable to build a sustainable business model that will operate profitably.

WE EXPECT TO INCUR OPERATING LOSSES FOR THE FORESEEABLE FUTURE.

We continue to incur operating losses due primarily to product development costs and increasing sales and marketing expenses. In addition, we plan to invest heavily in marketing and promotion, the hiring of additional employees and to enhance our products and technologies through both internal development efforts and strategic acquisitions. As a result of these expenditures, we expect to incur net losses for a significant period of time. We believe these expenditures are necessary to build and maintain hardware and software technologies related to our products and to penetrate our target markets. If our revenue growth is slower than we anticipate or our operating expenses exceed our expectations, our losses will be significantly greater than they are at the present time and we may never achieve profitability. Because we have incurred losses since our inception, have current liabilities in excess of our current assets and do not have sufficient cash on hand to continue our operations for more than approximately seven months, our auditors have expressed substantial doubt about our ability to continue as a going concern.

ACQUISITIONS MAY DISRUPT OR OTHERWISE HAVE A NEGATIVE IMPACT ON OUR BUSINESS.

We may make additional acquisitions or investments in complementary businesses, products, services or technologies on an opportunistic basis when we believe they will assist us in carrying out our business strategy. Growth through acquisitions has been a successful strategy used by other networking equipment companies. We plan to use this as a strategy to grow our business and are in discussions with a number of parties relating to any such acquisition or investment. If we buy a company, then we could have difficulty in assimilating that company's personnel and operations. In addition, the key personnel of the acquired company may decide not to work for us. An acquisition could distract our management and employees and increase our expenses. Furthermore, we may have to incur debt or issue equity securities to pay for any future acquisitions, the issuance of which could be dilutive to our existing stockholders.

Past Nayna acquisitions include Abundance Networks for its SONET/SDH products and Xpeed Networks for its Passive Optical Networking (PON) products. In both cases the purpose was to expand Nayna’s product offerings within the broadband access market place. In connection with the acquisitions, we have encountered some difficulties including, combining infrastructures (such as email systems), changing work flows (such as project management and reviews of products under development) and need for simplification of management reporting. Future acquisitions may present greater difficulties relating to the integration of newly acquired companies.

OUR COMMON STOCK PRICE IS LIKELY TO BE HIGHLY VOLATILE AND THE CURRENT MARKET FOR OUR COMMON STOCK IS LIMITED.

The market price of our common stock will likely be highly volatile as the stock market in general, and the market for small cap and micro cap technology companies in particular, has been highly volatile. You may not be able to resell your shares of our common stock following periods of volatility because of the market's adverse reaction to volatility. We cannot assure you that our stock will trade at the same levels of other stocks in our industry or that our industry stocks in general will sustain their current market prices.

Factors that could cause such volatility may include, among other things:

•	actual or anticipated fluctuations in our quarterly operating results;
•	announcements of technological innovations;
•	changes in financial estimates by securities analysts;
•	conditions or trends in the network control and management industry;
•	changes in the market valuations of other such industry related companies; and
•	the acceptance of market makers and institutional investors of the Company and our stock.

In addition, our stock is currently traded on the NASD O-T-C Bulletin Board and it is uncertain that we will be able to successfully apply for listing on the American Stock Exchange or the NASDAQ National or Small Cap Markets in the foreseeable future due to our inability to satisfy their respective listing criteria. Failure to list our shares on any of the American Stock Exchange or the NASDAQ National or Small Cap Markets will impair the liquidity of our common stock.

THE APPLICATION OF THE "PENNY STOCK REGULATION" COULD ADVERSELY AFFECT THE MARKET PRICE OF OUR COMMON STOCK.

Our securities may be deemed a penny stock. Penny stocks generally are equity securities with a price of less than $5.00 per share other than securities registered on certain national securities exchanges or quoted on the NASDAQ Stock Market, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. Our securities may be subject to "penny stock rules" that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the "penny stock rules" require the delivery, prior to the transaction, of a disclosure schedule prescribed by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks.

Consequently, the "penny stock rules" may restrict the ability of broker-dealers to sell our securities and may have the effect of reducing the level of trading activity of our common stock in the secondary market. The foregoing required penny stock restrictions will not apply to our securities if such securities maintain a market price of $5.00 or greater. We can give no assurance that the price of our securities will reach or maintain such a level.

SALES OF OUR COMMON STOCK BY THE HOLDERS OF THE CONVERTIBLE NOTES AND WARRANTS MAY LOWER THE MARKET PRICE OF OUR COMMON STOCK AND PURCHASERS OF COMMON STOCK MAY EXPERIENCE SUBSTANTIAL DILUTION.

We are authorized to issue up to 1,000,000,000 shares of common stock. As of June 30, 2006, 8,779,399 shares of common stock were reserved for issuance upon exercise of our outstanding warrants and options other than those issued in connection with the notes and debentures, and an additional 354,970,909 shares of common stock were reserved for issuance upon conversion of the notes and debentures and exercise of the warrants issued in connection with the notes and bridge loans. As of June 30, 2006, there were 42,497,198 shares of common stock outstanding. Of these outstanding shares, 10,777,438 shares were freely tradable without restriction under the Securities Act of 1933, as amended, unless held by affiliates

As of October 6, 2006, $3.2 million principal amount of callable secured convertible notes were issued and outstanding. Within 5 days of the effectiveness of this registration statement, we will issue an additional $1.6 million in convertible notes to the investors for an aggregate total of $4.8 million in convertible notes. The notes are convertible into such number of shares of common stock as is determined by dividing the principal amount thereof by the lesser of the (a) then current variable conversion price and (b) $0.68 per share. If converted on October 6, 2006, the $4.8 million principal amount of notes would have been convertible into 174,545,455 shares of our common stock (or 177,485,455 shares if the warrants to purchase 2,940,000 shares were also exercised in full), but this number of shares could prove to be significantly greater in the event of a decrease in the trading price of the common stock.

As of October 6, 2006, warrants to purchase 1.6 million shares of common stock issued to the purchasers of the notes were outstanding. Within 5 days of the effectiveness of this registration statement, we will issue warrants to purchase an additional 800,000 shares to the investors for an aggregate total of warrants to purchase 2,400,000 shares. We have also issued warrants to purchase 360,000 of common stock to brokers involved with the financing. Within 5 days of the effectiveness of this registration statement, we will issue warrants to purchase an additional 180,000 shares to the brokers for an aggregate total of warrants to purchase 540,000 shares. All of these warrants are exercisable at $1.00 per share which price may be adjusted from time to time if we issue stock at less than $1.00 in the future. Warrants to purchase 980,000 shares of common stock expire on November 17, 2010, warrants to purchase 980,000 shares of common stock expire on December 28, 2010 and the remaining warrants to purchase 980,000 shares of common stock will expire five years from the date on which they are issued. The shares of common stock issuable upon exercise of these warrants are being registered pursuant to this registration statement.

Purchasers of common stock will experience substantial dilution of their investment upon conversion by the investors of a material portion of the notes. The notes are not registered and may be sold only if registered under the Securities Act of 1933, as amended, or sold in accordance with an applicable exemption from registration, such as Rule 144.

THE RATE AT WHICH THE NOTES MAY BE CONVERTED MAY RESULT IN THE NOTE HOLDERS ACQUIRING A SUBSTANTIALLY GREATER NUMBER OF SHARES THAN CURRENTLY ANTICIPATED, RESULTING IN FURTHER DILUTION TO PURCHASERS OF COMMON STOCK.

Because the notes are convertible at a floating rate based on a substantial discount, equal to the average of the lowest three inter-day trading prices during the twenty trading days immediately prior to the date the conversion notice is sent, discounted by forty-five percent, the lower the stock price at the time the holder converts, the more common shares the holder will receive. Furthermore, there is no limit on how low the conversion price can be, which means that there is no limit on the number of shares that we may be obligated to issue. This will result in further dilution to the purchasers of our common stock. To the extent the selling stockholders convert and then sell their common stock upon conversion of the notes, the common stock price may decrease due to the additional shares in the market, allowing the selling stockholders to convert their convertible notes into even greater amounts of common stock, the sales of which would further depress the stock price.

ALTHOUGH THE SELLING STOCKHOLDERS MAY NOT RECEIVE SHARES OF COMMON STOCK TOTALING MORE THAN 4.99% OF THE THEN-OUTSTANDING SHARES OF COMMON STOCK AT ONE TIME, THEY MAY EFFECTIVELY RECEIVE A GREATER NUMBER BY SELLING A PORTION OF THEIR HOLDINGS AND SUBSEQUENTLY RECEIVE MORE SHARES, RESULTING IN FURTHER DILUTION TO PURCHASERS OF OUR COMMON STOCK.

The conversion of the notes may result in substantial dilution to the interests of other holders of common stock, since the investors may ultimately convert and sell the full amount issuable on conversion under the notes. Even though the selling stockholders may not receive more than 4.99% of the then-outstanding common stock at one time, this restriction does not prevent them from selling some of their holdings and then receiving additional shares. In this way, the selling stockholders could sell more than these limits while never holding more than the limits. If this occurs, the holdings of purchasers of our common stock would be further diluted.

Each holder of these notes has agreed not to own more than 4.99% of our common stock at any one time; however, the number of shares into which the convertible notes can convert could prove to be significantly greater in the event of a decrease in the trading price of our common stock. The following table presents the number of shares of our common stock that we would be required to issue as of October 6, 2006 and the number of shares we would be required to issue if our common stock declined by 50% or 75%:

	As of October 6,	50% Decline	75% Decline

Conversion price per share:	$0.0275	$0.01325	$0.006875

Total shares issuable upon conversion of notes and exercise of warrants	177,485,455	352,030,909	701,121,818

Percentage of total outstanding Shares	4.99%	4.99%	4.99%

Percentage of total outstanding Shares (not taking into account the 4.99% ownership limitation)	80.68%	89.23%	94.29%

IF THE PRICE OF OUR COMMON STOCK DECLINES AS THE SELLING STOCKHOLDERS CONVERT AND SELL THEIR SHARES INTO THE MARKET, THE SELLING STOCKHOLDERS OR OTHERS MAY BE ENCOURAGED TO ENGAGE IN SHORT SELLING OUR STOCK, FURTHER DEPRESSING THE PRICE OF OUR COMMON STOCK.

The significant downward pressure on the price of the common stock as the selling stockholders convert and sell material amounts of common stock could encourage short sales by the selling stockholders or others. Short selling is the selling of a security that the seller does not own, or any sale that is completed by the delivery of a security borrowed by the seller. Short sellers assume that they will be able to buy the stock at a lower amount than the price at which they sold it short. Significant short selling of a company’s stock creates an incentive for market participants to reduce the vale of that company’s common stock. If a significant market for short selling our common stock develops, the market price of our common stock could be further and significantly depressed.

A DEFAULT BY US UNDER OUR 8% NOTES WOULD ENABLE THE HOLDERS OF OUR 8% NOTES TO TAKE CONTROL OF SUBSTANTIALLY ALL OF OUR ASSETS.

Our 8% notes are secured by a security agreement under which we pledged substantially all of our assets, including our goods, fixtures, equipment, inventory, contract rights and receivables. A default by us under the 8% notes would enable the holders to take control of substantially all of our assets. The holders of our 8% notes have no operating experience in the industry that could force us to substantially curtail or cease our operations.

OUR FAILURE TO COMPLY WITH THE TERMS OF THE CONVERTIBLE NOTES COULD LEAD TO AN ASSESSMENT OF LIQUIDATED DAMAGES BY THE HOLDERS OF THE CONVERTIBLE NOTES AND WARRANTS.

Under the registration rights agreement, if the registration statement relating to the securities offered by this prospectus is not declared effective by the Securities and Exchange Commission on or before March 17, 2006 or the investors cannot make sales under the registration statement for any period of time after the registration statement is declared effective, we are obligated to pay a registration default fee to the 8% note holders equal to the principal of the note outstanding multiplied by .02 multiplied by the sum of the number of additional months required for the registration statement to become effective (or on a pro rata basis). For example, if the registration statement becomes effective one (1) month after March 17, 2006, we would pay $5,000 for each $250,000 of outstanding note principal amount. If thereafter, sales could not be made pursuant to the registration statement for an additional period of one (1) month, we would pay an additional $5,000 for each $250,000 of outstanding note principal amount. Accordingly, our failure to have the registration statement declared effective by March 17, 2006 has resulted in the assessment of liquidated damages in the amount of $448,000 and will continue to result in the assessment of $64,000 per month for each additional month until this registration statement is declared effective.

In addition, we have agreed to have authorized a sufficient number of shares of our common stock to provide for the full conversion of the notes and exercise of the warrants then outstanding and to register and have reserved at all times for issuance at least two times the number of shares that is the actually issuable upon full conversion of the notes and full exercise of the warrants. Accordingly, our failure to comply with this covenant could result in the assessment of additional to liquidated damages against us.

Moreover, we are required to pay a penalty of $1,000 per day to the investors if we fail to deliver shares of our common stock upon conversion of the notes within five business days upon receipt of the conversion notice. In the event we default under the 8% notes, we have the ability to pay the resulting liquidated damages detailed above in shares of stock based on the conversion price of the notes. If we pay such liquidated damages in shares of stock, this may result in further dilution to our current investors.

WE MAY BE REQUIRED TO ISSUE A SUBSTANTIALLY GREATER NUMBER OF SHARES OF OUR COMMON STOCK IN CONNECTION WITH OUR PURCHASE OF SUBSTANTIALLY ALL OF THE ASSETS OF ABUNDANCE NETWORKS LLC, RESULTING IN FURTHER DILUTION TO PURCHASERS OF COMMON STOCK.

We may be required to issue up to 1,750,000 additional shares to Abundance Networks based on the achievement of certain revenue and earnings milestones. These shares are known as the earnout shares. In addition, if our stock has an average price of $2.00 on the one year anniversary of the closing or the date(s) on which earnout shares are issued or shares are released from escrow, the total number of shares issued will be adjusted through a True-up calculation by multiplying the original number of shares issued by $2.00 and dividing by the average of the closing prices of our common stock during the twenty consecutive trading days ending one day prior to the date of the adjustment. For a more complete discussion of the additional shares we may be required to issue to Abundance Networks, including the Escrow Shares, and the True-Up calculations, see “Recent Events” on page 26. As a result, the lower our stock price at the time of such adjustment, the more shares of common stock we will be required to issue. To illustrate, the following table presents the number of shares of our common stock that we would be required to issue to True-up the shares originally issued to Abundance Networks and the maximum number of shares to be released from escrow and to be issued upon achievement of the earnout milestones as of October 6, 2006 and the number of shares we would be required to issue if our common stock declined by 50% or 75%:

	As of October 6	50% Decline	75% Decline
Conversion price per share:	$0.05	$0.025	$0.0125

Shares issuable upon True-up of Original Issue	44,850,000	90,850,000	182,850,000

Shares Issuable upon True-up of Escrow Shares	13,650,000	27,650,000	55,650,000

Maximum Number of Earnout Shares issuable as adjusted for True-up	70,000,000	140,000,000	280,000,000

Total additional shares potentially issuable	128,500,000	258,500,000	518,500,000

IF WE LOSE THE SERVICES OF OUR PRESIDENT AND CHIEF EXECUTIVE OFFICER, NAVEEN BISHT, OR OTHER KEY PERSONNEL, WE MAY NOT BE ABLE TO EXECUTE OUR BUSINESS STRATEGY EFFECTIVELY.

Our future success depends in large part upon the continued services of Naveen Bisht, our President and Chief Executive Officer. The loss of Mr. Bisht could harm our ability to implement our business strategy and respond to the rapidly changing needs of our customers. In addition, we believe we will need to attract, retain and motivate talented management and other highly skilled employees to be successful. We may be unable to retain our key employees or attract, assimilate and retain other highly qualified employees in the future.

THE MARKET IN WHICH WE COMPETE IS SUBJECT TO RAPID TECHNOLOGICAL PROGRESS AND TO COMPETE SUCCESSFULLY WE MUST CONTINUALLY INTRODUCE NEW PRODUCTS THAT ACHIEVE BROAD MARKET ACCEPTANCE.

The network equipment market is characterized by rapid technological progress, frequent new product introductions, changes in customer requirements and evolving industry standards. If we do not regularly introduce new products in this dynamic environment, our product lines will become obsolete. Developments in routers and routing software could also significantly reduce demand for our products. Alternative technologies could achieve widespread market acceptance and displace the technology on which we have based our product architecture. We cannot assure you that our technological approach will achieve broad market acceptance or that of other technologies or devices will not supplant our own products and technology.

OUR PRODUCTS MUST COMPLY WITH EVOLVING INDUSTRY STANDARDS AND COMPLEX GOVERNMENT REGULATIONS OR ELSE OUR PRODUCTS MAY NOT BE WIDELY ACCEPTED, WHICH MAY PREVENT US FROM GROWING OUR NET REVENUE OR ACHIEVING PROFITABILITY.

The market for network equipment is characterized by the need to support industry standards as different standards emerge, evolve and achieve acceptance. We will not be competitive unless we continually introduce new products and product enhancements that meet these emerging standards. Our products must comply with various United States federal government regulations and standards defined by agencies such as the Federal Communications Commission, as well as standards established by various foreign governmental authorities and recommendations of the International Telecommunication Union (ITU) and the Institute of Electrical and Electronics Engineers (IEEE). If we do not comply with existing or evolving industry standards or if we fail to obtain timely domestic or foreign regulatory approvals or certificates, we will not be able to sell our products where these standards or regulations apply, which may prevent us from sustaining our net revenue or achieving profitability.

OUR FUTURE PERFORMANCE WILL DEPEND ON THE SUCCESSFUL DEVELOPMENT, INTRODUCTION AND MARKET ACCEPTANCE OF NEW AND ENHANCED PRODUCTS.

Our new and enhanced products must address customer requirements in a timely and cost-effective manner. In the past, we have experienced delays in product development and such delays may occur in the future. The introduction of new and enhanced products may cause our customers to defer or cancel orders for existing products. Therefore, to the extent customers defer or cancel orders in the expectation of new product releases, any delay in the development or introduction of new products could cause our operating results to suffer. The inability to achieve and maintain widespread levels of market acceptance for our current and future products may significantly impair our revenue growth.

OUR LIMITED ABILITY TO PROTECT OUR PROPRIETARY INTELLECTUAL PROPERTY RIGHTS MAY ADVERSELY AFFECT OUR ABILITY TO COMPETE.

We rely on a combination of patent, copyright, trademark and trade secret laws and restrictions on disclosure to protect our proprietary intellectual property rights. We cannot assure you that we have adequately protected our proprietary intellectual property or that other parties will not independently develop similar or competing products that do not infringe on our patents. We also enter into confidentiality or license agreements with our employees, consultants and corporate partners to protect our intellectual property. In addition, we control access to and limit the distribution of our software, documentation and other proprietary information. Despite our efforts to protect our proprietary intellectual property rights, unauthorized parties may attempt to copy or otherwise misappropriate or use our products or technology. If we are unsuccessful in protecting our proprietary intellectual property rights, our ability to compete may be adversely affected, thereby limiting our ability to operate our business profitably.

OUR LIMITED ABILITY TO DEFEND OURSELVES AGAINST INTELLECTUAL PROPERTY INFRINGEMENT CLAIMS MADE BY OTHERS MAY ADVERSELY AFFECT OUR ABILITY TO COMPETE.

Our industry is characterized by the existence of a large number of patents and frequent claims and related litigation regarding patent and other intellectual property rights. If we are found to infringe the proprietary rights of others, or if we otherwise settle such claims, we could be compelled to pay damages or royalties and either obtain a license to those intellectual property rights or alter our products so that they no longer infringe upon such proprietary rights. Such a license could be very expensive to obtain or may not be available at all. Similarly, changing our products or processes to avoid infringing the rights of others may be costly or impractical. Litigation resulting from claims that we are infringing the proprietary rights of others could result in substantial costs and a diversion of resources, and may limit our ability to operate our business profitably.

OUR DEPENDENCE ON CONTRACT MANUFACTURERS FOR SUBSTANTIALLY ALL OF OUR MANUFACTURING REQUIREMENTS COULD HARM OUR OPERATING RESULTS.

We rely on independent contractors to manufacture our products, such as Flextronics, which manufactures hardware (such as printed circuit boards - PCB(s) and mechanicals) for us. We do not have long-term contracts with any of these manufacturers. Delays in product shipments from contract manufacturers are not unusual. Similar or other problems may arise in the future, such as inferior quality, insufficient quantity of products or the interruption or discontinuance of operations of a manufacturer, any of which may limit our ability to operate our business profitably.

We do not know whether we will effectively manage our contract manufacturers or that these manufacturers will meet our future requirements for timely delivery of products of sufficient quality and quantity. We will continue to monitor the performance of our current contract manufacturers and if they are unable to meet our future requirements, we will need to transition to other manufacturers. We also intend to regularly introduce new products and product enhancements, which will require that we rapidly achieve volume production by coordinating our efforts with those of our suppliers and contract manufacturers. The inability of our contract manufacturers to provide us with adequate supplies of high-quality products or a reduction in the number of contract manufacturers may cause a delay in our ability to fulfill orders and may limit our ability to operate our business profitably.

IF OUR PRODUCTS CONTAIN UNDETECTED SOFTWARE OR HARDWARE ERRORS, WE COULD INCUR SIGNIFICANT UNEXPECTED EXPENSES AND LOSE SALES.

Network equipment products frequently contain undetected software or hardware errors when new products, versions or updates of existing products are first released to the marketplace. We have experienced such errors in connection with prior product releases. We expect that such errors or component failures will be found from time to time in the future in new or existing products, including the components incorporated therein, after the commencement of commercial shipments.

These errors may have a material adverse effect on our business and may result in the following, among other things:

•	significant warranty and repair costs;
•	diverting the attention of our engineering personnel from new product development efforts;
•	delaying the recognition of revenue; and
•	significant customer relations problems.

In addition, if our product is not accepted by customers due to defects, and such returns exceed the amount we accrued for defect returns based on our historical experience, our ability to operate our business profitably may be inhibited.

IF PROBLEMS OCCUR IN A COMPUTER OR COMMUNICATIONS NETWORK, EVEN IF UNRELATED TO OUR PRODUCTS, WE COULD INCUR UNEXPECTED EXPENSES AND LOSE SALES.

Our products must successfully interoperate with products from other vendors. As a result, when problems occur in a computer or communications network, it may be difficult to identify the sources of these problems. The occurrence of hardware and software errors, whether or not caused by our products, could result in the delay or loss of market acceptance of our products and any necessary revisions may cause us to incur significant expenses. The occurrence of any such problems would likely limit our ability to operate our business profitably.

WE EXPECT THE AVERAGE SELLING PRICES OF OUR PRODUCTS TO DECREASE, WHICH MAY INHIBIT OUR ABILITY TO OPERATE OUR BUSINESS PROFITABLY.

The network equipment industry has experienced a rapid erosion of average selling prices due to a number of factors, including competitive pricing pressures, promotional pricing, technological progress and lower selling prices as companies liquidated excess inventory resulting from the industry slowdown that began in the later part of 2000 and continued into 2004/2005. The industry slowdown has abated and we see the technological progress and global outsourcing as the main price drivers for looking into the future.

We anticipate that the average selling prices of our products will decrease in the future in response to the following, among other things:

•	competitive global pricing pressures;
•	discounting in the sales/distribution channels; and
•	new product introductions by us or our competitors.

We may experience substantial decreases in future operating results due to the erosion of our average selling prices. We expect competitive pressures to remain high due to outsourcing and technological progress and uncertainty of the broader economy. To mitigate the effects of price erosion, we are implementing outsourcing plans to reduce our costs. Our acquisition of Abundance Networks, which offices in Mumbai India, directly addresses the globalization trend, provides us with direct access to lower cost engineering talent and a lower cost sales channel to greater India. Furthermore, we use contract manufacturers for the production of our products and thus we are well positioned to meet customer demand at market prices by building in low cost off shore locations.

FAILURE TO SUCCESSFULLY EXPAND OUR SALES AND SUPPORT TEAMS OR EDUCATE THEM IN REGARD TO TECHNOLOGIES AND OUR PRODUCT FAMILIES MAY HARM OUR BUSINESS, FINANCIAL CONDITION AND OPERATING RESULTS.

The sale of our products and services requires a sophisticated sales effort that frequently involves several levels within a prospective customer's organization. We may not be able to increase net revenue unless we expand our sales and support teams in order to address all of the customer requirements necessary to sell our products.

We cannot assure you that we will be able to successfully integrate new employees into our company or to educate current and future employees in regard to rapidly evolving technologies and our product families. A failure to do so may hurt our business, financial condition and operating results.

WE MUST CONTINUE TO DEVELOP AND INCREASE THE PRODUCTIVITY OF OUR SALES AND DISTRIBUTION CHANNELS TO INCREASE NET REVENUE AND IMPROVE OUR OPERATING RESULTS.

Our sales channel includes our own direct sales people, large original equipment manufacturer, system integrators, agents, resellers and distributors. Outside sales channels require us to develop and cultivate strategic relationships and allocate substantial internal resources for the maintenance of such relationships. We may not be able to increase gross revenues unless we expand our sales channel and support teams to handle all of our customer requirements in a professional manner. If we are unable to expand our sales channel and support teams in a timely manner, and/or manage them in all cases, our business, financial condition and operating results may be hurt.

In addition, many of our sales channel partners also carry products they make themselves or that are made by our competitors. We cannot assure you that our sales channel partners will continue to market or sell our products effectively or continue to devote the resources necessary to provide us with effective sales, marketing and technical support. Their failure to do so may hurt our revenue growth and operating results.

SHARES OF OUR TOTAL OUTSTANDING SHARES THAT ARE RESTRICTED FROM IMMEDIATE RESALE BUT MAY BE SOLD INTO THE MARKET IN THE FUTURE COULD CAUSE THE MARKET PRICE OF OUR COMMON STOCK TO DROP SIGNIFICANTLY, EVEN IF OUR BUSINESS IS DOING WELL.

As of June 30, 2006, we had 42,497,198 shares of our common stock issued and outstanding of which 31,719,760 shares are restricted shares. Rule 144 provides, in essence, that a person holding "restricted securities" for a period of one year may sell only an amount every three months equal to the greater of (a) one percent of a company's issued and outstanding shares, or (b) the average weekly volume of sales during the four calendar weeks preceding the sale.

The amount of "restricted securities" which a person who is not an affiliate of our company may sell is not so limited, since non-affiliates may sell without volume limitation their shares held for two years if there is adequate current public information available concerning our company. In such an event, "restricted securities" would be eligible for sale to the public at an earlier date. The sale in the public market of such shares of Common Stock may adversely affect prevailing market prices of our Common Stock and could impair our ability to raise capital.

FORWARD LOOKING STATEMENTS

Information included in this Form SB-2 may contain forward-looking statements. These statements may involve known and unknown risks, uncertainties and other factors, including, among other things:

- general economic and business conditions, both nationally and in our markets,
- our history of losses,
- our expectations and estimates concerning future financial performance, financing plans and the impact of competition,- our ability to implement our growth strategy, - anticipated trends in our business, - advances in technologies, and - other risk factors set forth under "Risk Factors" in this prospectus.

These factors may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology. These forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that any projections included in these forward-looking statements will come to pass. Our actual results could differ materially from those expressed or implied by the forward-looking statements as a result of various factors. Except as required by applicable laws, we do not undertake any obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders. We will receive no proceeds from the sale of shares of common stock in this offering. However, we may receive the proceeds from the exercise of the Warrants by the selling stockholders. We expect to use the proceeds received from the exercise of the Warrants, if any, for general working capital purposes.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is quoted on the OTC Bulletin Board under the symbol "NAYN." Our common stock has been traded on the OTC Bulletin Board since April 4, 2005. Prior to that date, our common stock was not actively traded in the public market. For the periods indicated, the following table sets forth the high and low bid prices per share of common stock. These prices represent inter-dealer quotations without retail markup, markdown, or commission and may not necessarily represent actual transactions.

Quarter ended	High Bid	Low Bid
June 30, 2006	$0.28	$0.08
March 31, 2006	$0.58	$0.27
December 31, 2005	$1.14	$0.40
September 30, 2005	$0.918	$0.40
June 30, 2005	$2.10	$0.56

As of October 6, 2006, we had approximately 2,275 holders of our common stock. The number of record holders was determined from the records of our transfer agent and does not include beneficial owners of common stock whose shares are held in the names of various security brokers, dealers, and registered clearing agencies. The transfer agent of our common stock is Interwest Transfer Company, Inc., 1981 East Murray Holladay Road, Suite 100, Salt Lake City, UT 84117

On October 5, 2006, the closing price of our common stock on the OTCBB was $0.05.

DIVIDEND POLICY

We have not declared or paid any cash dividends on our common stock or other securities and do not anticipate paying any cash dividends in the foreseeable future. Any future determination to pay cash dividends will be at the discretion of the Board of Directors and will be dependent upon our financial condition, results of operations, capital requirements, and such other factors as the Board of Directors deem relevant.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The statements of operations data for the fiscal years ended December 31, 2005 and December 31, 2004, respectively, and for the cumulative period from February 10, 2000 (date of inception) to December 31, 2005 and the balance sheet data as of December 31, 2005 are derived from the audited financial statements, which are included elsewhere in this prospectus. The historical results are not necessarily indicative of the operating results to be expected in the future. The financial information contained herein as of June 30, 2006, for the three months ended June 30, 2006 and 2005, and for the cumulative period from February 10, 2000 (date of inception) to June 30, 2006 is unaudited. The condensed consolidated financial statements reflect all adjustments, consisting of only normal recurring accruals, which are, in the opinion of management, necessary for a fair statement of the results of the interim periods presented. The results of the Company's operations for any interim period are not necessarily indicative of the results of the Company's operations for any other interim period or for a full year. The data set forth below should be read in conjunction with, and is qualified in its entirety by reference to, our financial statements and notes thereto included elsewhere in this prospectus and with "Management's Discussion and Analysis of Financial Condition and Results of Operations".

This report contains certain forward-looking statements relating to future events or our future financial performance. These statements are subject to risks and uncertainties which could cause actual results to differ materially from those discussed in this report. You are cautioned not to place undue reliance on this information which speaks only as of the date of this report. We are not obligated to publicly update this information, whether as a result of new information, future events or otherwise, except to the extent we are required to do so in connection with our obligation to file reports with the SEC. For a discussion of the important risks related to our business and future operating performance, see the discussion under the caption “Item 1A. Risk Factors”.

Plan of Operations

Looking forward we intend to add emphasis on implementing cost reductions and tailoring our product’s features based market feedback and competitive analysis. For year 2006 and 2007, the following material expenses have been budgeted:

R&D		Timeframe 2H2006 Calendar Qtr	Budget $M	Timeframe 2007 Calendar Qtr	Budget $M

	General commercial availability for customer purchases and shipments of ExpressSTEAM PON products	CQ3	$0.1
	ExpressSTEAM PON product certification in India	CQ4	$0.1
	ExpressSTREAM product refinements based on customer suggestions and in-house analysis	CQ3	$0.2	CQ1 & CQ2	$0.6
	ExpressSTREAM cost reduction effort	CQ4	$0.2	CQ3 & CQ4	$0.4
	Migrate manufacturing capability from ExpressSTEAM PON products to India or low cost factories overseas	CQ3	$0.1
	ExpressLIGHT product refinements based on customer suggestions and in-house analysis	CQ3	$0.1
	ExpressLIGHT cost reduction effort	CQ4	$0.2	CQ1 & CQ2	$0.7
	Higher Speed ExpressLIGHT			CQ3 & CQ4	$0.8
	Sub-Total		$1.0		$2.5
Sales & Marketing

	On-going bidding on various Requests for Proposals (RFP) from customers	CQ3 & CQ4	$0.1	CQ1,2,3,4	$0.2
	Generate material revenues for the year ending December 31, 2006, commencing in the third quarter, based in part on our ongoing customer trials and evaluations as well as our recent agreement with WICE-NET Ltd. For the supply of products and services.	CQ3 & CQ4	$0.2	CQ1,2,3,4	$0.6
	Enhance Documentation			CQ1 & CQ2	$0.2
	Sub-Total		$0.3		$1.0
G&A
	Enhance mail servers & IT	CQ3	$0.1
	Reloate Mumbai offices into a larger facility	CQ4	$0.2
	Misc				$0.7
	Agents, Legal, Accounting, other	CQ3 & CQ4	$0.4	CQ1,2,3,4	$1.0
	Sub-Total		$0.7		$1.7
Other Expenses
	Field Support, Training etc.	CQ3 & CQ4	$0.1	CQ1,2,3,4	$0.4
	Sub-Total		$0.1		$0.4
	Grand Total		$2.1		$5.6

We intend to finance our projected operating losses until the combination of gross profits from sales of our products and services, the remaining $1.6 million from our November 17, 2005 funding and additional debt or equity financing provides us with sufficient cash to pay our current obligations when otherwise due.

Our management team extensively evaluated Abundance Network’s business, technology and current and potential customers prior to the acquisition. Based on this evaluation, we concluded that Abundance had expended substantial efforts in building its technology and its customer and channel partner relationships. We believed that Abundance’s products (ExpressLITE) and technology complimented our existing (ExpressSTREAM) products and technology and that a combination of our products and customer and channel relationships could lead to greater opportunities in the market for networking products and services. In addition, Abundance, through its Indian subsidiary, offered an opportunity to reduce our operating costs by allowing us to manufacture a portion of our products in India. As a result, we acquired substantially all of the assets of Abundance Networks LLC and its wholly-owned subsidiary on January 20, 2006. We expect the acquisition will have a positive effect on our business, financial condition and future prospects, both by increasing our pool of potential customers, products and services and by potentially reducing our production costs. We have already experienced some short term benefits of the acquisition as the former Abundance management team, whom we now employ, played an important role in helping us secure our recent agreement with WICE-NET, pursuant to which we will act as the exclusive provider for certain of the equipment and network solutions required by WICENET to deploy its multimedia services, such as set top boxes, ADSL+2 modems, internet routers and firewalls among others. Our agreement with WICENET has an initial term of one-year from March 22, 2006, however, it will automatically renew for additional one-year terms unless terminated by either party with advance notice. As with any acquisition, we face risks relating to the integration of Abundance’s former operations. If we are unable to integrate Abundance’s technology or personnel or fail to capitalize on Abundance’s customer relationships, the market for our combined products may not develop as expected.

Overview and Background

We were formed as a result of a merger and plan of reorganization between Rescon Technology, Inc., a Nevada corporation and publicly traded company, and Nayna Networks, Inc., a Delaware corporation and a private company. On April 1, 2005, Nayna merged into Rescon in a stock-for-stock transaction. In the merger, Rescon issued 32,249,947 shares of its restricted common stock and warrants to purchase 88,600 shares of its restricted common stock to the stockholders of Nayna and assumed options to purchase 4,948,631 shares of common stock in exchange for 100% of Nayna's issued and outstanding shares of common stock, warrants and options.

As a result of the merger, Rescon continued as the surviving corporation, Nayna became a wholly-owned subsidiary of Rescon and the stockholders of Nayna became stockholders of Rescon. The stockholders of Rescon prior to the merger owned approximately 10% of the issued and outstanding shares of Rescon common stock immediately following the merger. The stockholders of Nayna prior to the merger owned approximately 90% of the issued and outstanding shares of Rescon common stock immediately following the Merger.

As a result of the merger, Rescon assumed Nayna's operations and business plan and changed its name to Nayna Networks, Inc.

Financial information from February 10, 2000 (date of inception) through December 31, 2005 is the historical financial information of the Company.

We are a hardware and software development company that designs, develops and markets next generation broadband access products. Typical applications include high speed Internet access and advanced multi-media content delivery such as high definition TV on demand over the Internet. Typical customers include carriers, Cable TV service providers, integrators and corporations. Our flagship, ExpressSTREAM products, remove the performance bottlenecks typically found in access networks linking the service provider’s headend Point-of-Presence (POP/Central Office) to the subscriber’s home or office. The high quality and rich feature set of our products enables the Nayna Networks to address a wide variety of applications at up to several gigabits per second, from the lowest physical wiring transport level up to and through the highest end user software application layer. For longer reach higher speed links we use technology based on fiber optics. For shorter range and lower speed links we offer a variety of technologies that use a combination of copper wiring (such as Digital Subscriber Loop - DSL) and wireless links (such as WiFi technology). Our products are based on proprietary hardware and software implementations that are largely based on standard components and follow industry standards/specifications for compatibility. To date, we have not generated any material revenues and we continue to be a development stage company. As a result, our auditors have expressed substantial doubt as to our ability to continue as a going concern. We currently have sufficient funding to last through mid-October 2006, at which time we will need to raise additional funds to continue operations. As part of the terms of its November 17, 2005 funding, we expect to receive an additional $1.6M upon effective registration of the shares underlying the Secured Callable Notes, which will provide sufficient funding for an additional six months of operations from October 2006.

On January 20, 2006, pursuant to the terms of an Asset Purchase Agreement, we completed the acquisition of substantially all of the assets (including all tangible assets, intellectual property, contractual rights and employees and all outstanding capital stock of its wholly-owned subsidiary, Abundance Networks (India) Pvt. Ltd.) and certain of the liabilities (including approximately $600,000 of bank debt of its India subsidiary) of Abundance Networks, LLC, a privately held company that had been located in Shelton, Connecticut, that had provided Ethernet over Sonet/SDH, enterprise-class network products and services. The business formerly operated by Abundance Networks is now operated as a subsidiary of Nayna named Nayna Networks Broadband, Inc. Abundance Networks Indian subsidiary has been renamed Nayna Networks (India) Private Limited and is now a wholly-owned subsidiary of Nayna Networks Broadband, Inc.

Based on SONET/SDH technology, the recently acquired Abundance Networks product line (now marketed by Nayna under the ExpressLIGHT brand) complements Nayna’s Ethernet-based ExpressSTREAM products. Generally, SONET/SDH based products are employed in high-value sites because of their high-performance standards and near 100% guaranteed delivery rates. In contrast, Ethernet-based products are often employed in cost sensitive sites due to their lower costs and better utilizations rates. While Ethernet-based networks are less costly, they may drop some traffic during congestion at peak usage times.

With the ExpressSTREAM and ExpressLIGHT product lines, Nayna can now offer a full suite of complementary products that can be tailored to meet the desired reliability and cost goals of its potential customers. Going forward, we expect to offer potential customers a mixture of ExpressSTREAM and ExpressLIGHT products in a package tailored to their needs. We believe relative revenues from the two product lines will vary by customer and country; however, we expect that larger more established customers, who typically have larger installed bases of SONET/SDH equipment, will likely buy ExpressLIGHT products initially but over time will migrate their infrastructure to products utilizing ethernet-based products. Smaller, newer service providers, who typically have little or no SONET/SDH equipment deployed, are more likely to use ethernet-based ExpressSTREAM products.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

Development Stage Enterprise

Since its inception, although the Company has commenced its principal operations, it has not achieved a sufficient level of sales and market demand to become an established operating enterprise. Therefore, the Company is currently classified as a development stage enterprise under the Statement of Financial Accounting Standards ("SFASB") No. 7, "Accounting and Reporting by Development Stage Enterprises." Successful completion of the Company's development program and the attainment of profitable operations are dependent on future events, including, among other things, the receipt of adequate financing to continue its operations and fulfill its development activities and the achievement of a level of sales adequate to support the Company's cost structure. There can be no assurance that the Company will successfully accomplish these events.

The Company has experienced net losses since its inception and had an accumulated deficit of $66.3 million as of June 30, 2006. Such losses are attributable to cash and non-cash expenses resulting from costs incurred in the development of the Company's products and infrastructure. The Company expects operating losses to continue for the foreseeable future as it continues to develop and market its products. However, the Company's ability to continue its operations as a going concern is in doubt (see Note 10 - Going Concern). Regardless of when or if the Company is able to commercialize its products, the Company will require additional funding and may sell additional shares of its common stock or preferred stock through private placement or public offerings. There can be no assurance that the Company will be able to obtain additional debt or equity financing, if and when needed, on terms acceptable to the Company or at all. Any additional equity or convertible debt financing may involve substantial dilution to the Company's stockholders, restrictive covenants, or high interest costs. The failure to raise needed funds on sufficiently favorable terms could have a material adverse effect on the Company's business, operating results, and financial condition. The Company's long-term liquidity also depends upon its ability to increase revenues from the sale of its products and achieve profitability. The failure to achieve these goals could have a material adverse effect on the operating results and financial condition of the Company.

The successful accomplishment of future activities and initiatives cannot be determined at this time due to, among other things, current market conditions, the volatility of the Company's business and the industry in which it competes and other factors as are set forth herein under the caption "Risk Factors" and in other filings made, from time to time, with the Commission. There can be no assurance that the Company will have sufficient funds to execute its intended business plan or generate positive operating results.

Basis of Presentation

The information contained herein has been prepared by the Company in accordance with the rules of the Commission. The financial information contained herein as of June 30, 2006, for the three months ended June 30, 2006 and 2005, and for the cumulative period from February 10, 2000 (date of inception) to June 30, 2006 is unaudited. The condensed consolidated financial statements reflect all adjustments, consisting of only normal recurring accruals, which are, in the opinion of management, necessary for a fair statement of the results of the interim periods presented. The results of the Company's operations for any interim period are not necessarily indicative of the results of the Company's operations for any other interim period or for a full year.

All amounts set forth in the Notes to the Condensed Consolidated Financial Statements are in thousands (`000s), except per share data (except where specifically noted otherwise).

Principals of Consolidation

The consolidated financial statements have been prepared in accordance with accounting policies generally accepted in the United States of America and include the Company and its wholly owned subsidiaries. All inter-company transactions have been eliminated.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions. These estimates and assumptions affect the reported amounts of assets, liabilities, revenues, expenses and disclosures of contingent assets and liabilities at the date of the financial statements. Significant estimates include revenue recognition, inventory valuation, useful lives and the valuation of long-lived assets. Actual results could differ from these estimates. Additionally, a change in the facts and circumstances surrounding these estimates could result in a change to the estimates and could impact future results.

Revenue Recognition

The Company’s revenue recognition policy is consistent with applicable revenue recognition guidance and interpretations, including the requirements of Emerging Issues Task Force Issue No. 00-21 (“EITF 00-21”), Revenue Arrangements with Multiple Deliverables, Statement of Position 97-2 (“SOP 97-2”), Software Revenue Recognition, Statement of Position 81-1 (“SOP 81-1”) Accounting for Performance of Construction-Type and Certain Production Type Contracts, Staff Accounting Bulletin No. 104 (“SAB 104”), Revenue Recognition, and other applicable revenue recognition guidance and interpretations.

The Company records revenue when all four of the following criteria are met: (i) persuasive evidence that an arrangement exists; (ii) delivery of the products and/or services has occurred; (iii) the selling price is fixed or determinable, and (iv) collectibility is reasonably assured. Cash received in advance of revenue recognition is recorded as deferred revenue.

Revenue arrangements with multiple deliverables are evaluated to determine if the deliverables (items) can be divided into more than one unit of accounting. An item can generally be considered a separate unit of accounting if all of the following criteria are met:

•The delivered item(s) has value to the customer on a standalone basis;
•There is objective and reliable evidence of the fair value of the undelivered item(s); and
•If the arrangement includes a general right of return relative to the delivered item(s), delivery or performance of the undelivered item(s) is considered probable and substantially in the control of the Company.

Items which do not meet these criteria are combined into a single unit of accounting. If there is objective and reliable evidence of fair value for all units of accounting, the arrangement consideration is allocated to the separate units of accounting based on their relative fair values. In cases where there is objective and reliable evidence of the fair value(s) of the undelivered item(s) in an arrangement but no such evidence for one or more of the delivered item(s), the residual method is used to allocate the arrangement consideration. In cases in which there is not objective and reliable evidence of the fair value(s) of the undelivered item(s), the Company defers all revenue for the arrangement until the period in which the last item is delivered.

For revenue arrangements with multiple deliverables, upon shipment, devices, the Company has fair value for all remaining undelivered elements and recognizes the residual amount within the arrangement as revenue for the delivered items as prescribed in EITF 00-21. Revenues for the Company’s arrangements that include multiple elements are allocated to each undelivered element based on the fair value of each element. Fair value is determined based on the price charged when each element is sold separately and/or the price charged by third parties for similar services.

Net revenues from services such as customer support are initially deferred and then recognized on a straight-line basis over the term of the contract. Net revenues from services such as installations, equipment repairs, refurbishment arrangements, training and consulting are recognized as the services are rendered.

Inventory Valuation

As a development stage enterprise, the Company expenses all inventories to research and development until such time as commercial revenues may commence.

Impairment of Long-Lived Assets

The Company evaluates its long-lived assets, including property and equipment, for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. When the sum of the present value of future net cash flows expected to result from the use of the asset and its eventual disposition is less than its carrying amount, an impairment loss would be measured based on the discounted cash flows compared to the carrying amount.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all instruments with an original maturity of three months or less to be cash equivalents.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. Depreciation expense is determined using the straight-line method over the estimated useful lives of the respective assets, which are generally three to five years for computers, equipment and furniture. Depreciation on leasehold improvements is provided using the straight-line method over the shorter of the estimated useful lives of the improvements or the lease term. Expenditures for maintenance and repairs are charged to operating expense as incurred. Upon retirement or sale, the original cost and related accumulated depreciation are removed from the respective accounts, and the gains and losses are included in other income or expense.

Amortization of Intangible Assets

The total amount of purchased technology we received in the acquisition of Abundance is $3,655,000.  The residual value is estimated to be zero dollars over the period of the estimated product life cycle or 36 months. The amortization of the purchased technology is $101,527.77 a month or $304,458.31 in a calendar quarter.  Accordingly we have amortized $304,458 in quarters ending March 31, 2006 and June 30, 2006. As we acquired the purchased technology in January 2006, no previous amortization has been recorded for any of the previous five years.

Business and Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash, cash equivalents invested in deposits and trade receivables. The Company has not experienced any losses on its deposits of cash and cash equivalents. Management believes that the institutions are financially sound and, accordingly, minimal credit risk exists. The carrying values reported in the balance sheets for cash, cash equivalents and trade receivables approximate their fair values.

Research and Development

The Company accounts for research and development costs in accordance with Statement of Financial Accounting Standards ("SFAS") No. 2, "Accounting for Research and development Costs," and, accordingly, the Company expenses research and development costs when incurred.

Income Taxes

The Company recognizes deferred tax assets and liabilities for operating loss carry-forwards, tax credit carry-forwards and the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which the temporary differences are expected to be recovered or settled. A valuation allowance is recorded to reduce the carrying amounts of net deferred tax assets if there is uncertainty regarding their realization.

Stock-Based Compensation

The Company accounts for its stock-based employee compensation using the intrinsic value method in accordance with Accounting Principles Board (APB) Opinion No. 25, "Accounting for Stock Issued to Employees," and Financial Accounting Standards Board ("FASB") Interpretation ("FIN") No. 44, "Accounting for Certain Transactions Involving Stock Compensation."

Stock and other equity instruments issued to non-employees are accounted for in accordance with SFAS No. 123, "Accounting for Stock-Based Compensation," and EITF Issue No. 96-18, "Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services," and are valued using the Black-Scholes model.

No stock-based employee compensation cost related to stock options is reflected in net income (loss), as all options granted under the Company's stock-based compensation plans had an exercise price equal to fair value of the underlying common stock on the applicable grant date.

In July 2001, the FASB issued Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" ("SFAS 142"). SFAS 142 requires goodwill to be tested for impairment on an annual basis and between annual tests in certain circumstances, and written down when impaired, rather than being amortized as previous accounting standards required. Furthermore, SFAS 142 requires purchased intangible assets other than goodwill to be amortized over their useful lives unless these lives are determined to be indefinite.

RESULTS OF OPERATIONS

From the date of its inception on February 10, 2000 through June 30, 2006, the Company has operated, and will continue to operate through at least the third quarter of 2006, as a development stage company, devoting all of its efforts and resources to developing and testing new products and preparing for market introductions of its products.

The complex nature of broadband networks often leads to potential customers (service providers) performing a lengthy set of tests in their laboratory or at a special site before deciding to purchase the product. These evaluations may last several months to more than a year. Only after an evaluation has been completed will potential customers consider making the decision to deploy the system in a large scale to actual retail subscribers. It is standard industry business practice for the service provider to show interest by providing technical staff for the evaluation period and paying for an evaluation system. In turn, the system vendor typically offers the evaluation system at a discounted price and provides supporting technical staff. In consideration of this industry practice trial and evaluation sales are considered a reduction of business expense, whereas purchase orders for large scales deployments are classified as revenues.

The Three Months Ended June 30, 2006 as Compared to the Three Months ended June 30, 2005

Revenues, Cost of Sales and Gross Profit

The Company continued to ship its ExpressLIGHT commercial products in the three months ended June 30, 2006 and recognized revenue of $19 and cost of goods of $48. During the three months ended June 30, 2005, the Company did not have any material revenue, cost of sales or gross profit. As a development stage company, any ExpressSTREAM revenues generated by trial and evaluation sales have been classified as a reduction of expenses.

Operating Expenses

Operating expenses include research and development, business development and general and administrative expenses. Total operating expenses for three months ended June 30, 2006 and June 30, 2005 were $1.5 million and $1.7 million, respectively. The decrease of $0.2 million resulted primarily from the following:

Decreased research and development expenditures of $0.7 as a result of a decrease in salaries and wages and related labor related expenses.

Decreased business development expenditures of $0.1 as a result of a decrease in the number of sales and marketing employees in order to reduce expenses by focusing on large partners and channels, which do not require as large a sales staff as otherwise to serve customers and smaller channel partners.

Increased general and administration expenditures of $0.6 as a result of legal, accounting, and other expenses related to the Company's increased obligations upon becoming a reporting enterprise and expenses related to the acquisition of certain assets, liabilities and technology of Abundance Networks, LLC.

Interest Expense

Interest expense for the three months ended June 30, 2006 and June 30, 2005, was $58 and $8, respectively. Such increase of $50 was primarily due to interest expense on the callable secured convertible notes and the bridge loans. We also recorded unrealized gains from derivative and warrant liabilities of $555 as compared to $0.

Interest Income

Interest income for the three months ended June 30, 2006 and June 30, 2005 was $2 and $0, respectively.

Net Loss

As a result of the foregoing factors, for the three months ended June 30, 2006 and June 30, 2005, the Company incurred a net loss of $1.1 million and $1.4 million, respectively.

During the Company's continuing development phase, it has consistently sustained operating losses and expects such losses to continue through the rest of fiscal 2006 and for the foreseeable future.

Basic Earnings per Share

SFAS 40(c) requires that securities that could potentially dilute basic earnings per share in the future be disclosed.  The common shares outstanding before this offering are 42,620,348.  The common shares estimated to be outstanding after this offering are 219,604,588 including shares of common issuable upon exercise of convertible notes and warrants held by selling shareholders.

The basic and diluted earnings per share of for three months ended June 30, 2006 is ($.03).  The earnings per share if all shares above were issued with this registration would approximately ($.0049).  This actual calculation would be adjusted for the weighted average of shares outstanding in each period.

The Six Months Ended June 30, 2006 as Compared to the Six Months Ended June 30, 2005

Revenues, Cost of Sales and Gross Profit

The Company continued to ship its ExpressLIGHT commercial products in the six months ended June 30, 2006 and recognized revenue of $336 and cost of goods of $317. During the six months ended June 30, 2005, the Company did not have any material revenue, cost of sales or gross profit. As a development stage company, any ExpressSTREAM revenues generated by trial and evaluation sales have been classified as a reduction of expenses.

Operating Expenses

Operating expenses include research and development, business development and general and administrative expenses. Total operating expenses for the six months ended June 30, 2006 and June 30, 2005 were $3.8 million and $2.9 million, respectively. The increase of $0.9 million resulted primarily from the following:

Decreased research and development expenditures of $0.7 as a result of a decrease in salaries and wages and other labor associated expenses.

Decreased business development expenditures of $0.1 as a result of a decrease in the number of sales and marketing employees and a focus on large partners and channels; and

Increased general and administration expenditures of $1.7 as a result of legal, accounting, and other expenses related to the Company's increased obligations upon becoming a reporting enterprise and expenses related to the acquisition of certain assets, liabilities and technology of Abundance Networks, LLC.

Interest Expense

Interest expense for the six months ended June 30, 2006 and June 30, 2005, was $172 and $16, respectively. Such increase of $156 was primarily due to interest expense on notes payable and bridge loans. We also had unrealized gains related to derivative and warrant liabilities of $1,782 as compared to $0.

Interest Income

Interest income for the six months ended June 30, 2006 and June 30, 2005 was $2 and $0, respectively.

Net Loss

As a result of the foregoing factors, for the six months ended June 30, 2006 and June 30, 2005, the Company incurred a net loss of $2.2 million and $2.6 million, respectively.

During the Company's continuing development phase, it has consistently sustained operating losses and expects such losses to continue through the rest of fiscal 2006 and for the foreseeable future.

As of June 30, 2006 we had $52 in cash and cash equivalents as compared to $130 in cash and cash equivalents for June 30, 2005.

The Year Ended December 31, 2005 as Compared to the Year Ended December 31, 2004

Revenues, Cost of Sales and Gross Profit

For the year ended December 31, 2005 and December 31, 2004, we did not have any material revenue, cost of sales or gross profit. As a development stage company, any revenues generated by trial and evaluation sales have been classified as a reduction of expenses. In 2004 and 2005 we recognized approximately $425,000 and $171,000, respectively, from sales of our trial and evaluation equipment to customers such as the University of Every (France) and channel partners such as InformaCorp, Crystal-Clear.TV, EthoStream, HITs (Canada), Revenga (Spain), and a number of other customer as mentioned below in the table. All of these sales have been classified as a reduction of expenses.

	Customer	Year 2004	Year 2005

1.	Air2Data, Revenue	$1,226	$1,099
2.	Bestcomm Networks		$86,445
3.	CPU Inc.	$17,707
4.	DSL Inc,	$13,186
5.	Ethostream	$931	$81,520
6.	Large European Operator	$18,272
7.	Galbrax	$49,659
8.	Hits Entertainment	$16,795	$13,138
9.	Govt Agency, Asia		$17,388
10.	Informacorp		$6,724
11.	INtech Systems		$1,151
12.	ItalGM	$25,903
13.	Katalyst	$21,509
14.	Equipment Vendor, Asia		$44,054
15.	Eqipment Vendor, Europe	$7,576
16.	Novotec, Japan	$17,307	$18,280
17.	Revenga, Spain	$67,416
18.	Smartcom, Europe		$16,436
19.	Takachiho, Japan	$15,013	$2,000
20.	Wifi Hotels Inc.	$2,304	$331
21.	Capey France		$6,510
22.	Chip Vendor		$17,596
23.	Circle Computer		$1,036
24.	CLC Networks		$163
25.	Crystal Clear TV		$2,014
26.	E-Electroncis Corp		$2500
27.	Nicom Networks	$1,809	$331
	Total Sales	$425,000	$171,000

Research and development expenses

Our research and development expenses for the year ended December 31, 2005 decreased $0.1 million to $2.9 million compared to $3.0 million for the year ended December 31, 2004. Research and development expenses decreased as a result of a further reduction of staff, which was partially offset by a slight increase in production of trial and test units and support.

Business development expenses

Business development costs for the year ended December 31, 2005 decreased $0.3 million to $0.7 million compared to $1.0 million for the year ended December 31, 2004 primarily due to a reduction in staff. The reduction in staff was consistent with the change in our selling strategy from direct sales to working with channel partners.

General and administrative expenses

General and administrative costs for the year ended December 31, 2005 increased by $1.3 million to $2.4 million compared to $1.1 million for the year ended December 31, 2004 primarily due to the Company's increased obligations upon becoming a reporting enterprise and the costs associated with raising funds.

Interest income and expense

Interest income and expense for the year ended December 31, 2005 increased by $101 to $127 compared to $26 for the year ended December 31, 2004 primarily due to the increase in debt.

Gain (Loss) on sale of assets

The loss on sale of assets for the year ended December 31, 2005 decreased $12 to $0 compared to a loss of $12 for the year ended December 31, 2004. In June 2005, the Company sold some equipment to a leasing company for $1.4 million and immediately executed a 24 month operational lease.  Under the terms of the lease the Company has agreed to pay, on a quarterly basis, $179 over the term of the lease. At the end of the lease the Company has the right to return the equipment, negotiate a re-lease, or purchase the equipment at fair market value. The sale was primarily a financing instrument and as such no gain or loss will be recognized.

Impairment of goodwill and other intangible assets

The impairment of goodwill for the year ended December 31, 2005 increased to $3,712 compared to $9 for the year ended December 31, 2004 primarily due to the write off associated with the reverse merger of Nayna Networks, Inc. into ResCon Technology Corporation.

Net Income

For the year ended December 31, 2005, the Company reported net losses applicable to common stockholders of $10,773 as compared to net losses of $5,098 for the same period in 2004.

Off-Balance Sheet Arrangements

None.

Liquidity and Capital Resources

As of June 30, 2006 we had a working capital deficit of $7.2 million and $52 in cash and cash equivalents which represents a decrease of $1.0 million at December 31, 2005.

On July 11, 2006, we borrowed $100,000 from Investment Partnership Tsunami 2000-No.1, an accredited investor, pursuant to the terms of a convertible promissory note. The note accrues interest at 8% per annum and becomes due and payable upon the earlier to occur of January 31, 2007 or an event of default (as defined in the note). The note is automatically convertible into shares of our common stock upon the occurrence of a qualified equity offering which occurs prior to the note’s maturity date, or, if such an equity offering does not occurred prior to the maturity date, the note may be converted into shares of our common stock at the option of the holder.

In November 2005, we entered into a securities purchase agreement which provides for the purchase and sale of convertible notes and warrants. Under the securities purchase agreement, we will receive up to $4.8 million from the convertible note holders, and they will receive in return a corresponding amount of our 8% callable secured convertible notes and warrants to purchase up to an aggregate of 2,400,000 shares of common stock. In addition, we also issued 100,000 shares of our common stock and under the terms of the agreement will issue warrants to purchase up to 540,000 shares of common stock to two brokers, Laidlaw & Company and Stonegate Securities, LLC who helped to find purchasers for our November 2005 private placement. The terms of the notes provide for full payment on or before the third anniversary date of issuance, with interest of 8% per annum, which may be converted at any time at the lesser of (i) $0.68 or (ii) the average of the lowest three inter-day trading prices during the twenty trading days immediately prior to the date the conversion notice is sent, discounted by forty-five percent. The terms of the warrants entitle each convertible note holder to purchase shares of our common stock at a price equal to $1.00 per share before the fifth anniversary date of the issuance. Under the related registration rights agreement, we agreed to register all of the shares underlying such convertible notes and warrants to allow the convertible note holders to sell them in a public offering or other distribution.

On November 17, 2005, the investors purchased (i) $1.6 million of the 8% convertible notes, none of which have been converted, and (ii) warrants to purchase up to 800,000 shares, none of which have been exercised. In addition, we have issued 100,000 shares of common stock and warrants to purchase up to an additional 180,000 shares of common stock to two brokers, Laidlaw & Company and Stonegate Securities, LLC, who helped to identify purchasers for this private placement.

On December 28, 2005, as a result of the initial filing of this registration statement, the investors purchased $1.6 million of the 8% convertible notes, none of which have been converted, and warrants to purchase up to 800,000 shares, none of which have been exercised. In addition, we have issued warrants to purchase up to an additional 180,000 shares of common stock to two brokers, Laidlaw & Company and Stonegate Securities, LLC.

Under the terms of the securities purchase agreement, subject to the satisfaction of additional conditions, the investors are obligated to purchase an additional $1.6 million of our 8% notes and warrants to purchase 800,000 shares of our common stock within five days following the date this registration statement is declared effective by the Securities and Exchange Commission. The additional conditions that must be satisfied by the Company prior to the purchase by the investors of the remaining convertible notes and warrants consist of the following: (i) the Company's representations and warranties contained in the securities purchase agreement are true and correct in all material respects on the date of purchase; (ii) there is no litigation, statute, rule, regulation, executive order, decree, ruling or injunction that has been enacted, entered, promulgated or endorsed by or in any court or government authority of competent jurisdiction or any self-regulatory organization having requisite authority which prohibits the transactions contemplated by the securities purchase agreement; (iii) no event has occurred which could reasonably be expected to have a material adverse effect on the Company; (iv) the shares of common stock underlying the convertible notes and warrants have been authorized for quotation on the Over-The-Counter Bulletin Board, or OTCBB, and trading in our common stock on the OTCBB has not been suspended by the Securities and Exchange Commission or the OTCBB; (v) the Company shall provide a legal opinion to the investors; and (vi) the Company shall provide certain certificates of its officers to the investors regarding the Company's capitalization and the truth and correctness of its representations and warranties in the securities purchase agreement. If the registration statement is not declared effective, the investors have no obligation to purchase the remaining 8% convertible notes or the related warrants.

Under the registration rights agreement, if the registration statement relating to the securities offered by this prospectus is not declared effective by the Securities and Exchange Commission on or before March 17, 2006 or the investors cannot make sales under the registration statement for any period of time after the registration statement is declared effective, we are obligated to pay a registration default fee to the 8% note holders equal to the principal of the note outstanding multiplied by .02 multiplied by the sum of the number of additional months required for the registration statement to become effective (or on a pro rata basis). For example, if the registration statement becomes effective one (1) month after March 17, 2006, we would pay $5,000 for each $250,000 of outstanding note principal amount. If thereafter, sales could not be made pursuant to the registration statement for an additional period of one (1) month, we would pay an additional $5,000 for each $250,000 of outstanding note principal amount. Accordingly, our failure to have the registration statement declared effective by March 17, 2006 has resulted in the assessment of liquidated damages in the amount of $320,000 and will continue to result in the assessment of $64,000 per month for each additional month until this registration statement is declared effective.

During 2005, we borrowed $1.2 million from accredited investors. In connection with these loans, we issued warrants to purchase 750,990 shares of our common stock and agreed to register shares obtained upon exercise of these warrants with the Securities and Exchange Commission. The notes accrue interest at 8% per annum and have effective dates that range from April 27, 2005 to November 2, 2005. The warrants terminate three years from the date of issuance and the exercise prices were determined by using the average volume weighted share price for the ten (10) trading days prior to issuance of the related notes and range from $0.71 per share to $2.08 per share. The notes had original maturity dates 120 days from date of issuance but all have been modified to extend the maturity dates to December 31, 2006.

We believe the cash and cash equivalents on hand at October 6, 2006 will be sufficient to support our growth operations through mid-October 2006, without relying on income revenue from sales. We expect that the additional $1.6 of funds to be received when the registration statement becomes effective will support our operations for an additional six months. We expect that additional funds will need to be raised through the issuance of equity or convertible debt securities during the fourth quarter of 2006 in order to sustain the Company’s operations through December 31, 2006.

Recent Events

Abundance Networks, LLC.

On January 20, 2006, pursuant to the terms of an Asset Purchase Agreement, we completed the acquisition of Abundance Networks, LLC, a privately held company that had been located in Shelton, Connecticut, that had provided Ethernet over SONET/SDH, enterprise-class network products and services. The business formerly operated by Abundance Networks is now operated as a subsidiary of Nayna named Nayna Networks Broadband, Inc. Abundance Network’s Indian subsidiary has been renamed Nayna Networks (India) Private Limited and is now a wholly-owned subsidiary of Nayna Networks Broadband, Inc.

Under the terms of the Asset Purchase Agreement, substantially all of Abundance Networks' assets and certain of its liabilities were transferred to a wholly-owned subsidiary of Nayna, and Nayna issued shares of its common stock to Abundance Networks. At the closing, Nayna issued Abundance Networks 1,150,000 shares (the "Original Issue") plus the number of shares obtained by dividing $500,000 by the average of the closing prices of Nayna’s common stock during the twenty consecutive trading days ending one day prior to the closing date, as traded on the OTCBB, the actual shares issued were 1,020,408 shares of common stock, or a total of 2,170,408. An amount of 350,000 of the shares (the "Indemnification Shares") are being held in escrow for fifteen months to satisfy any indemnification claims by the Company during such period (the "Indemnification Period"). Up to an additional 1,750,000 shares (the "Earnout Shares") may be issued to Abundance Networks, based on achievement of certain revenue and earnings milestones. If (a) on the one-year anniversary of the closing, the Original Issue shares do not have an average closing price of at least $2.00 per share, or (b) on the conclusion of the Indemnification Period, the Indemnification Shares do not have an average closing price of at least $2.00 per share, or (c) on the date that any of the Earnout Shares become due and issuable, any such Earnout Shares do not have an average closing price of at least $2.00 per share, such issuances are subject to a true-up calculation, whereby, the total number of shares issued may be adjusted by multiplying the original number of shares issued by $2.00 and dividing by the average of the closing prices of Nayna's common stock during the twenty consecutive trading days ending one day prior to the date of the adjustment, as traded on the OTCBB (or other national exchange) (each such adjustment, a "True-up"). To illustrate, the following table presents the number of shares of our common stock that we would be required to issue to True-up the Original Issue and all shares potentially issuable upon the True-up of the Indemnification Shares and the Earnout Shares (assuming that all Indemnification Shares are released from escrow and the maximum number of Earnout Shares have been earned) as of June 30, 2006 and the number of shares we would be required to issue if our common stock declined by 50% or 75%:

	As of October 6	50% Decline	75% Decline
Conversion price per share:	$0.05	$0.025	$0.0125

Shares issuable upon True-up of Original Issue	44,850,000	90,850,000	182,850,000

Shares Issuable upon True-up of Escrow Shares	13,650,000	27,650,000	55,650,000

Maximum Number of Earnout Shares issuable as adjusted for True-up	70,000,000	140,000,000	280,000,000

Total additional shares potentially issuable	128,500,000	258,500,000	518,500,000

Our management team extensively evaluated Abundance Network’s business, technology and current and potential customers prior to the acquisition. Based on this evaluation, we concluded that Abundance had expended substantial efforts in building its technology and its customer and channel partner relationships. We believed that Abundance’s products and technology complimented our existing products and technology and that a combination of our products and customer and channel relationships could lead to greater opportunities in the market for networking products and services. In addition, Abundance, through its Indian subsidiary, offered an opportunity to reduce our operating costs by allowing us to manufacture a portion of our products in India. As a result, we acquired substantially all of the assets of Abundance Networks LLC and its wholly-owned subsidiary on January 20, 2006. We expect the acquisition will have a positive effect on our business, financial condition and future prospects, both by increasing our pool of potential customers, products and services and by potentially reducing our production costs. We have already experienced some short term benefits of the acquisition as the former Abundance management team and their customer relationships played an important role in helping us secure our recent agreement with WICENET. As with any acquisition, we face risks relating to the integration of Abundance’s former operations. If we are unable to integrate Abundance’s technology or personnel or fail to capitalize on Abundance’s customer relationships, the market for our combined products may not develop as expected.

UNAUDITED CONDENSED PROFORMa financial statements

The following financial statements are presented on a proforma basis to include the Asset Purchase Agreement for Abundance Networks LLC’s assets and the November 17, 2005 private placement of $4.8 million Secured Callable Notes.

UNAUDITED PRO FORMA CONDENSED
COMBINED STATEMENT OF OPERATIONS
(000's) except share and per share data

	for the year ending	for the year ending		For the six months ending
	December 31, 2005	December 31, 2005	PRO FORMA	June 30, 2006
	NAYNA	ABUNDANCE	COMBINED
Sales	0	$40	$40	$336
Cost of sales	0	578	578	317
Gross profit	-	(538)	(538)	19

Operating expenses:
Engineering	2,886	87	2,973	1,200
Sales and marketing	753	13	766	288
General and administrative	2,299	59	2,358	2,328
Total operating expenses	5,938	159	6,097	3,816

Loss from operations	(5,938)	(697)	(6,635)	(3,797)

Loss on sales of assets			0	0
Other income (Derivative Adjustment)	(997)	-	(997)	1,782
Interest expense	(126)	(69)	(195)	(172)
Merger Related Cost
Impairment of Goodwill	(3,712)		(3,712)
				0

Net Income (Loss)	$(10,773)	$(766)	$(11,539)	$(2,187)

Weighted Average number of shares; basic and diluted	35,889,509	2,170,408	38,059,917	38,094,489

Net loss per share, basic	$(0.30)	(0.35)	$(0.30)	(0.06)
	$		$

UNAUDITED PRO FORMA CONDENSED
COMBINED STATEMENT OF OPERATIONS
(000's) except share and per share data

	for the 20 day period ending	for the 20 day period ending		For the six months ending
	January 20, 2006	January 20, 2006	PRO FORMA	June 30, 2006
	NAYNA	ABUNDANCE	COMBINED
Sales	10	$11	$21	$336
Cost of sales	23		23	317
Gross profit	(13)	11	(2)	19

Operating expenses:
Research and development	137		137	1,200
Business Development	58		58	288
General and administrative	60	3	63	2,328
Total operating expenses	255	3	258	3,816

Loss from operations	(267)	8	(260)	(3,797)

Loss on sales of assets			0	-
Other income (Derivative Adjustment)				1,782
Interest expense	(25)		(25)	(172)
Merger Related Cost	(1)		(1)
Impairment of Goodwill
	(100)		(100)
	(126)		(126)
Net Income (Loss)	$(394))	$8	$(386)	$(2,187)

Weighted Average number of shares; basic and diluted	35,889,509	2,170,408	38,059,917	38,094,489

Net loss per share, basic	$(0.011))	.0036	$(0.010)	(0.06)

Note:

On January 20, 2006, the Company completed the acquisition of substantially all of the assets and certain liabilities of Abundance Networks, Inc. (Abundance), including its wholly owned subsidiary, Abundance Networks (India) Pvt. Ltd. Abundance is a privately held company located in Shelton, Connecticut, that provides Ethernet over Sonet/SDH, enterprise-class network solutions and services. The fair market value of this transaction was $3,500,000 or the value of 1,750,000 original issue shares at a calculated value of $2 per share.

Of these 1,750,000 shares, 1,150,000 shares were issued subject to a subsequent true-up calculation, 250,000 shares were issued with a true-up calculation and 350,000 were held for future indemnification and a subsequent true-up calculation.

At the closing, Nayna issued Abundance Networks 1,150,000 shares ("Original Issue") that will be subject to true-up calculation at a subsequent date, plus the number of shares obtained by dividing $500,000 (250,000 times $2) by the average of the closing prices of Nayna’s common stock during the twenty consecutive trading days ending one day prior to the closing date, as traded on the OTCBB, the actual shares issued were 1,020,408 shares of common stock, or a total of 2,170,408 shares issued. An amount of 350,000 of the shares (the "Indemnification Shares") are being held in escrow for fifteen months to satisfy any indemnification claims by the Company during such period (the "Indemnification Period").

The purchase consideration of $3,000 is allocated as follows:

Cash and receivables	$362
Intellectual property	3,655
Liabilities assumed	(517)

$3,500

Amortization of the acquired Abundance intellectual property started in January 2006 in conjunction with the closing of the acquisition. The amortization period is 36 months.

To determine the Fair Market Value of Abundance, the following factors such as the Going-Concern Value, Liquidation Value and Book Values and any other applicable relationships that may bear on this analysis, were examined.

The concept of going-concern value is not a standard of value but an assumption about the status of the business. It merely means that the business is being valued as a viable operating entity, it has assets and inventory in place, its work force in place and its doors open for business with no imminent threat of discontinuance as a going concern.

Liquidation value means the net amount that can be realized if the business is terminated and the assets sold off piecemeal. The term orderly liquidation means that the assets are sold over a reasonable period of time, attempting to get the best available price for each asset.

Book value does not represent any standard of value at all. It is an accounting term meaning the sum of the asset accounts, net of depreciation and amortization, less the liability accounts, as shown on the balance. Assets usually are accounted for at historical cost, less depreciation computed by one of the various methods. Some assets my be completely written off the books. Liabilities are usually shown at face value. Intangibles assets normally do not appear on the balance sheet unless they were purchased or the actual cost of development was recorded. Neither contingent assets nor contingent liabilities are recorded on the books.

BUSINESS

Introduction

We were formed as a result of a merger and plan of reorganization between Rescon Technology, Inc., a Nevada corporation and publicly traded company, and Nayna Networks, Inc., a Delaware corporation and a private company. On April 1, 2005, Nayna merged into Rescon in a stock-for-stock transaction. In the merger, Rescon issued 32,249,947 shares of its restricted common stock and warrants to purchase 88,600 shares of its restricted common stock to the stockholders of Nayna and assumed options to purchase 4,948,631 shares of common stock in exchange for 100% of Nayna's issued and outstanding shares of common stock, warrants and options.

As a result of the merger, Rescon continued as the surviving corporation, Nayna became a wholly-owned subsidiary of Rescon and the stockholders of Nayna became stockholders of Rescon. The stockholders of Rescon prior to the merger owned approximately 10% of the issued and outstanding shares of Rescon common stock immediately following the merger. The stockholders of Nayna prior to the merger owned approximately 90% of the issued and outstanding shares of Rescon common stock immediately following the Merger.

As a result of the merger, Rescon assumed Nayna's operations and business plan and changed its name to Nayna Networks, Inc.

Business Development

Founded in February 2000, Nayna Networks, Inc., a Delaware corporation and wholly-owned subsidiary of the Company, was a venture backed start-up organized to develop and market fiber optic equipment.

On April 1, 2003, Nayna Delaware exchanged 4,680,647 shares of Series C Preferred Stock and 5,348,572 shares of common stock for 100% of Xpeed’s preferred and common stock. Xpeed was engaged in development and marketing of Passive Optical Network and Digital Subscriber Line products. The controlling persons for Xpeed were Ignite Ventures II L.P., a venture capital fund, Tsunami Network Partners Corporation, a venture capital fund and Tsuyoshi Taira, an individual.

On March 10, 2004 Nayna Delaware entered into a Securities Purchase Agreement whereby investors purchased 19,531,247 shares of Series D Preferred Stock for $3,649,000. In connection with the sale of the Series D Preferred Stock, all shares of Series A, B and C preferred stock were converted into common stock on a 1 for 1 basis. Subsequently, on April 1, 2005, in connection with the merger with Rescon Technology Corporation, all outstanding shares of the Series D preferred stock were converted into shares of the Company’s common stock.

On April 1, 2004 Nayna acquired a perpetual, worldwide right to use the intellectual property of Accordion Networks, Inc. for 300,000 shares of common stock. The controlling persons of Accordion were Transwitch Corporation, a publicly traded company (NASDAQ:TXCC) and Middlefield Ventures, a venture capital fund. Gautam Chanda, the CEO of Accordion, was hired as the Vice President of Business Development for the Company. Assets acquired included; inventory, hardware and software IP. Accordion Networks was in the business of delivering broadband access products to enable high speed Internet access in hotels and multi-dwelling units such as apartments and office complexes over existing copper wire in the buildings.

On April 1, 2005 immediately prior to the merger with Rescon Technology Corporation, Nayna exchanged 9,250,000 shares of common stock for 100% of the shares of Depthcom 7, Inc., or DC7. The controlling persons for Depthcom 7 were Eric McAfee, a principal in Berg McAfee Companies, LLC, McAfee Capital, LLC and Cagan McAfee Capital Partners, all of which are private equity firms. DC7 was a holding company established to consolidate business within the security and server technology markets. At the time of the acquisition, DC7 had minimal assets; however, Nayna expected that some of members of DC7’s executive management team would add experience in key areas. In addition, the majority stockholder of DC7 committed to work with the combined entity of Nayna and DC7 in order to complete the merger with Rescon and two private placements following the merger. Michael Meyer joined Nayna as the Chief Financial Officer from DC7 following the acquisition.

On April 1 2005, the Company issued 32,249,947   shares of common stock to the stockholders of Nayna Delaware, in connection with the reverse acquisition of Rescon Technologies Corporation, a publicly traded Nevada corporation (RSCT.OB), by Nayna Networks, Inc. The controlling person for Rescon was Chris Nigohossian, an individual.

On January 20, 2006, Nayna acquired substantially all of the assets and certain liabilities of Abundance Networks, LLC, including 100% of the stock of Abundance Networks India Private Limited. The controlling person for Abundance was Suresh Pillai, an individual.

Overview

We are a hardware and software development company that designs, develops and markets next generation broadband access products. Potential customers include major service providers (such as telephone service providers, cable television operators, Internet service providers and municipal, defense and private enterprise networks). In addition, Nayna works with strategic channel partners (such as private network integrators, distributors and other manufactures under private label arrangements) in an effort to sell products and services to service providers. Due to the complexity of large networks, channel partners often market and sell planning, engineering, equipment purchasing and installation services to service providers as part of a broad integrated service offering package. Our current channel partners are local systems integrators and equipment providers in a variety of countries, including WICENET Limited (India), Crompton-Graves (India), InformaCorp, Crystal-Clear.TV, EthoStream, HITs Entertainment (Canada), and Revenga Ingerieros, S.A. (Spain), who include Nayna’s products in their complete package offerings to service providers. We also sell directly to end-users such as the University of Every (France).

Our, ExpressSTREAM and ExpressLIGHT products remove the performance bottlenecks typically found in local access networks. The high quality and rich feature set of our hardware and software based products enables our customers to address a wide variety of applications such as delivering high speed Internet access including handling of advanced applications such as streaming video over the Internet to the end users.

Nayna, together with the companies which it has acquired, has raised more than $65 million in venture capital investment over the past six years, substantially all of which has been spent on product development. In addition to continued internal development efforts, we plan to augment our product and service offerings through the acquisitions of complementary companies, which could include software, hardware products and services companies.

Our products are based on proprietary hardware and software implementations that are largely based on standard components. This methodology makes our products more flexible and less costly and enables us to address our customers' needs swiftly without the cost or time required to make custom silicon chips. These high-performance and cost-effective products are enhanced by software based upon intelligent enforcement of quality of service, which we believe positions us to compete effectively and competitively in our target markets.

Features for quality and service level differentiation are critical for enabling service providers to generate revenues by pricing and billing separately for multiple voice, data and video applications. Service providers can create and operate sophisticated subscriber contracts to optimize operating margins, by separating traffic types, controlling ports and prioritizing traffic bandwidth. For example, using our hardware and software, a service provider can quickly and easily assign a pay-per-view video high priority dedicated bandwidth while standard web surfing traffic remains a low priority using only idle bandwidth, thus ensuring that the higher margin video traffic will be of high quality and not be affected by the web traffic flowing in the background. In a similar manner, business traffic can be prioritized over residential traffic.

Industry Background

The demand for delivery of information at increasing speed with increasing reliability continues to grow rapidly. Next generation secured communications providing data, video and voice over internet protocol, are beginning to displace the traditional public switched telephone networks, Web pages are displacing newspaper pages, and high definition television, or HDTV, video on demand is replacing older broadcast standard television. The traditional publicly switched telephone network is much more costly than a voice over internet protocol based network and standard television over an analog carrier signal has an inferior image quality compared to a HDTV internet protocol digital signal.

The demand for consumer entertainment in the form of streaming internet radio stations and internet protocol video is driving the rapid change in technology. These applications often require large amounts of bandwidth and higher quality priority protocols as consumers will not tolerate music dropouts and video freeze frames.

Present Market Growth

Both bandwidth consumption (measured in gigabits per second) and the number of broadband content providers serving sites are growing at the grass roots level. As described above, we are seeing significant new trends unfolding in the use and delivery of communication application services, in particular of triple play (voice, data, video) content. These trends include a shift, away from scheduled content programming using analog, or radio frequency, transmission, toward flexible on demand, any time, anywhere content using digital transmission methods over Ethernet.

As the demand for bandwidth continues to increase, older technologies are struggling to keep pace. Traditional access technologies cannot provide the amount of bandwidth necessary to support streaming content and they lack the high level of quality of service tracking demanded by service providers.

To satisfy this need for increased bandwidth service providers such as cable television operators, Internet service providers and municipal, defense and private enterprise networks, are increasingly relying on Passive Optical Networking, or PON, systems. Using fiber optic cable, PON systems deliver broadband services such as internet access from the local service providers’ point-of-presence or central office to the subscribers home or office. Compared to traditional copper wired technologies the benefits of fiber based technologies are well accepted and include higher speeds over longer distances. The unique technical aspect of PON based systems compared to other fiber systems, is PON’s optical sharing of the fiber to reduce costs. With fiber sharing several locations/subscribers may be attached to the same fiber with the construction costs of installing the fiber amortized over several subscribers instead of just one. PON implements the fiber sharing optically without the need to convert the broadband signal into an electrical signal. From a service provider point of view operating costs are reduced by eliminating the electrical signal converters, while at the same time network simplification enhances reliability.

Today's carrier backbone networks employ a different technology for the transport of data, known as synchronous optical network (SONET) and synchronous digital hierarchy (SDH) transmission technologies. SONET is the standard used primarily in North America and SDH is the standard used outside North America. In the core network, these carriers offer services such as telephone, dedicated leased lines, and Internet protocol (IP)/Ethernet data, which are continuously transmitted. The popular thought several years ago and even continuing today was that SONET/SDH networks would be replaces by Ethernet based networks. However, over time vendors such as Abundance Networks have identified a reluctance on the part of the service providers to move away from their installed base of SONET/SDH networks. Instead these service providers are pressing standards bodies and vendors to introduce better ways to integrate data and video traffic with voice traffic on the existing network.

We believe that our ExpressSTREAM and ExpressLIGHT products position us to capitalize on the emerging market trends for increased bandwidth both in Ethernet-based PON systems and in SONET-based systems.

The Nayna ExpressSTREAM and ExpressLIGHT Product Line

Based on new and unique proprietary technology our ExpressSTREAM and ExpressLIGHT products and related services provide:

1. High bandwidth to transport information content that end users are demanding;

2. A quality of service mechanism that allows service provider to increase revenue by means of pricing & billing by content type and priority, optimizing margins and enforcing subscriber contracts;

3. Reduced equipment costs through implementation of end-to-end Ethernet, and Ethernet over SONET/SDH and

4. Topology flexibility that enables service providers to use one vendor’s equipment to reach all potential customers over existing fiber and copper or new fiber while at the same time reducing operational costs.

Our products provide a wide range of benefits in a variety of customer applications. We believe our focus on providing broadband access offers near-term revenue opportunity. From our strong technology base, we expect to continue to expand our range of addressable applications through strategic acquisitions and incremental in-house development. For example, our recent Time Division Multiplexing (TDM) over Internet Protocol (IP) development efforts open up the Private Circuit (T1/E1) and Private Branch Exchange (PBX) transport applications. Our high performance carrier class products and quality of service enforcement provides a reliable platform for business class TDM applications and related service contracts.

Our products also include planning, installation and maintenance services up to the end user application layer. The result of this mix of hardware, software and services is a highly compatible and smoothly running infrastructure for the service provider.

Our Principal Products:

ExpressSTREAM Family of Products

The ExpressSTREAM family of optical, wire and wireless broadband access products and services are certified for a wide variety of applications such as high speed Internet access including handling of advanced applications such as streaming TV over the Internet,. The ExpressSTREAM family includes a variety of technologies including, Digital Subscriber Loop (DSL), WiFI, SONET/SDH and Passive Optical Networking, or PON. Previous generations of products offered in the industry were limited to average bandwidths of just a few hundred kilobits per second and a total of just 2.5gigabits per second per system. Our ExpressSTREAM products range up to 32 gigabits per second. We believe the ExpressSTREAM Passive Optical Networking family of products was one of the first set of products in the market to meet rigorous Institute of Electrical and Electronics Engineers, or IEEE, standards for Ethernet PON.

Following are the products we are currently marketing under the ExpressSTREAM brand:

ExpressSTREAM XC12000

The XC12000 is a standards-based multi-service platform which supports PON with modular interface cards to support service provider requirements for redundant configurations and large bandwidth capacitie s up to 32 Gbps.

ExpressSTREAM XC4000

The XC4000 is a standards-based muti-service platform which supports PON with modular interface cards in a smaller compact size than the XC12000.

ExpressSTREAM XG100

The XG100 is a standards-based subscriber side fiber optic gateway (modem) which supports end-user bandwidth requirements up to 100 Mbps.

ExpressLIGHT Family of Products

Currently ExpressLIGHT productline under AN series has five products that integrate voice traffic (Time Division Multiplexing/PDH) and data traffic (Internet Protocol/Ethernet or Storage Area Network) in a metro edge network:

ExpressLIGHT AN 3000 Optical Integrated Access Device

The AN 3000 is a standards-based, fiber optic SONET/SDH OC-3/STM-1 (155 Mbps) multiplexer in a backplane design with modular interface cards to support customer requirements for redundancy and upgradeability.

The AN 3000 can be upgraded to an AN 12000 by replacing the modular OC-3 /STM-1 (155 Mbps) line cards with faster OC-12/STM-4 (622 Mbps) cards.

The unit's flexibility and manageability facilitates the migration of traditional Time Division Multiplexing (TDM) networks to modern all-packet (Ethernet style) broadband networks. The AN 3000 allows service providers to configure the unit to anticipate customer requirements, essentially "pre-provisioning" them. Customers can be upgraded in minutes rather than waiting weeks or even months for expensive T-1 or HDSL lines.

The AN 3000, a modular backplane design which integrates slow TDM interfaces (T1/E1 and T3/E3) to high speed OC-3/STM-1.

ExpressLIGHT AN 3000 Lite Optical Integrated Access Device

Capable of serving several individual businesses, or multiple facilities of a large enterprise, the AN 3000 Lite takes multiple slower speed interfaces and combines them into fewer high speed interfaces. Small and economical, the AN 3000 Lite can be installed in any appropriate location, such as a telecom room, basement, or utility closet.

ExpressLIGHT AN 12000 Optical Integrated Access Device

The AN 12000 is a standards-based, fiber optic SONET/SDH OC-12/STM-4 (622 Mbps) multiplexer in a backplane design with modular interface cards to support customer requirements for redundancy and upgradeability.

Similar to the AN 3000 products but on a larger scale the AN 12000 takes multiple slower speed interfaces and combines them into fewer high speed interfaces.

Ease of Use/Interoperability/Standards-based

All ExpressLIGHT products provide the flexibility and manageability structure to facilitate the migration of TDM networks to all-packet broadband networks. To facilitate the integration of these components with existing network devices, everything is designed to be compliant with current and emerging telecommunications standards. This preserves most of the present infrastructure investment.

Today’s users are very concerned about the security issues and we address this with the help of high-speed solutions that avoid latency and unwanted buffering. ExpressLIGHT products also support high-speed encryption and packet filtering. Based on the network owner’s requirements, the products can be pre-configured to implement high-speed encryption and various packet filtering. A slower version based on network processors running software is being considered for development to provide more general purpose and dynamic solutions for Security and firewall applications.

The entire telecommunications network infrastructure products can also be remotely managed and configured from a central control center using an element management system (EMS) software package.

NetCharmer Element Management System

To ensure operational efficiency of its products in a multi-vendor environment the ‘NetCharmer’ software package was developed. NetCharmer is based on the popular industry defacto standard Simple Network Management Protocol
(SNMP) for managing the elements of the network. The software includes Application Programming Interfaces (APIs) for interfacing with software packages from other vendors. Other features include:

In-band (direct cable connection) and out-of-band (10/100 BaseT) redundant element connectivity
Virtual Port Service providing just-in-time reserved bandwidth
Service Level Agreement support
Customer Network Management (CNM) features
Bandwidth management
Service creation, request - response brokerage type system
Support for Billing with ticks and details of a user.
Option for a redundant Management system in Hot Standby mode.

Research and Development

We focus our development activities on addressing the evolving needs of our customers within broadband access market. We work closely with our partners and customers to monitor changes in the marketplace. We design our products around current industry standards and will continue to support emerging standards.

The majority of research and development efforts are funded by the Company. For the fiscal year ending December 31, 2005, the Company spent $3.5 million, of which $.2 million was borne by customers and for the fiscal year ending December 31, 2004, the Company spent $3.4 million, of which $.4 million was borne by customers. However, in a limited number of cases where specific service providers strongly desire a specific feature there is opportunity for the development to be funded by the service provider.

Our development process also includes manufacturability, predicted reliability, expected lifetime, manufacturing costs, design reviews and testing. We continuously undertake development efforts with emphasis on increasing reliability, integrity and performance as well as value-added features and functions. We believe our development team and process are keys to our ability to maintain technical competitiveness and deliver innovative products that address the needs of the market. However, there can be no assurance that our product development efforts will result in commercially successful products, or that our products will not be rendered obsolete by changing technology or new product announcement by other companies.

Product Status

As of October 6, 2006 , Nayna’s (a) WiFi and DSL products are generally available commercial products that have been sold for end user deployment applications to customers and channel partners, including InfromaCorp, EthoStream and and HITs , (b) AN3000 SONET/SDH, based on International Telecommunication Union (ITU), industry standards, products are generally available commercial products that have been sold for end user deployment applications and (c) the Passive Optical Networking, Institute of Electrical and Electronics Engineers standards based products are mostly in field trials and evaluation laboratories with potential customers, however, limited quantity sales for end user deployments have begun with organizations such as the University of Every.

Successful Complementary Customer Offerings Increase Our Addressable Market

Our flexible platform offers services on fiber, copper and wireless infrastructure. Our products leverage a mix of topologies and technologies to meet customer requirements. Our very high-speed digital subscriber loop concentrators and modems expand our addressable market into locations that have older CAT3 voice quality copper infrastructure instead of modern high-speed CAT5/6 copper wiring.

Our success with channel partners (systems integrators) such as Air2Data and HITS Entertainment Inc demonstrates our ability to provide products and services over different media:

Air2Data selected our ExpressSTREAM products to serve as the backbone of its project to provide wireless broadband access to all 376 rooms of the Red Lion Inn in Sacramento, California (covering more people than some luxury communities). Air2Data chose our wired ExpressSTREAM products due to their ability to offer better distance reach resulting in the elimination of WiFi radio signal fade and signal interference, which reduced deployment costs and significantly simplified on-going operations for Air2Data.

We partnered with HITS Entertainment Inc. to provide broadband access to a Canadian historic site project over existing copper wiring. The owners of the historic site needed broadband service, but did not want to turn the site into a heavy construction zone. To meet these requirements, our engineers were able to design an ExpressSTREAM broadband network that re-used existing copper wiring, thus eliminating the labor, expense and time of installing new wiring at a historic site.

Major Customers

As of October 6, 2006 Nayna Networks was not dependent on one or a few major customers or channel partners. Dependence on one or a few major customers is possible in the future, should Nayna Networks secure large deployment contracts from major service providers (use as telephone services providers, cable television operators, Internet service providers) or strategic channel partners (such as private network integrators, stocking distributors, other manufactures offering under private label arrangements)

Strategic Acquisitions and Partnerships

Strategic acquisitions and corporate partnerships are an important component of our growth strategy. We believe that we can develop a comprehensive integrated offering of related products and services through acquisitions and partnerships with companies in the networking field, and that, if successful, these acquisitions and partnerships can accelerate revenue growth and reduce operating costs through economies of scale. We intend to actively pursue acquisition and partnership opportunities with companies that we believe will provide us with short and long term potential for revenue growth. Potential partnerships include collaborations with larger more established companies that have a gap in their product offerings and where Nayna can offer its products to fill that gap. Potential acquisitions include companies exemplified by Abundance Networks, acquired by Nayna in January 2006. With the Abundance Networks acquisition Nayna gained a proven sales foothold in India’s rapidly growing broadband market.

Sales and Marketing

We sell our products and services globally to meet a wide range of needs. Potential customers include traditional large scale telephony service providers, smaller independents and rural service providers, Cable TV service providers, construction companies that develop cyber villages/resorts, and corporations etc. Our sales channel includes: direct sales to key strategic accounts, system integrators, distributors, and large original equipment manufacturers, or OEM, accounts.

Our sales and marketing strategy involves a combination of direct and indirect sales channels. Direct sales engagements with the customers are handled by our in-house staff. Indirect sales channels include independent sales representatives, distributors, system integrators and original equipment manufacturers. We are in discussions with a number of large original equipment vendors for possible partnerships or commercial agreements to deliver our product offerings to customers under either the Nayna brand or private labeling under the original equipment manufacturer’s house brand. We intend to pursue additional opportunities through the strategic addition of network integration and maintenance support. By offering technical service support/maintenance after equipment installation and/or integration assistance on the front end of a project, we believe incremental revenues are available with our area of expertise. We believe that we can generate revenue growth through both our direct and indirect sales channels, using our one-stop shopping approach.

The complex nature of broadband networks often leads to potential customers (service providers) performing a lengthy set of tests in their laboratory or at a special site before deciding to purchase the product. These evaluations may last several months to more than a year. Only after an evaluation has been completed will potential customers consider making the decision to deploy the system in a large scale to actual retail subscribers. It is standard industry business practice for the service provider to show interest by providing technical staff for the evaluation period and paying for an evaluation system. In turn, the system vendor typically offers the evaluation system at a discounted price and provides supporting technical staff. In consideration of this industry practice trial and evaluation sales are considered a reduction of business expense, whereas purchase orders for large scales deployments are classified as revenues.

During the three months ended March 31, 2006, we recognized our first recorded revenue of $317 based on sales of ExpressLIGHT product to Crompton Greaves. In the three months ended June 30, 2006 we recorded revenues of $19. In 2004 and 2005, we recognized approximately $171,000 and $425,000, respectively, from sales of our ExpressSTREAM trial and evaluation equipment to customers such as the University of Every (France) and channel partners such as InformaCorp, Crystal-Clear.TV, EthoStream, HITs (Canada), Revenga (Spain), all of which has been classified as a reduction of expenses.

Abundance Networks had previously been successful selling its (ExpressLIGHT) SDH products to the Indian Railways for use in their internal network. Similar opportunities exist in India and the rest of the world in the railroad, gas utility, and electric utility markets. Nayna intends to leverage the relationships Abundance Networks has built with these customers. The Indian Railways use ExpressLIGHT equipment in their fiber optic network built on their own right-of-way. This network carries internal Railways traffic and traffic from other customers. The Railways organization has awarded us these contracts because we provide a state-of-the-art, cost-effective networking products for its needs. The major challenge we had to overcome was getting the approval of the Research Designs and Standards Organization (RDSO) of the Railways for our products. Railways is important to us, not only for their revenue stream, but because they are a showcase example of a successful installation of our product line.

Advertising and Promotion

For the Network Equipment Provider market, the sales process primarily involves one-on-one negotiations with the business development or product management heads of the prospective service providers and channel partners. Mass market retail advertising and promotion needs in these cases are minimal. Marketing materials consist of data sheets, manuals and application handouts. Attendance at industry tradeshows and events are handled on a case-by-case basis.

Services

Broadband networks can be large, complex and costly. As a result, broadband networks tend to have extensive planning deployment and operating life cycles. We offer various services through out the various cycles. For example, we have offered for a fee to make our technical staff available to a channel partner for the purpose of providing advanced technical support to the partner’s field support personnel who in turn provide technical support to the end users. Likewise, we have offered to provide technical reviews during the planning cycle of broadband networks.

Our direct sales force maintains close contact with our customers and provides technical support to our channel partners. We have recently expanded efforts with our partners in Asia and Europe. Both our products and services are frequently sold to the same customers. By increasing our product and service offering we are increasingly able to capitalize on our customers' satisfaction with one of our products or services to gain introductions that can lead to sales of our other products and services. We anticipate that we will continue to benefit from these trends in the future.

Our marketing group also provides marketing support services for our executive staff, our direct sales force and our channel partners. Through our marketing activities, we provide technical and strategic sales support to our direct sales personnel and channel partners, including inn-depth product presentations, technical manuals, sales tools, pricing, marketing communications, marketing research and other support functions.

A high standard of continuing service and support is critical to our objectives of developing long-term customer relationship. Our support services utilizes a technical team of field and factory engineers, technical marketing personnel and when required product design engineers. We provide extensive customer support throughout the qualifications and sales process. We intend to continue to provide a high standard of service and we believe it is a key factor to being competitive in the market.

Competition and Competitive Position

We believe the principal competitive factors in our markets are:

●	Product speed and throughput performance
●	Quality of service features with traffic management functionality
●	Price & reliability
●	Timeliness of new product introduction
●	Support of industry standards
●	Size and scope of the sales channel
●	Size of the installed customers base

We believe that we compete favorably with respect to most of the foregoing factors. However, we are significantly smaller than major equipment vendors. The markets for broadband communications and services are highly competitive. Our current competitors include a number of domestic and international companies, some of who have substantially greater financial, technical, marketing and sales channel resources. Major equipment vendors (those with sales over $100 million per year) control more than 50% of the market for broadband equipment. To enhance our position, Nayna has focused on high growth global opportunities more so than other US vendors who have tended to focused more on traditional domestic opportunities. We expect that more companies will enter the market. Nayna constantly enhances the technology in its offerings to remain competitive against companies that enter the market. We may not be able to compete successfully against either current or future competitors. Increased competition could result in significant price erosion, reduced revenue, lower margins or loss of market, which could significantly harm our business.

In the field of Passive Optical Networking, or PON, systems, we compete primarily with Salira Networks, Inc./Hitachi, Alloptic Inc., TeraWave Communications, Tellabs and Alcatel. Alcatel is much larger company and is considered to be the market leader, whereas Salira Group of Hitachi, Alloptic and TeraWave are of similar size to Nayna. We have limited market data on these competitors, and the markets vary by geographic region; however, we believe that we compete effectively against companies of our similar size.

In the field of Synchronous Digital Hierarchy (SDH) systems, Nayna has to date focused primarily on international market. While several large companies such as Nortel and ECI Telecom offer SDH products India, we compete primarily with smaller vendors such as Tejas Networks in India. While it is difficult to estimate the relative market share of Nayna and Tejas, we believe the two companies are the market leaders in the sub-segment of Next Generation (NG) SDH equipment that has been optimized to support Ethernet over SDH in the neighborhood serving access network. Older non-optimized SDH equipment is often not-efficient at packing Ethernet traffic into an SDH formatted link (thus, wasting a great deal of bandwidth). Larger long distance backbone equipment is both too large and too expensive to economically deploy for serving local neighborhood level access links.

Our competitors continue to introduce improved products with lower prices, and we will have to do the same to remain competitive. In addition, our current and potential customers may attempt to integrate their operations by producing their own hardware and software products or acquiring one of our competitors, thereby eliminating the need to purchase our products. Furthermore, larger companies in other related industries may develop or acquire technologies and apply their significant resources, including their distribution channels and brand name recognition to capture significant market share.

Manufacturing and Supply Sourcing

We outsource to local and international contract manufacturers to procure our product, such as Flextronics who manufactures portions of our hardware, such as our printed circuit boards. Frequently contract manufacturers offer value added services such as component purchasing and sourcing.   The approach of using contract manufactures enables us to focus on our design strengths, reduce fixed costs and capital expenditures and provide flexibility in ramping up production anywhere in the world to meet market demand. Any rise in volume will provide the opportunity for further cost reductions. We use inspection, testing, and process controls to assure the quality and reliability of our products.

Any interruption or delay in the manufacturing process or delay in the supply of any components or the inability to procure components from alternate sources at acceptable prices and within a reasonable time, would substantially harm our business. Lead times for materials and components vary significantly and depend on factors such as the specific supplier, contract terms and demand for a component at any given time. In addition, qualifying additional suppliers can be time-consuming and expensive and may increase the likelihood of errors.

Environmental Laws

The impact of environment laws on Nayna’s sales, engineering and management offices are minimal. Environmental issues associated with the manufacturing process are handled directly by the contract manufacturer responsible.

Intellectual Property

We have obtained 17 patents in the area of networking and optical networking and filed several other patent applications. Our trade secret intellectual property includes valuable software/firmware combinations that ensure billable quality traffic enforcement known in the industry as quality of service. Quality of service software provides extra revenue opportunities for both our products and our synergistic services. Quality of service is of vital importance in the Video on Demand market segment where consumers pay to view a movie or special sporting event. Quality of service is also of critical importance to the leased line market segment where, for example, mission critical corporate PBX traffic is carried to the central office. The duration of each patent is set out below:

Patent	Date Issued	Expiry Date
6456753	September 24, 2002	July 6, 2020
6525864	February 25, 2003	January 24, 2021
6527965	March 4, 2003	February 8, 2021
6407844	June 18, 2002	February 8, 2021
6529654	March 4, 2003	May 1, 2021
6429033	August 6, 2002	May 23, 2021
6577427	June 10, 2003	May 24, 2021
6771851	August 3, 2004	June 18, 2021
6477291	November 5, 2002	September 12, 2021
6614517	September 2, 2003	September 17, 2021
6836353	December 28, 2004	November 19, 2021
5594723	January 14, 1997	May 23, 2014
5539738	July 23, 1994	March 29, 2014
5633864	May 27, 1997	May 12, 2016
5684798	November 4, 1997	June 21, 2015
5757797	May 26, 1998	March 27, 2016
6061353	May 9, 2000	January 7, 2017

Facilities

Our headquarters are located in Santa Clara, California, where we lease approximately 5,000 square feet, which includes research and development, sales and marketing and general and administrative operations. The lease is on a month to month basis, and we believe our current facilities will be adequate to meet our needs for the foreseeable future.

Number of Employees

As of October 6, 2006, we employed a total of 52 full time employees. We also from time to time employ part-time employees and hire contractors. Our employees are not represented by any collective bargaining agreement, and we have never experienced a work stoppage.

Government Regulations

Regulations for the manufacture and sale of electronics are mature and should not Nayna Networks’s competitive position in the market. International regulations affecting broadband services tend to be favorable towards promoting the growth of broadband. Nayna foresees no regulatory changes that would change this outlook.

Industry Approvals

Nayna Networks’ hardware products require routine industry approvals such as FCC approval, depending on the local county regulations where the product is to be sold/deployed. Nayna Networks products are constantly being upgraded and thus the approval process is on-going in nature. Nayna sees the approval process as routine and does not see the approvals process as major factor in its operations.

Legal Proceedings

On November 17, 2005, Siemens Shared Services, LLC filed a law suit with the Superior Court of New Jersey in Middlesex County against us claiming damages of $216,000 plus interest and legal fees in connection with the non-payment of a portion of the debt we assumed in connection with our acquisition of Xpeed Communications, Inc.

From time to time, we may be involved in litigation relating to claims arising out of our operations. As of the date of this Prospectus, we are not engaged in any legal proceedings that are expected, individually or in the aggregate, to have a material adverse effect on our business, financial condition or results of operations.

MANAGEMENT

Directors, Executive Officers and Key Employees

The following table sets forth certain information regarding our directors, executive officers and certain key employees as of October 6, 2006:

Name	Age	Position

Naveen S. Bisht	41	Founder, President, Chief Executive Officer, and Director

Tsuyoshi Taira(2)(3)	65	Chairman of the Board of Directors

William Boller(1)(2)(3)	58	Director

Gautam Chanda	47	Senior Vice President Business Development & Operations

Hari Hirani	49	Vice President Engineering

Dr. Raj Jain	53	Co-Founder and Chief Technology Officer

William Wong	44	Interim Chief Financial Officer
——————
(1) Member of the Audit Committee
(2) Member of the Compensation Committee
(3) Member of the Nominating and Governance Committee

The following sets forth biographical information concerning the newly elected directors and principal officers:

Naveen S. Bisht founded Nayna in February 2000 and has served as a member of our Board of Directors and as our Chief Executive Officer since that time. From 1996 to 1999 Mr. Bisht was the Founder, President and CEO of Ukiah Software, Inc., a security management software company that was sold to Novell, Inc. in 1999. He is also Founder/Partner of Luxmi Ventures LLC, a seed stage venture fund focused on the network infrastructure market. Mr. Bisht attended the Ph.D. Program at University of California, Santa Barbara; holds a MS from Texas Tech University; and earned a MS and BSME from the Birla Institute of Technology & Science, Pilani, India. Mr. Bisht is not a nominee or director of any other reporting company.

Tsuyoshi Taira has served as Chairman of our Board of Directors since April 2005 and has served on the Board of Directors of our predecessor, Nayna Networks, Inc. a Delaware corporation, since February 2000. Since January, 1996, Mr. Taira has been the CEO of Tazan International Inc, a venture capital and management consultancy firm. Currently he serves on the board of Silicon Storage Technology Inc. (NASDAQ: SSTI), a flash memory company) and the boards of several private technology companies. Mr. Taira also has worked at Sanyo Semiconductor, from 1977 to 1996, most recently as Chairman and at Fairchild Semiconductor from 1972 to 1977. Mr. Taira graduated from Tokyo Metropolitan University with a BSEE. He also received an Honorary Doctor of Humanities from Newport Asia Pacific University in March 2000.

William Boller has served as a member of our Board of Directors since April 2005. From 2000 to the present, Mr. Boller has worked at Agilent Technologies as the Vice President & GM, World-Wide Order Fulfillment & Manufacturing, Communications Solutions Group. From 1971 to 1994 Mr. Boller worked at Hewlett Packard, most recently as the Senior Managing Director, Global Supply Chain Operations. Mr. Boller currently serves as a director for the Military Vehicle Technology Foundation. Mr. Boller received a B.S. in Mechanical Engineering from Stanford University, a M.S. in Mechanical Engineering from the University of Southern California and an MBA from Stanford University.

Gautam Chanda has served as our Vice President, Business Development since May 2004. From August, 1999 to February, 2004, Mr. Chanda was co-founder, President, and CEO of Accordion Networks, a computer networking company. He was also the principal founder and VP of Engineering at Mayan Networks, a computer networking company. Mr. Chanda holds a BSEE from the Birla Institute of Technology and Science in Pilani, India and an MSEE from the Polytechnic Institute of NY at Brooklyn.

Hari Hirani has served as our Vice President, Engineering since May 2003. From August 2000 to January 2003, Mr. Hirani was Vice President, Engineering for NtechRA, Inc. From 1999 to 2000, he was the Director of Engineering for HAL Computers (a division of Fujitsu); from 1997 to 1998, he was the Director of Engineering for ADC Telecommunications; and prior to 1997 he was the Director of Engineering for Telco Systems. Mr. Hirani holds an MSEE (Computer and Information Engineering) from the University of Florida and BSEE from MS University, India.

Dr. Raj Jain founded Nayna in Nayna in February 2000 and has served as our Chief Technical Officer since that time. In August 2005, Dr. Jain accepted a professorship at Washington University in St. Louis, Missouri, and since that time has been devoting one day a week to his duties as Chief Technical Officer. Dr. Jain had previously been a Professor of Computer Science at Ohio State University and a Senior Consulting Engineer at Digital Equipment Corporation. Dr. Jain received his Ph.D. in Computer Science from Harvard University.

William Wong has served as our Acting Chief Financial Officer since April 2006 and as our Controller since March 2004. Prior to joining Nayna, Mr. Wong was an Accounting Manager at SPI Services from October 2003 to March 2004 and Controller at Airlink Communications from January 2001 to April 2003. From March 1999 to January 2001 Mr. Wong was Manager, Finance at LuxN Inc. Mr. Wong holds a CGA professional accounting license, as well as a diploma in Data Processing from Vancouver Community College and a Diploma in Technology Financial Management from BC Institute of Technology.

Each director will serve until his successor is elected at the annual meeting of shareholders or until his earlier death, resignation or removal and, subject to the terms of any employment agreement with us, each executive officer serves at the pleasure of the Board of Directors. None of the our directors and officers has been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, or has been a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) during the past five years, that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

Board Committees

We currently have three committees of our Board of Directors: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee.

The Audit Committee reviews, acts on and reports to the Board of Directors regarding various auditing and accounting matters, including the selection of our independent auditors, the monitoring of the rotation of the partners of the independent auditors, the review of our financial statements, the scope of the annual audits, fees to be paid to the auditors, the performance of our independent auditors and our accounting practices. There is currently one member of the Audit Committee, Mr. Boller. We are currently in the process of identifying additional independent Board members to serve on our Audit Committee.

The Compensation Committee determines the salaries and incentive compensation of our officers and provides recommendations for the salaries and incentive compensation of our other employees. There are currently two members of the Compensation Committee, Messrs. Taira and Boller. Mr. Taira serves as the chairperson of the Compensation Committee.

The Nominating and Governance Committee ensures that our Board of Directors is properly constituted to meet its fiduciary obligations to our shareholders and that we have and follow appropriate corporate governance standards. There are currently two members of the Nominating and Governance Committee, Messrs. Boller and Taira. Mr. Boller serves as the chairperson of the Nominating and Governance Committee.

CODE OF ETHICS

The Board of Directors adopted a code of ethics on May 17, 2005. A copy may be obtained by sending a written request to the Company.

DIRECTORS' COMPENSATION

Directors who are also our employees receive no additional compensation for serving on the Board. Upon election to our Board of Directors, each Non-employee Director receives an option exercisable for the purchase of 150,000 shares of our Common Stock, pursuant to the terms and conditions of our Stock Option Plan. This initial option grant vests quarterly over a period of three years, provided that the Non-employee Director continues to provide service to us at each such date. At each Annual Meeting, each Non-Employee Director receives an option exercisable for the purchase of 25,000 shares of our Common Stock, pursuant to the terms and conditions of our Stock Option Plan. This annual option grant vests in full on the one-year anniversary of the grant date, provided that the Non-employee Director continues to provide service to us on such date. Additionally, the chairperson of our Audit Committee receives an option exercisable for the purchase of 10,000 shares of our Common Stock and the chairpersons of our Compensation Committee and our Nominating and Governance Committee each receive an option exercisable for the purchase of 5,000 shares of our Common Stock, all pursuant to our Stock Option Plan.

Each of the chairperson grants vests in full on the one-year anniversary of the grant date, provided that the Non-employee Director continues to provide service to us on such date. Our Directors who are also employees may participate in our Stock Option Plan as described under "Executive Compensation." The following table sets forth the aggregate number of options granted to each non-employee director as of December 31, 2005.

Non-Employee Director	Shares	Exercise Price

Tsuyoshi Taira	59,674	$0.151
Richard Berman(1)	155,000	$1.69
William O'Connor(2)	160,000	$1.69
William Boller(3)	155,000	$1.69
——————

(1) Mr. Berman became a director on May 17, 2005 and resigned as a director on September 7, 2006
(2) Mr. O'Connor became a director on May 17 2005 and resigned as a director on September 20, 2006
(3) Mr. Boller became a director on May 17, 2005

Executive Officers' Compensation

The following table sets forth information for the three most recently completed fiscal years concerning the compensation of: (i) the Chief Executive Officer; and (ii) all other executive officers of the Company who earned over $100,000 in salary and bonus in the fiscal year ended December 31, 2005. We refer to these individuals in this prospectus as the "Named Executive Officers."

						Long Term Compensation
		Annual Compensation				Awards
Name and Principal Position	Year	Salary		Bonus	Other Annual Compensation	Shares Underlying Options	All Other Compensation

Naveen S. Bisht	2005		$111,115	$	$		$
President, Chief Executive	2004		$105,384	$	$	1,400,978	$
Officer and Director	2003		$141,634	$	$	5,967	$
	2002		$150,000	$	$		$

Gautam Chanda	2005		$99,231	$	$		$
Vice President Business	2004		$35,030	$	$	388,879	$
Development $ Vertical	2003	$		$	$		$
Markets	2002	$		$	$		$

Hari Hirani	2005		$109,961	$	$		$
Vice President Engineering	2004		$105,384	$	$	304,951	$
	2003		$87,980	$	$	105,425	$
	2002	$		$	$		$

Dr. Raj Jain	2005		$66,461	$	$		$
Chief Technology Officer	2004		$105,384	$	$	342,562	$
	2003		$141,634	$	$	5,967	$
	2002		$150,000	$	$		$

Michael K. Meyer*	2005		$98,077	$	$	350,000	$
Chief Financial Officer	2004		$0	$	$		$
	2003		$0	$	$		$
	2002		$0	$	$		$

*Mr. Meyer resigned effective as of April 14, 2006.

On February 3, 2006, we entered into an Executive Employment Agreement with Naveen S. Bisht, our President and Chief Executive Officer. The agreement provides for the continued employment of Mr. Bisht as our President and Chief Executive Officer for a term beginning January 2, 2006 and ending January 2, 2007. The agreement automatically renews for consecutive additional one-year terms unless earlier terminated in accordance with its terms. Under the agreement, Mr. Bisht is entitled to an annual base salary of $175,000, as may be adjusted from time to time by the Compensation Committee of our Board of Directors. Mr. Bisht is also eligible to participate in any management bonus plans established by our Board of Directors or any committee administering such plan from time to time. Upon the termination of Mr. Bisht’s employment by us other than “for cause”, Mr. Bisht has the right to receive a severance payment in an amount equal to 6 times his monthly base salary and the vesting of shares subject to any outstanding option agreement then held by Mr. Bisht shall be accelerated in an amount equal to the number of shares which would have vested had Mr. Bisht remained employed by us for an additional 6 months. Furthermore, upon the occurrence of a change of control of the Company, all unvested shares subject to any outstanding option agreement then held by Mr. Bisht shall be immediately accelerated.

On February 3, 2006, we entered into an Executive Employment Agreement with Gautam Chanda, our Senior Vice President, Business Development and Operations. The agreement provides for the continued employment of Mr. Chanda as our Senior Vice President, Business Development and Operations for a term beginning January 2, 2006 and ending January 2, 2007. The agreement automatically renews for consecutive additional one-year terms unless earlier terminated in accordance with its terms. Under the agreement, Mr. Chanda is entitled to an annual base salary of $150,000, as may be adjusted from time to time by the Compensation Committee of our Board of Directors. Mr. Chanda is also eligible to participate in any management bonus plans established by our Board of Directors or any committee administering such plan from time to time. Upon the termination of Mr. Chanda’s employment by us other than “for cause”, Mr. Chanda has the right to receive a severance payment in an amount equal to 6 times his monthly base salary and the vesting of shares subject to any outstanding option agreement then held by Mr. Chanda shall be accelerated in an amount equal to the number of shares which would have vested had Mr. Chanda remained employed by us for an additional 6 months. Furthermore, upon the occurrence of a change of control of the Company, all unvested shares subject to any outstanding option agreement then held by Mr. Chanda shall be immediately accelerated.

Option Grants in Last Fiscal Year

The following table sets forth certain information for the Named Executive Officers with respect to grants of options during the year ended December 31, 2005.

OPTION GRANTS IN LAST FISCAL YEAR
	Individual Grants				Potential Realized Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(1)
Name	Number of Shares Underlying Options Granted(2)	% of Total Options Granted to Employees in Fiscal Year	Exercise Price Per Share(3)	Expiration Date	5%	10%

Naveen S. Bisht
Gautam Chanda
Hari Hirani
Dr. Raj Jain
Michael K. Meyer	250,000 100,000	33.6	$0.100 $0.500	January 2015	$47,167	$119,531

(1) Potential gains are net of exercise price, but before taxes associated with the exercise. These amounts represent certain hypothetical gains based on assumed rates of appreciation, based on SEC rules, and do not represent our estimate or projection of future prices of our common stock. Actual gains, if any, on stock option exercises are dependent on our future performance, overall market conditions and the optionees' continued employment through the vesting period. Accordingly, the gains reflected in this table may not be achieved.

(2) Generally options vest over four years, at a rate of 25% of the shares subject to the option on the first anniversary of the date of grant and then at a rate of 1/48th per month thereafter, subject to the optionee continuing to be a service provider to the Company during that time period. Options are exercisable at any time after vesting has occurred, provided that if an optionee's status as a service provider to the Company is terminated, for reasons other than death or disability, such optionee must exercise the option within the period of time specified in the applicable stock option agreement, or in the absence of a specified time in the stock option agreement, within three (3) months of such termination. If an optionee's status as a service provider to the Company is terminated as a result of death or disability, such optionee's options must be exercised within the time period specified in the applicable stock option agreement, or in the absence of a specified time period, within twelve (12) months of such termination. Applicable exercise prices for options are based on the closing sales price of our common stock in trading on the day before the date of grant.

(3) All options granted prior to the reverse merger with Rescon were granted at an exercise price equal to the fair market value of our common stock on the date of grant as determined by our Board of Directors.

STOCK OPTION PLAN

2000 Stock Plan

In May of 2000, Nayna Delaware’s board of directors and shareholders adopted the 2000 Stock Option Plan (the "Plan"). The following description of our Plan is a summary and qualified in its entirety by the text of the Plan. The purpose of the Plan is to enhance our profitability and stockholder value by enabling us to offer stock based incentives to employees, directors and consultants. The Plan authorizes the grant of options to purchase shares of our common stock to employees, directors and consultants. Under the Plan, we may grant incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986 and non-qualified stock options. Incentive stock options may only be granted to our employees.

As of April 1, 2005 in connection with the merger of Rescon Technology and Nayna Delaware, Rescon assumed the Plan and all then current and outstanding grants became exercisable for shares of ResCon common stock.

The number of shares available for options under the Plan is 5,967,480. As of June 30, 2006, 376,681 options were available for future grants. The options under the Plan vest over varying lengths of time pursuant to various option agreements that we have entered into with the grantees of such options.

The Plan is administered by the Board of Directors. Subject to the provisions of the Plan, the Board of Directors has authority to determine the employees, directors and consultant who are to be awarded options and the terms of such awards, including the number of shares subject to such options, the exercise price per share and other terms.

Incentive stock options must have an exercise price equal to at least 100% of the fair market value of a share on the date of the award and generally cannot have a duration of more than 10 years. If the grant is to a stockholder holding more than 10% of our voting stock, the exercise price must be at least 110% of the fair market value of a share on the date of grant. Terms and condition of award are set forth in written agreements between the Company and the respective option holders. Awards under the Plan may not be made after the tenth anniversary of the date of its adoption but awards granted before that date may extend beyond that date.

Optionees have no rights as stockholders with respect to shares subject to option prior to the issuance of shares pursuant to the exercise thereof. An option becomes exercisable at such time and for such amounts as determined by the Board of Directors. An optionee may exercise a part of the option from the date that part first becomes exercisable until the option expires. The purchase price for shares to be issued to an employee upon his exercise of an option is determined by the Board of Directors on the date the option is granted. The Plan provides for adjustment as to the number and kinds of shares covered by the outstanding option and the option price therefore to give effect to any stock dividend, stock split, stock combination or other reorganization.

2006 Executive Stock Plan

On March 22, 2006, the Board of Directors of the Company, approved the adoption of the Nayna Networks, Inc. 2006 Executive Stock Plan (the “Executive Plan”). The following description of our Executive Plan is a summary and qualified in its entirety by the text of the Executive Plan. The purpose of the Executive Plan is to enhance our profitability and stockholder value by enabling us to offer stock based incentives to executive employees and directors and consultants. The Executive Plan authorizes the grant of options to purchase shares of our common stock and stock purchase rights to executive employees and directors and consultants. Under the Executive Plan, we may grant incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986 and non-qualified stock options. Incentive stock options may only be granted to our executive employees.

The number of shares available under the Executive Plan is 5,000,000, 3,100,000 of which have been issued. The options and stock purchase rights under the Executive Plan may vest over varying lengths of time pursuant to various option and stock purchase agreements that we may enter into with the grantees of such options or stock purchase rights.

The Executive Plan is administered by the Compensation Committee of our Board of Directors. Subject to the provisions of the Executive Plan, the Compensation Committee of the Board of Directors has authority to determine the executive employees and directors who are to be awarded options or stock purchase rights and the terms of such awards, including the number of shares subject to the award, the exercise price per share and other terms.

Incentive stock options must have an exercise price equal to at least 100% of the fair market value of a share on the date of the award and generally cannot have a duration of more than 10 years. If the grant is to a stockholder holding more than 10% of our voting stock, the exercise price must be at least 110% of the fair market value of a share on the date of grant. Terms and condition of award are set forth in written agreements between the Company and the respective option holders.

Optionees have no rights as stockholders with respect to shares subject to option prior to the issuance of shares pursuant to the exercise thereof. An option becomes exercisable at such time and for such amounts as determined by the Board of Directors. An optionee may exercise a part of the option from the date that part first becomes exercisable until the option expires. The purchase price for shares to be issued to an employee upon his exercise of an option is determined by the Board of Directors on the date the option is granted. The Executive Plan provides for adjustment as to the number and kinds of shares covered by the outstanding option and the option price therefore to give effect to any stock dividend, stock split, stock combination or other reorganization.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During the last three fiscal years, Tsuyoshi Taira, Chairman of our board of directors, has loaned us (including our predecessor Nayna Delaware) an aggregate of $718,765. An aggregate of $588,785 was borrowed interest free with no set repayment terms ($571,674 of which was borrowed on December 31, 2004 and $17,111 of which was borrowed on November 18, 2005), all of which was converted into 588,785 shares of common stock at $1.00 per share on March 27, 2006. In connection with these loans, we issued Mr. Taira a warrant to purchase up to 12,017 shares of common stock, at a per share price of $2.08, terminating on April 29, 2008. $129,980 was borrowed on August 4, 2005, bearing interest at 8% per annum to be repaid by November 3, 2005. The $129,980 note has been amended, effective as of March 27, 2006, to extend the maturity date of such note from November 3, 2005 to December 31, 2006. In connection with the loan of $129,980, we issued Mr. Taira a warrant to purchase up to 7,979 shares of common stock, at a per share price of $0.94, terminating on August 4, 2008. We have agreed to register the 588,785 shares of common stock and the 19,996 shares of common stock subject to the warrant pursuant to this registration statement.

Various companies, as set out below, beneficially controlled by Pacesetter Capital have loaned us funds over the last three years. On November 17, 2004, Power Equities loaned our predecessor Nayna Networks, Inc., a Delaware corporation, $250,000 interest free with no set repayment terms, which, on March 27, 2006, was converted into common stock at a price of $1.00 per share, and we have agreed to register the shares pursuant to this registration statement. In addition, on May 26, 2005, Alliance Enterprise Corporation loaned us $100,000 at 8% interest, per annum, due and payable on December 31, 2006, and received the rights to purchase 19,084 shares of common stock, at $1.31 per share, pursuant to a warrant issued at the time of the loan, such warrant terminating on May 26, 2008. In addition, on August 5, 2005, Mesbic Ventures loaned us $125,000 at 8% interest per annum, due and payable on December 31, 2006 and on October 3, 2005, Mesbic Ventures further loaned us $50,000 at 8% interest per annum, due and payable on December 31, 2006. As consideration for these loans, Mesbic Ventures received the rights to purchase up to an aggregate of 105,258 shares of common stock pursuant to two separate warrants, the first of which is exercisable for up to 36,765 shares of common stock, at a per share price of $0.85, terminating on August 5, 2008, and the second of which is exercisable for up to 68,493 shares of common stock, at a per share price of $0.73, terminating on October 3, 2008. Rahul Vaid, a principal of Pacesetter Capital, served on our Board of Directors during these transactions.

On April 1, 2004 Nayna acquired a perpetual, worldwide right to use the intellectual property of Accordion Networks, Inc. for 300,000 shares of common stock. The controlling persons of Accordion were Transwitch Corporation, a publicly traded company (NASDAQ:TXCC) and Middlefield Ventures, a venture capital fund. Gautam Chanda, the CEO of Accordion, was hired as the Vice President of Business Development for the Company. Gautam is now the Senior Vice President Business Development and Operations.

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information known to us with respect to the beneficial ownership of our common stock as of October 6, 2006 by (i) all persons who are known to us to be beneficial owners of five percent or more of the common shares, (ii) each of our Directors, (iii) the Named Executive Officers named in the Executive Compensation section of this prospectus and (iv) all current Directors and executive officers as a group.

Beneficial Owner	Number of Shares Beneficially Owned	Percent

Pacesetter/ MVHC, Inc.(1)	4,794,152	11.24%
2435 North Central Expressway, Suite 200
Richardson TX 75082

Ignite Ventures(2)	4,759,533	11.16%
225 Shoreline Drive #510
Redwood City, CA 94065

Apex Ventures(3)	4,319,982	10.13%
233 South Wacker Drive, Suite 9600
Chicago, Il 60606

Eric McAfee(4)	3,725,000	8.73%
10600 North DeAnza Blvd., # 250
Cupertino, CA 95014

Berg McAfee Companies, LLC(5)	3,000,000	7.03%
10600 North DeAnza Blvd. #250
Cupertino, CA 95014

MKS Ventures, LLC(6)	2,785,139	6.53%
3320 Baker Street
San Francisco, CA 94123

Naveen S. Bisht(7)	3,273,220	7.67%

Gautam Chanda(8)	948,556	2.22%

Hari Hirani(9)	610,377	1.43%

Dr. Raj Jain(10)	1,128,464	2.64%

William Wong(11)	256,449	*

Tsuyoshi Taira(12)	2,137,256	4.33%

William Boller(13)	505,000	1.18%

Directors and executive officers as a group (8 persons)	8,859,322	21.18%

Less than 1.0%

(1) - 3,647,590 shares held by Alliance Enterprise Corporation, and

- 250,000 shares held by Power Equities, Inc.

- 206,606 shares held by Mesbic Ventures, Inc.

each of which is an Small Business Investment Company and a wholly owned affiliate of Pacesetter /MVHC, Inc. ("PMVHC"), and through an investment committee, exercises sole voting and investment power with respect to all shares of record held by these entities. Individually, no stockholder, director or officer of PMVHC has or shares such voting or investment power. Also, includes 565,614 shares held by Pacesetter Growth Fund, L.P., which shares common management with PMVHC and for which PMVHC is a limited partner and 124,342 warrants held by Alliance Enterprise Corporation and Mesbic Ventures, Inc./

(2) Includes:

- 4,600,012 shares held by Ignite Ventures II, L.P.,

- 7,192 shares held by Ignite Ventures I, L.P., and

- 1,060 shares held by Ignite Entrepreneurs, L.P.

each of which is an affiliate of Ignite Associates LLC, which also holds 1,828 shares directly. Ignite Associates LLC is the general partner of each of these entities, and through an executive committee, exercises sole voting and investment power with respect to all shares of record held by these entities. Individually, no stockholder, director or officer of Ignite Associates LLC has or shares such voting or investment power. Also, includes 149,441 warrants held by Ignite Ventures II, L.P.

(3) Includes:

- 2,994,148 shares held by Apex Investment Fund V, L.P.,

- 1,335,369 shares held by Apex Investment Fund IV, L.P., and

- 40,465 shares held by Apex Strategic Partners IV, LLC

Apex Management V, LLC is the general partner of Apex Investment Fund V, L.P. and Apex Management IV, LLC is the general partner of Apex Investment Fund IV, L.P. and Apex Strategic Partners IV, LLC. Apex Management V, LLC and Apex Management IV, LLC, each through an executive committee, exercises sole voting and investment power with respect to all shares of record held by Apex Investment Fund V, L.P and Apex Investment Fund IV, L.P. and Apex Strategic Partners IV, LLC, respectively. Individually, no stockholder, director or officer of Apex Management V, LLC or Apex Management IV, LLC has or shares such voting or investment power.

(4) Includes:

- 3,000,000 shares held by Berg McAfee Companies, LLC,

- 500,000 shares held by McAfee Capital, LLC

- 25,000 shares held by Cagan McAfee Capital Partners, and

- 200,000 shares held by P2 Capital, LLC

Mr. McAfee is a Managing Partner of Berg McAfee Companies, LLC and Cagan McAfee Capital Partners, each of which exercises sole voting and investment power with respect to all shares it holds of record through an executive committee. Individually, no stockholder, director or officer of Berg McAfee Companies, LLC or Cagan McAfee Capital Partners has or shares such voting or investment power. Mr. McAfee disclaims beneficial ownership of shares held by Berg McAfee Companies, LLC and Cagan McAfee Capital Partners except to the extent of his pecuniary interest in those entities. Mr. McAfee is the sole Managing Partner of McAfee Capital, LLC. In this capacity, Mr. McAfee exercises sole voting and investment power with respect to all shares of record held by McAfee Capital, LLC. Mr. McAfee's spouse is the sole Managing Partner of P2 Capital, LLC. In this capacity, she exercises sole voting and investment power with respect to all shares of record held by P2 Capital, LLC. Mr. McAfee disclaims beneficial ownership of shares held by P2 Capital, LLC.

(5) Berg McAfee Companies, LLC exercises sole voting and investment power with respect to all shares it holds of record through an executive committee. Individually, no stockholder, director or officer of Berg McAfee Companies, LLC has or shares such voting or investment power.

(6) Includes 1,857,054 shares held by MKS Ventures, LLC and 729,169 shares and 198,916 shares subject to immediately exercisable options, of which 87,026 shares will be vested within 60 days after October 6, 2006 held by Nicholas Mitsakos, the sole Managing Member of MKS Ventures, LLC. In his capacity as sole managing member, Mr. Mitsakos exercises sole voting and investment power with respect to all shares of record held by MKS Ventures.

(7) Includes 1,208,030 shares subject to immediately exercisable options, of which 806,921 shares will be vested within 60 days after October 6, 2006. Also includes 5,966 shares held in trust for the minor children of Mr. Bisht, of which he disclaims beneficial ownership. Includes 1,000,000 shares granted under 2006 Executive Stock Plan, of which 656,944 shares will be vested within 60 days after October 6, 2006.

(8) Represents 388,879 shares subject to immediately exercisable options, 231,819 of which will be vested within 60 days after October 6, 2006. Includes 500,000 shares granted under 2006 Executive Stock Plan, of which 305,556 shares will be vested within 60 days after October 6, 2006.

(9) Represents 410,377 shares subject to immediately exercisable options, of which 318,538 shares will be vested within 60 days after October 6, 2006. Includes 200,000 shares granted under 2006 Executive Stock Plan, of which 122,222 shares will be vested within 60 days after October 6, 2006.

(10) Includes 348,529 shares subject to immediately exercisable options, all of which will be vested within 60 days after October 6, 2006.

(11) Includes 256,449 shares subject to immediately exercisable options, of which 217,560 shares will be vested within 60 days after October 6, 2006.

(12) Includes 59,674 shares subject to immediately exercisable options, of which 35,639 will be vested within 60 days after October 6, 2006, and 19,996 warrants. Includes 350,000 shares granted under 2006 Executive Stock Plan, of which 184,722 shares will be vested within 60 days after October 6, 2006.

(13) Includes 155,000 immediately exercisable options, 67,500 of which will be vested within 60 days after October 6, 2006. Includes 350,000 shares granted under 2006 Executive Stock Plan, of which 213,889 shares will be vested within 60 days after October 6, 2006.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to the securities. Common shares subject to options or warrants that are currently exercisable or exercisable within 60 days of October 6, 2006, are deemed to be outstanding and to be beneficially owned by the person or group holding such options or warrants for the purpose of computing the percentage ownership of such person or group but are not treated as outstanding for the purpose of computing the percentage ownership of any other person or group. Unless otherwise indicated, the address for each of the individuals listed in the table is care of Nayna Networks, Inc., 4699 Old Ironsides Drive, Suite 420, Santa Clara, CA 95054. Unless otherwise indicated by footnote, the persons named in the table have sole voting and sole investment power with respect to all common shares shown as beneficially owned by them, subject to applicable community property laws. Percentage of beneficial ownership is based on 42,620,348 shares of our common stock outstanding as of October 6, 2006.

SELLING STOCKHOLDERS

We have prepared this prospectus to allow the selling stockholders or their pledges, donees, transferees or other successors in interest, to sell up to 358,160,684 shares of our common stock, 2,438,786 of which are already acquired, 349,090,909 of which they may acquire through conversion of convertible notes and 6,630,990 of which they may acquire through the exercise of warrants. All of the common stock offered by this prospectus is being offered by the selling stockholders for their own accounts. The selling stockholders are investors from our November 2005 private placement, placement agents who helped us identify those investors, investors who were issued warrants in connections with loans made during 2005 and investors who received shares of our stock upon conversion of their debt in connection with the filing of this registration statement.

November Private Placement

In November, we entered into a securities purchase agreement which provides for the purchase and sale of convertible notes and warrants. Under the securities purchase agreement, we will receive up to $4.8 million from the selling stockholders, and they will receive in return a corresponding amount of our 8% callable secured convertible notes and warrants to purchase up to an aggregate of 2,400,000 shares of common stock. In addition, we also issued 100,000 shares of our common stock and warrants to purchase 540,000 shares of common stock to two selling stockholders, Laidlaw & Company and Stonegate Securities, LLC, each registered broker-dealers, who helped to find purchasers for our November 2005 private placement. The terms of the notes provide for full payment on or before the third anniversary date of issuance, with interest of 8% per annum, which may be converted at any time at the lesser of (i) $0.68 or (ii) the average of the lowest three inter-day trading prices during the twenty trading days immediately prior to the date the conversion notice is sent, discounted by forty-five percent. The terms of the warrants entitle each selling stockholder to purchase shares of our common stock at a price equal to $1.00 per share before the fifth anniversary date of the issuance. Under the related registration rights agreement, we agreed to register all of the shares underlying such convertible notes and warrants to allow the selling stockholders to sell them in a public offering or other distribution.

On November 17, 2005, the investors purchased (i) $1.6 million of the 8% convertible notes, none of which have been converted, and (ii) warrants to purchase up to 800,000 shares, none of which have been exercised. In addition, we have issued 100,000 shares of common stock and warrants to purchase up to an additional 180,000 shares of common stock to two selling stockholders, Laidlaw & Company and Stonegate Securities, LLC, who helped to identify purchasers for our this private placement. Under the terms of the securities purchase agreement, the investors are obligated to purchase an additional $1.6 million of our 8% notes and warrants to purchase 800,000 shares of our common stock within five days following the date this registration statement is filed with the Securities and Exchange Commission and an additional $1.6 million of our 8% notes and warrants to purchase 800,000 shares of our common stock within five days following the date this registration statement is declared effective by the Securities and Exchange Commission and in each case upon satisfaction of additional conditions by the Company. The additional conditions that must be satisfied by the Company prior to the purchase by the investors of the remaining convertible notes and warrants consist of the following: (i) the Company's representations and warranties contained in the securities purchase agreement are true and correct in all material respects on the date of purchase; (ii) there is no litigation, statute, rule, regulation, executive order, decree, ruling or injunction that has been enacted, entered, promulgated or endorsed by or in any court or government authority of competent jurisdiction or any self-regulatory organization having requisite authority which prohibits the transactions contemplated by the securities purchase agreement; (iii) no event has occurred which could reasonably be expected to have a material adverse effect on the Company; (iv) the shares of common stock underlying the convertible notes and warrants have been authorized for quotation on the Over-The-Counter Bulletin Board, or OTCBB, and trading in our common stock on the OTCBB has not been suspended by the Securities and Exchange Commission or the OTCBB; (v) the Company shall provide a legal opinion to the investors; and (vi) the Company shall provide certain certificates of its officers to the investors regarding the Company's capitalization and the truth and correctness of its representations and warranties in the securities purchase agreement. If the registration statement is not declared effective, the investors have no obligation to purchase the remaining 8% convertible notes or the related warrants.

On December 28, 2005, the investors purchased $1.6 million of the 8% convertible notes, none of which have been converted, and warrants to purchase up to 800,000 shares, none of which have been exercised. In addition, we have issued warrants to purchase up to an additional 180,000 shares of common stock to two selling stockholders, Laidlaw & Company and Stonegate Securities, LLC.

If all $4.8 million in notes were converted and all 2,940,000 warrants were exercised on October 6, 2006, a total of 177,485,455 shares of common stock would be required for issuance.

During 2005, we borrowed $1,209,981 from accredited investors. In connection with these loans, we issued warrants to purchase 750,990 shares of our common stock and agreed to register these with the Securities and Exchange Commission. The notes accrue interest at 8% per annum and also have warrants that expire three years from the date of the note. The notes have effective dates that range from April 27, 2005 to November 2, 2005. The warrant prices are fixed and were determined by using the average volume weighted share price for the ten (10) trading days prior to the receipt of the funding and range from $0.71 per share to $2.08 per share. The notes had original maturity dates 120 days from date of issuance but all have been modified to have maturity dates of December 31, 2006.

In addition to the $1.2 million, from November 15, 2004 to March 17, 2005 Nayna Delaware borrowed $2,338,785 from accredited investors pursuant to subscription agreements. The oral agreement between Nayna Delaware and these accredited investors was that the funds would be held without interest until Nayna Delaware had completed a reverse merger into a publicly-held company. Following assumption of this debt by the publicly-held company, the funds would be converted into shares of Common Stock of the publicly held company at a conversion rate of $1.00 per share. The investors were also granted registration rights in connection with the securities purchased. The subscription agreements did not accurately reflect the oral agreement among the parties. As a result, we entered into a Convertible Debt Agreements with each of these accredited investors on March 27, 2006 which provided that the funds which we had assumed as convertible debt of Nayna Delaware in connection with the reverse merger of Nayna Delaware and Rescon would be converted into shares of our common stock at a conversion rate of $1.00 per share effective upon execution of the agreements. On March 27, 2006, we converted the entire amount of this debt into 2,338,786 shares of our common stock.

Beneficial Owner	Number of Shares Beneficially Owned Prior to the Offering		Number of Shares Offered by this Prospectus	Shares Beneficially Owned after the Offering(2)
				Number	Percent

AJW Partners, LLC(1)(3)	26,320,636	(14)	26,320,636	0	*

AJW Qualified Partners, LLC(1)(3)	72,105,273	(15)	72,105,273	0	*

AJW Offshore, Ltd.(1)(3)	119,438,182	(16)	119,438,182	0	*

New Millennium Capital Partners II, LLC(1)(3)	3,317,727	(17)	3,317,727	0	*

Whalehaven Capital Fund Ltd.(1)(4)	44,236,364	(18)	44,236,364	0	*

Nite Capital, LP(1)(5)	22,118,182	(19)	22,118,182	0	*

Alpha Capital AG(1)(6)	22,118,182	(20)	22,118,182	0	*

Bristol Investment Fund Ltd.(1)(7)	22,118,182	(21)	22,118,182	0	*

Harborview Master Fund LP(1)(8)	22,118,182	(22)	22,118,182	0	*

Laidlaw & Company	760,000		760,000	0	*

Robert R. Blakely Jr.(9)	140,000		140,000	0	*

Jesse Shelmire IV(9)	140,000		140,000	0	*

Scott R. Griffith(9)	140,000		140,000	0	*

Alliance Enterprise Corporation(10)	3,735,167		87,577	3,647,590	4.84%

Power Equities(10)	250,000		250,000	0	*

Mesbic Ventures(10)	243,371		36,765	206,606	*

Ignite Group(11)	4,759,533		399,441	4,360,092	5.79%

Apex Investment Fund V(12)	2,944,148		200,000	2,744,148	3.64%

Tsuyoshi Taira	1,783,256		608,781	1,174,475	1.56%

Investment Partnership Tsunami 2000-No 1(13)	419,800		419,800	0	*

Mei Lin Huang	200,000		200,000	0	*

Ichiro Saji	300,000		300,000	0	*

Michael Brown	250,000		250,000	0	*

Manoj Goel	15,509		9,542	5,967	*

* less then 1%

The number of shares set forth in the table for the selling stockholders represents an estimate of the number of shares of common stock to be offered by the selling stockholders. The actual number of shares of common stock issuable upon conversion of the notes and exercise of the related warrants is indeterminate, is subject to adjustment and could be materially less or more than such estimated number depending on factors which cannot be predicted by us at this time including, among other factors, the future market price of the common stock. Under the terms of the notes, if the notes had actually been converted on July 28, 2006, the conversion price would have been $0.0275.

Under the terms of the notes and the related warrants, the notes are convertible and the warrants are exercisable by any holder only to the extent that the number of shares of common stock issuable pursuant to such securities, together with the number of shares of common stock owned by such holder and its affiliates (but not including shares of common stock underlying unconverted shares of notes or unexercised portions of the warrants) would not exceed 4.99% of the then outstanding common stock as determined in accordance with Section 13(d) of the Exchange Act. Accordingly, the number of shares of common stock set forth in the table for the selling stockholders exceeds the number of shares of common stock that the selling stockholders could own beneficially at any given time through their ownership of the notes and the warrants. In that regard, the beneficial ownership of the common stock by the selling stockholders set forth in the table is not determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

(1) Please note that the numbers included in this table for the stockholders noted exceed both the number of shares currently beneficially owned by each such selling stockholder and the number of shares each such stockholder could acquire upon full conversion of the notes and warrants each will hold following completion of the final investment. The numbers included in this column equal 200% of the shares required to be registered upon conversion of the investor's respective ownership of the aggregate principal amount of $4.8 million of convertible notes, based on a conversion price of $0.0275 per share, and (ii) warrants to purchase an aggregate of 2,940,000 shares of our common stock at a fixed exercise price of $1.00 per share as of July 28, 2006. Based on a conversion price of $0.0275 per share, 174,545,454 shares of our common stock would be issuable upon the conversion of the $4.8 million notes and 2,940,000 shares of our common stock would be issuable upon the exercise of warrants for a total of 177,485,455 shares. Accordingly, 200% of the total amount of shares issuable upon conversion of the notes and exercise of warrants would be 354,970,909. The number of shares beneficially owned prior to the offering reflected above for each investor is calculated as follows:

((amount of notes owned/$0.0275) x 200%) + (number of shares subject to the warrants owned x 200%)

Because the number of shares of common stock issuable upon conversion of the convertible notes is dependent in part upon the market price of the common stock prior to a conversion, the actual number of shares of common stock that will be issued upon conversion will fluctuate daily and cannot be determined at this time. However the selling stockholders have contractually agreed to restrict their ability to convert or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock.

(2) Amounts assume the sale of all of the shares offered by the selling stockholders.

(3) The selling stockholders are affiliates of each other because they are under common control. AJW Partners, LLC is a private investment fund that is owned by its investors and managed by SMS Group, LLC. SMS Group, LLC, of which Mr. Corey S. Ribotsky is the fund manager, has voting and investment control over the shares listed below owned by AJW Partners, LLC. AJW Offshore, Ltd., formerly known as AJW/New Millennium Offshore, Ltd., is a private investment fund that is owned by its investors and managed by First Street Manager II, LLC. First Street Manager II, LLC, of which Mr. Cory S. Ribotsky is the fund manager, has voting and investment control over the shares listed below owned by AJW Offshore, Ltd. AJW Qualified Investment Partners, LLC, formerly known as Pegasus Capital Partners, LLC, is a private investment fund that is owned by its investors and managed by AJW Manager, LLC. AJW Manger, LLC, of which Mr. Corey S. Ribotsky and Mr. Lloyd A. Groveman are the fund managers, has voting and investment control over the shares listed below owned by AJW Qualified Partners, LLC. New Millennium Capital Partners II, LLC, is a private investment fund that is owned by its investors and managed by First Street Manager II, LLC. First Street Manager II, LLC, of which Mr. Corey S. Ribotsky is the fund manager, has voting and investment control over the shares listed below owned by New Millennium Capital Partners II, LLC. We have been notified by the selling stockholders that they are not broker-dealers or affiliates of broker-dealers and that they believe that they are not required to be broker-dealers.

(4) For Whalehaven Capital Fund Limited, Arthur Jones, Trevor Williams and Derek Wood as directors of the fund have sole voting power over the shares.

(5) Keith Goodman, Manager of the General Partner of Nite Capital, LP has voting control and investment discretion over securities held by Nite Capital LP. Mr. Goodman disclaims beneficial ownership of the shares held by Nite Capital LP, except to the extent of their pecuniary interest.

(6) For Alpha Capital AG, Konrad Ackerman has sole voting powers over the shares.

(7) Bristol Capital Advisors, LLC (“BCA”) is the investment advisor to Bristol Investment Fund, Ltd. (“Bristol”). Paul Kessler is the manager of BCA and as such has voting and investment control over the securities held by Bristol. Mr. Kessler disclaims beneficial ownership of such securities, except to the extent of his pecuniary interest.

(8) Harborview Master Fund L.P. is a master fund in a master-feeder structure whose general partner is Harborview Advisors LLC. Richard Rosenblum and David Stefansky are the managers of Harborview Advisors LLC and have ultimate responsibility for trading with respect to Harborview Master Fund L.P. Messrs. Rosenblum and Stefansky disclaim beneficial ownership of the shares being registered hereunder, except to the extent of their pecuniary interest.

(9) Messrs. Blakely, Shelmire and Griffith are affiliates of Stonegate Securities, LLC. Each of Messrs. Blakely, Shelmire and Griffith received their shares in the ordinary course of business and at such time had no agreements or understandings, directly or indirectly, with any person to distribute the securities.

(10) Each of Alliance Enterprise Corporation, Power Equities, Inc. and Mesbic Ventures, Inc. is a Small Business Investment Company and a wholly owned affiliate of Pacesetter / MVHC, Inc. ("PMVHC"), and through an investment committee, exercises sole voting and investment power with respect to all shares of record held by these entities. Individually, no stockholder, director or officer of PMVHC has or shares such voting or investment power.

(11) Includes shares held by Ignite Ventures II, L.P., Ignite Ventures I, L.P., and Ignite Entrepreneurs, L.P., each of which is an affiliate of Ignite Associates LLC. Ignite Associates LLC is the general partner of each of these entities, and through an executive committee, exercises sole voting and investment power with respect to all shares of record held by these entities. Individually, no stockholder, director or officer of Ignite Associates LLC has or shares such voting or investment power.

(12) Apex Management V, LLC is the general partner of Apex Investment Fund V, L.P. Apex Management V, LLC, through an executive committee, exercises sole voting and investment power with respect to all shares of record held by Apex Investment Fund V, L.P. Individually, no stockholder, director or officer of Apex Management V, LLC has or shares such voting or investment power.

(13) For Investment Partnership Tsunami 2000-No 1, Katsuhiro Yamashita has sole voting powers over the shares.

(14) Includes (i) 25,963,636 shares of common stock issuable upon conversion of secured convertible notes, and (ii) 357,000 shares of common stock issuable upon exercise of common stock purchase warrants.

(15) Includes (i) 71,127,273 shares of common stock issuable upon conversion of secured convertible notes, and (ii) 978,000 shares of common stock issuable upon exercise of common stock purchase warrants.

(16) Includes (i) 117,818,182 shares of common stock issuable upon conversion of secured convertible notes, and (ii) 1,620,000 shares of common stock issuable upon exercise of common stock purchase warrants.

(17) Includes (i) 3,317,727 shares of common stock issuable upon conversion of secured convertible notes, and (ii) 45,000 shares of common stock issuable upon exercise of common stock purchase warrants.

(18) Includes (i) 43,636,364 shares of common stock issuable upon conversion of secured convertible notes, and (ii) 600,000 shares of common stock issuable upon exercise of common stock purchase warrants.

(19) Includes (i) 21,818,182 shares of common stock issuable upon conversion of secured convertible notes, and (ii) 300,000 shares of common stock issuable upon exercise of common stock purchase warrants.

(20) Includes (i) 21,818,182 shares of common stock issuable upon conversion of secured convertible notes, and (ii) 300,000 shares of common stock issuable upon exercise of common stock purchase warrants.

(21) Includes (i) 21,818,182 shares of common stock issuable upon conversion of secured convertible notes, and (ii) 300,000 shares of common stock issuable upon exercise of common stock purchase warrants.

(22) Includes (i) 21,818,182 shares of common stock issuable upon conversion of secured convertible notes, and (ii) 300,000 shares of common stock issuable upon exercise of common stock purchase warrants.

We will file a post-effective registration statement to reflect any changes in the information regarding the selling stockholders furnished above or the information regarding the Plan of Distribution furnished below.

DESCRIPTION OF SECURITIES

The descriptions in this section and in other sections of this prospectus of our securities and various provisions of our articles of incorporation and our bylaws are limited solely to descriptions of the material terms of our securities, articles of incorporation and bylaws. Our articles of incorporation and bylaws have been filed with the SEC as exhibits to this registration statement of which this prospectus forms a part.

Our authorized capital stock consists of 1,000,000,000 shares of common stock, par value $0.0001 per share. As of June 30, 2006, 42,497,198 shares of our common stock were issued and outstanding. This excludes an aggregate of 8,690,799 shares of common stock reserved for issuance upon exercise of options and 2,799,590 shares of common stock reserved for issuance upon exercise of warrants.

Common Stock

The holders of our common stock are entitled to equal dividends and distributions per share with respect to the common stock when, and if declared by the Board of Directors from funds legally available therefore. No holder of any shares of our common stock has a pre-emptive right to subscribe for any of our securities, nor are any common stock subject to redemption or convertible into other of our securities. Upon liquidation, dissolution or winding up of the Company, and after payment of creditors and preferred stockholders the assets will be divided pro-rata on a share-for-share basis among the holders of the shares of common stock. All shares of common stock now outstanding are fully paid, validly issued and non-assessable.

Each share of common stock is entitled to one vote with respect to the election of any Director or any other matter upon which stockholders are required or permitted to vote. Holders of the common stock do not have cumulative voting rights, so the holders of more than 50% of the combined shares voting for the election of Directors may elect all of the Directors if they choose to do so, and, in that event, the holders of the remaining shares will not be able to elect any members to the Board of Directors.

Transfer Agent and Registrar

The Transfer Agent and Registrar for our common stock is Interwest Transfer Company, Inc. in Salt Lake City, Utah.

PLAN OF DISTRIBUTION

We are registering a total of 358,160,684 shares of our common stock that are being offered by the selling stockholders. As used in this prospectus, "selling stockholders" includes the pledgees, donees, transferees or others who may later hold the selling stockholders' interests in the common stock. We will not receive the proceeds from the sale of the shares by the selling stockholders. However, some of the shares we are registering will be issued upon the exercise of warrants held by the selling stockholders. Although the selling stockholders are not required to exercise the warrants, if they do so we will receive the proceeds from the exercise.

The selling stockholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

|X| ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

|X| block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

|X| purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

|X| an exchange distribution in accordance with the rules of the applicable exchange;

|X| privately negotiated transactions;

|X| broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

|X| a combination of any such methods of sale; and

|X| any other method permitted pursuant to applicable law.

The shares may also be sold pursuant to Rule 144 or Regulation S. However, the selling stockholders may not use this registration statement to cover the resale of shares that are not issuable shortly after the effectiveness of this registration statement. As described previously in this registration statement, the investors are obligated to purchase to purchase an additional $1.6 million of our 8% notes and warrants to purchase 800,000 shares of our common stock within five days following the date this registration statement is declared effective by the Securities and Exchange Commission and upon satisfaction of additional conditions by the Company. Therefore, this registration statement covers the shares of common stock underlying the notes and warrants purchased after the effectiveness of this registration statement pursuant to the terms of the securities purchase agreement. The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

The selling stockholders may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker/dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholders cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholders. The selling stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus may be deemed "underwriters" as that term is defined under the Securities Act or the Exchange Act, or the rules and regulations under such acts.

The selling stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Exchange Act and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholders or any other such person. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the shares.

We have agreed to indemnify the selling stockholders against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the selling stockholders may be required to make in respect of such liabilities.

POST-EFFECTIVE REGISTRATION STATEMENT NECESSITATED BY FUTURE SALES.

To the extent required, we will file a post-effective registration statement from time to time to describe a specific plan of distribution. In connection with distributions of such shares or otherwise, the selling stockholders may enter into hedging transactions with broker-dealer or other financial institutions. In connection with these transactions, broker-dealer or other financial institutions may engage in short sales of our common stock in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also sell our common stock short and redeliver the shares to close out such short positions. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to the broker-dealer or other financial institution of the shares offered in this prospectus, which shares the broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The selling stockholders may also pledge their shares to a broker-dealer or other financial institution, and, upon a default, the broker-dealer or other financial institution may effect sales of the pledged shares pursuant to this prospectus (as supplemented or amended to reflect such transaction). In addition, any shares that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.

In effecting sales, brokers, dealers or agents engaged by the selling stockholders may arrange for other brokers or dealers to participate. Brokers, dealers or agents may receive commissions, discounts or concessions from the selling stockholders in amounts to be negotiated prior to the sale. These brokers or dealers, the selling stockholders, and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales, and any such commissions, discounts or concessions may be deemed to be underwriting discounts or commissions under the Securities Act. The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities, nor is there an underwriter or coordinating broker acting in connection with the proposed sale of shares by the selling stockholders.

If a selling stockholder enters into an underwriting agreement, the relevant details will be set forth in a post-effective amendment to the registration statement, rather than a prospectus supplement.

OTHER INFORMATION REGARDING FUTURE SALES

In order to comply with the securities laws of some states, if applicable, the shares being offered in this prospectus must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in some states shares may not be sold unless they have been registered or qualified for sale in the applicable state or a seller complies with an available exemption from the registration or qualification requirement.

We will make copies of this prospectus available to the selling stockholders and will inform them of the need for delivery of copies of this prospectus to purchasers at or prior to the time of any sale of the shares offered hereby. The selling shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against some liabilities, including liabilities arising under the Securities Act.

PAYMENT OF EXPENSES

We will pay all the expenses related to the registration of the shares offered by this prospectus, which are expected to total approximately $105,894, except for any underwriting, brokerage or related fees, discounts, commissions or the fees or expenses of counsel or advisors to the selling stockholders.

CHANGES IN ACCOUNTANTS

Effective on April 1, 2005, and as a result of the Merger, we ended the engagement of Mantyla McReynolds, Certified Public Accountants of Salt Lake City, Utah, as our independent certified public accountants. The decision was approved by our Board of Directors.

The report of Mantyla McReynolds on our predecessor, Rescon Technology Corporation's financial statements for the fiscal year ended December 31, 2003 did not contain an adverse opinion or disclaimer of opinion, other than a going concern qualification. During Rescon's fiscal years ended December 31, 2004 and 2003 and the subsequent interim period preceding the termination, there were no disagreements with Mantyla McReynolds on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Mantyla McReynolds, would have caused Mantyla McReynolds to make reference to the subject matter of the disagreements in connection with its report on the financial statements for such years or subsequent interim periods.

The Company requested that Mantyla McReynolds furnish it with a letter addressed to the Securities and Exchange Commission, or SEC, stating whether or not it agrees with Rescon's statements in this Item 4.01(a). A copy of such letter, dated April 6, 2005, has previously been filed with the SEC.

On April 1, 2005, Nareshkumar H. Arora, CPA, Inc. was engaged as our new independent certified accountant. During the two most recent fiscal years and the interim period preceding the engagement Nareshkumar H. Arora, CPA, Inc., Rescon has not consulted with Nareshkumar H. Arora, CPA, Inc. regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Rescon's financial statements; or (ii) any matter that was either the subject of a disagreement or event identified in paragraph (a)(1)(iv) of Item 304 of Regulation S-B.

LEGAL MATTERS

The validity of the issuance of the common shares offered hereby has been passed upon for us by Hutchison Law Group PLLC, Raleigh, North Carolina.

EXPERTS

The financial statements as of December 31, 2005 and for the year ended December 31, 2005, and for the period from February 10, 2000 (date of inception) to December 31, 2005, included in this Prospectus have been so included in reliance on the report of Nareshkumar H. Arora, independent accountants, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form SB-2 under the Securities Act, in connection with the offering of the common stock by the selling stockholders. This prospectus, which is part of the registration statement, does not contain all of the information included in the registration statement. Some information is omitted and you should refer to the registration statement and its exhibits. With respect to references made in this prospectus to any contract, agreement or other document of ours, such references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document. You may review a copy of the registration statement, including exhibits, at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330.

We also file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information on file at the public reference rooms. You can also request copies of these documents, for a copying fee, by writing to the SEC.

Our SEC filings and the registration statement can also be reviewed by accessing the SEC's Web site at http://www.sec.gov, which contains reports, and information statements and other information regarding registrants that file electronically with the SEC.

Nareshkumar H. Arora
Certified Public Accountant
2350 Mission College Blvd., Suite #1160, Santa Clara, CA 95054
Phone: 408-988-2900 | Fax: 408-988-2907 | naresh@taxguru.com

Report of Independent Registered Public Accounting Firm

To the Stockholders and Board of Directors
Nayna Networks, Inc.
(a company in the development stage)

We have audited the accompanying consolidated balance sheets of Nayna Networks, Inc. and its subsidiaries (“Nayna”), a development stage enterprise as of December 31, 2005 and 2004 and the related consolidated statements of operations, stockholders’ (deficit) equity, and cash flows for the years ending December 31, 2005 and 2004 and the cumulative period from February 10, 2000 (date of inception) to December 31, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. The Company’s financial statements as of December 31, 2001 and for the period from February 10, 2000 (date of inception) to December 31, 2001 were audited by other auditors whose report thereon, dated March 29, 2002, expressed an unqualified opinion on those statements. The other auditors’ report has been furnished to us, and our opinion, insofar as it related to the amounts included for such prior period, is based solely on the report of such other auditors.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above, present fairly, in all material respects, the financial position of Nayna Networks, Inc. as of December 31, 2005 and 2004, and the results of their operations and their cash flows for the years then ended and the cumulative period from February 10, 2000 (date of inception) to December 31, 2005 in conformity with U.S. generally accepted accounting principles.

As described in Note B, the accompanying consolidated financial statements of Nayna for the year ended December 31, 2005 have been restated. We therefore withdraw our previous report dated March 31, 2006 on those financial statements, as originally filed.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note A to the financial statements, the Company is in the development stage and has incurred losses from operations that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note A. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Santa Clara, California
March 31, 2006 except for Note B and E, as to which the date is September 19, 2006

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders of Nayna Networks, Inc.

We have audited the accompanying balance sheets of Nayna Networks, Inc. (a development stage company) as of December 31, 2001 and 2000, and the related statements of operations, redeemable convertible preferred stock and stockholders’ deficit, and cash flows for the year ended December 31, 2001 and the periods from February 10, 2000 (inception) through December 31, 2000 and 2001. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Nayna Networks, Inc. (a development stage company) at December 31, 2001 and 2000, and the results of its operations and its cash flows for the year ended December 31, 2001 and the periods from February 10, 2000 (inception) through December 31, 2000 and 2001 in conformity with U.S. generally accepted accounting principles.

San Jose, California
March 29, 2002

NAYNA NETWORKS, INC.
AND SUBSIDIARIES
(a development stage enterprise)
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	December 31,
	2005	2004
	(Restated)
ASSETS
Current assets:
Cash and cash equivalents	$1,782	$709
Restricted cash	44	49
Accounts receivable, net of allowance of $0 and $33 as of
December 31, 2005 and 2004, respectively	27	160
Prepaid expenses	222	35
Total current assets	2,075	953
Property and equipment, net	131	798
Other assets
Deposits	194	16
Unamortized discount and fees, net	220	-
Total other assets	414	16

Total assets	$2,620	$1,767
LIABILITIES AND STOCKHOLDER'S (DEFICIT) EQUITY
Current liabilities
Accounts payable and accrued liabilities	$2,146	$1,191
Notes payable, including $685 and $656 to related party, respectively	1,567	718
Convertible debentures, including $889 and $300 to related party, respectively	2,339	922
Capital lease obligations	-	9
Convertible debt derivative	3,424	-
Warrant liability	804	-
Total current liabilities	10,281	2,841
Long term liabilities
Notes payable, less current maturities	-	298
Total long term liabilities	-	298

Total liabilities	10,281	3,138
Stockholder's (deficit) equity
Series D preferred stock, $0.001 par value:
Authorized shares - 52,500,000; issued and outstanding
shares - 19,531,247 at December 31, 2004	-	20
Common stock, $0.0001 par value:
Authorized shares - 1,000,000,000; issued and outstanding
shares - 36,533,004 at December 31, 2005	4	80
Additional paid-in capital	57,176	51,911
Deferred stock option compensation	(684)	-
Deficit accumulated during the development stage	(64,156)	(53,382)
Total stockholder's (deficit) equity	(7,660)	(1,371)

Total liabilities and stockholder's (deficit) equity	$2,620	$1,767

Accompanied notes are an integral part of these financial statements.

NAYNA NETWORKS, INC.
AND SUBSIDIARIES
(a development stage enterprise)
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)

			Cumulative
			Period from
			February 10,
			2000 (date of
			inception) to
	Year Ended December 31,		December 31,
	2005	2004	2005
	(Restated)		(Restated)
Operating expenses:
Research and development	$2,886	$2,971	$41,836
Business development	753	1,011	3,364
General and administrative	2,299	1,069	9,833
Goodwill impairment	3,712	9	9,545
Total operating expenses	9,650	5,061	64,578
Loss from operations	(9,650)	(5,061)	(64,578)
Unrealized loss related to adjustment of derivative and
warrant liability to fair value of underlying securities	(997)	-	(997)
Interest expense, net	(126)	(26)	1,432
Loss on sale of assets	-	(12)	(11)
Net loss	$(10,773)	$(5,098)	$(64,155)
Weighted average number of common shares outstanding
Basic and diluted	35,889,509	23,887,642
Loss per share available to common shareholder
Basic and diluted	(0.300)	(0.213)

Accompanied notes are an integral part of these financial statements.

NAYNA NETWORKS, INC.
AND SUBSIDIARIES
(a development stage enterprise)
Consolidated Statements of Stockholders' (Deficit) Equity
For the Cumulative Period from February 10, 2000 (date of inception) to December 31, 2005
(in thousands, except share and per share data)

	NAYNA NETWORKS, INC.						Accumulated	Total
	(a Delaware Subsidiary)				Additional	Deferred	During the	Stockholders'
	Preferred Stock		Common Stock		Paid-In	Stock Option	Development	(Deficit)
	Shares	Amount($)	Shares	Amount($)	Capital	Compensation	Stage	Equity

Issuance of common stock to founders in March 2000 at $0.001 per share for cash	-	$-	15,000,000	$15	$-		$-	$15
Issuance of Series A redeemable convertible preferred stock in March 2000 at $0.80 per share for cash	15,000,000	15	-	-	11,938		-	11,953
Issuance of Series B redeemable convertible preferred stock in December 2000 at $4.50 per share for cash, net of $73 of issuance cost	7,999,997	8	-	-	35,919		-	35,927
Issuance of warrants to purchase Series B redeemable convertible preferred stock in connection with equipment lease in July 2000	-	180	-	-	-		-	180
Exercise of common stock options for cash	-	-	4,069,000	4	403		-	407
Repurchase of common stock issued to founders in July 2000 at $0.001 per share for cash	-	-	(66,667)	-	-			-
Net loss and comprehensive loss	-	-	-	-	-		(6,267)	(6,267)
Balances, December 31, 2000	22,999,997	203	19,002,333	19	48,260	-	(6,267)	42,215
Issuance cost related to Series B preferred stock	-	(30)	-	-	-		-	(30)
Issuance of warrants to purchase Series B redeemable convertible preferred stock to a lessor in July 2001	-	79	-	-	-		-	79
Compensation expense related to accelerated stock options issued to terminated employees in September 2001	-	-	-	28	-		-	28
Compensation expense related to stock option grants to consultants in July and December 2001	-	-	-	12	-		-	12
Adjustment to valuation of warrant issued to a lessor to purchase Series B redeemable convertible preferred stock	-	(38)	-	-	-		-	(38)
Exercise of common stock options for cash	-	-	93,374	0.09	10		-	10
Repurchase of common stock issued to founders at $0.10 per share for cash	-	-	(1,174,399)	(1)	(116)		-	(117)
Net loss and comprehensive loss	-	-	-	-	-		(20,117)	(20,117)
Balances, December 31, 2001	22,999,997	$214	17,921,308	$58	$48,154	$-	$(26,384)	$22,042
Repurchase of common stock for $0.10 to $0.90 per share	-	-	(997,195)	(1)	(100)		-	(101)
Exercise of common stock options for cash	-	-	100,750	0.10	10		-	10
Cancellation of previously issued common stock subject to restriction	-	-	(1,472,500)	(1)	-		-	(1)
Net loss	-	-	-	-	-	-	(8,612)	(8,612)
Balances, December 31, 2002	22,999,997	214	15,552,363	56	48,064	-	(34,996)	13,338

(Contd.)

NAYNA NETWORKS, INC.
AND SUBSIDIARIES
(a development stage enterprise)
Consolidated Statements of Stockholders' (Deficit) Equity
For the Cumulative Period from February 10, 2000 (date of inception) to December 31, 2005
(in thousands, except share and per share data)

	NAYNA NETWORKS, INC.						Accumulated	Total
	(a Delaware Subsidiary)				Additional	Deferred	During the	Stockholders'
	Preferred Stock		Common Stock		Paid-In	Stock Option	Development	(Deficit)
	Shares	Amount($)	Shares	Amount($)	Capital	Compensation	Stage	Equity
Issuance of Series C redeemable convertible preferred stock for consideration other than cash in connection with Xpeed acquisition in April 2003	4,680,647	-	-	-	-		-	-
Issuance of common stock for consideraion other than cash in connection with Xpeed acquisition in April 2003	-	-	5,348,572	-	-		-	-
Exercise of common stock options for cash	-	-	25,000	0.03	6		-	7
Repurchase of common stock for $0.10 per share	-	-	(413,646)	(4)	-		-	(4)
Net loss	-	-	-	-	-	-	(13,288)	(13,288)

Balances, December 31, 2003	27,680,644	214	20,512,289	52	48,071	-	$(48,284)	$53

Conversion of Series A, B & C into common stock	(27,680,644)	(214)	27,680,644	28	186		-	-
Issuance of Series D redeemable convertible preferred stock for cash	18,220,425	$18			3,381			3,399
Issuance of Series D redeemable convertible preferred stock for consideration other than cash in connection with note payable to Seimens	1,310,822	1			249			250
Exercise of common stock options for cash			301,158	0.30	16			16
Issuance of common stock for consideration other than cash on purchase of intangible assets			300,000	0.30	9			9
Net loss							(5,098)	(5,098)

Balances, December 31, 2004	19,531,247	$19.31	48,794,091	80	51,912	-	$(53,382)	$(1,371)

Reverse split of common immediately prior to reverse takeover of Rescon Technology Corporation in April 2005			(39,134,425)					-
Issuance of common stock in April 2005 in connection with acquisition of Depthcom 7 in March 2005			9,250,000	0.93	-			1
Conversion of Series D into common stock in April 2005	(19,531,247)	(20)	13,340,281	1	18			(0)
Repurchase of common stock for $0.151 per share			(44,141)	(0.04)	(7)			(7)
Elimination of Nayna Networks, Inc. common stock upon reverse takeover			(32,205,806)	(82)	82			-
Issued and outstanding common stock of Rescon Technology Corporation immediately prior to reverse takeover in April 2005			3,552,557	0.36				0.36
Isssuance of common stock to Nayna Networks, Inc. on reverse takeover in April 2005			32,249,947	3	3,708			3,712
Issuance of common stock for professional services in connection with issuance of callable secured convertible notes in August and December 2005			100,000	0.01	94			94
Issuance of common stock in connection with settlement agreement relating to reverse takeover of Rescon in November 2005			126,000	0.01	101			101
Issuance of common stock for legal services relating to reverse takeover of Rescon and other matters in December 2005			500,000	0.05	452			452
Issuance of common stock in December 2005 for legal services			4,500	0.0005	3			3
Deferred compensation related to issuance of stock options to non-employees					811	(811)		-
Amortization of deferred non-cash compensation						127		127
Net loss							(10,773)	(10,773)
Balances, December 31, 2005 (Restated)	-	-	36,533,004	$4	$57,176	$(684)	$(64,156)	$(7,660)

Accompanied notes are an integral part of these financial statements.

NAYNA NETWORKS, INC.
AND SUBSIDIARIES
(a development stage enterprise)
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands, except share and per share data)

	Year Ended December 31,		Cumulative Period from February 10,2000 (date of inception) to December 31,
	2005	2004	2005
Cash flows from operating activities :	(Restated)		(Restated)
Net loss	$(10,773)	$(5,098)	(64,155)
Adjustments to reconcile net loss to net cash used in operations:
Depreciation and amortization	459	615	4,210
Loss on sale of property and equipment	-	12	1,126
Goodwill impairment	3,712	9	9,546
Noncash charges related to stock options granted to consultants	127	-	167
Noncash charges related to issuance of common stock for legal services	651	-	651
Noncash interest expense related to issuance of convertible debt	79	-	79
Unrealized loss related to adjustment of derivative and warrant liability to fair value of underlying securities	997	-	997

Amortization of financing costs	6		6
Amortization of discount on warrants associated with equipment financing	-	-	202
Changes in operating assets and liabilities:
Restricted cash	5	(1)	(209)
Accounts receivable	133	(39)	(27)
Prepaid expenses and other current assets	(187)	28	(222)
Other assets	(178)	(8)	(194)
Accounts payable and accrued liabilities	955	(15)	2,146
Net cash used in operating activities	(4,014)	(4,496)	(45,679)

Cash flows from investing activities :
Purchase of property and equipment	(1)	(45)	(1,239)
Proceeds from sale of property and equipment	203	8	648
Costs associated with acquisition of Xpeed, Inc.	-	-	(3,685)
Net cash used in investing activities	202	(37)	(4,276)

Cash flows from financing activities :
Loan proceeds	1,210	-	1,537
Payments on capital lease obligations and loan facility	(144)	(758)	(5,733)
Proceeds from issuance of common stock, net of repurchases		16	243
Proceeds from issuance of Series A redeemable convertible
preferred stock, net of issuance costs	-	-	11,953
Proceeds from issuance of Series B redeemable convertible
preferred stock, net of issuance costs	-	-	35,897
Proceeds from issuance of Series D redeemable convertible
preferred stock, net of issuance costs	-	3,399	3,399
Proceeds from issuance of convertible debt	846	922	1,468
Proceeds from issuance of callable secured convertible notes, net of financing costs	2,974	-	2,974
Net cash provided (used) by financing activities	4,885	3,579	51,737

Net increase (decrease) in cash and cash equivalents	1,073	(954)	1,782

Cash and cash equivalents at beginning of period	709	1,663	-

Cash and cash equivalents at end of period	$1,782	$709	1,782

Non-cash financing activites
Conversion of preferred stock into common		$214
Issuance of preferred stock for conversion of note payable		$250
Shares isued for purchase of intangibles		$9
Shares issued for services or settlement of claims	$651

Accompanied notes are an integral part of these financial statements.

NAYNA NETWORKS, INC.
AND SUBSIDIARIES
(a development stage enterprise)
NOTES TO FINANCIAL STATEMENTS
($ in thousands, except shares and per share data)

NOTE A: THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a) The Company

Nayna Networks, Inc., a development stage enterprise (the “Company” or “Nayna”), is engaged in the development of next-generation broadband access networking solutions, also known as Ethernet in the First Mile for the secure communications market and its principal product is ExpressSTREAM. The company, together with the companies it has acquired, has raised more than $65 million in venture capital investment over the five years of its existence, substantially all of which has been spent on research and development activities. The current company was formed in April 2005 as a result of a merger and plan of reorganization between Rescon Technology Corporation (“Rescon”), a Nevada corporation and publicly traded company and Nayna Networks, Inc., a Delaware corporation and a private company (“Nayna Delaware”). Following the merger, Rescon Technology Corporation changed its name to Nayna Networks, Inc. (“Nayna”)

The Company has incurred losses since its inception, and management believes that it will continue to do so for the foreseeable future because of additional costs and expenses related to continued development and expansion of the Company’s product offerings. The Company currently plans to generate revenues and reduce operating expenses to levels that will result in at least neutral cash flows from operations. However, until that stage is reached, the Company will continue to use its current cash on hand and require additional financing to support its operations. Failure to generate sufficient cash flows from operations, raise additional financing or reduce certain discretionary spending could have a material adverse effect on the Company’s ability to continue as a going concern and to achieve its intended business objectives. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

(b) Development Stage

Since its inception although the Company has commenced its principal operations, it has not achieved a sufficient level of sales and market demand to become an established operating enterprise. Therefore, as per the Statement of Financial Accounting Standards (“SFAS”) No.7, “Accounting and Reporting by Development Stage Enterprises”, the Company is being classified as a development stage enterprise. The Company is in the development stage and accordingly, its financial statements are presented in accordance with Statement of Financial Accounting Standards (SFAS) No. 7, “Accounting and Reporting by Development Stage Enterprises”. Successful completion of the Company’s developmental program and, ultimately, the attainment of profitable operations are dependent upon future events, including future financing, successfully completing product development, and achieving a sufficient level of sales and market demand to become an established operating enterprise. However, there can be no assurance that the Company will be able to achieve profitable operations.

(c) Estimates and Assumptions

Preparing financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. A change in the facts and circumstances surrounding these estimates could result in a change to the estimates and could impact future operating results.

(d) Cash and cash equivalents

For purposes of the statement of cash flows, the Company considers all instruments with an original maturity of three months or less to be cash equivalents.

(e) Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. Depreciation expense is determined using the straight-line method over the estimated useful lives of the respective assets, which are generally three to five years for computers, equipment and furniture. Depreciation on leasehold improvements is provided using the straight-line method over the shorter of the estimated useful lives of the improvements or the lease term. Expenditures for maintenance and repairs are charged to operating expense as incurred. Upon retirement or sale, the original cost and related accumulated depreciation are removed from the respective accounts, and the gains and losses are included in other income or expense.

(f) Impairment of long-lived assets

The Company evaluates its long-lived assets, including property and equipment, for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. When the sum of the present value of future net cash flows expected to result from the use of the asset and its eventual disposition is less than its carrying amount, an impairment loss would be measured based on the discounted cash flows compared to the carrying amount. No impairment charge has been recorded in any of the periods presented.

(g) Business and credit risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash, cash equivalents invested in deposits and trade receivables. The Company has not experienced any losses on its deposits of cash and cash equivalents. Management believes that the institutions are financially sound and, accordingly, minimal credit risk exists. The carrying values reported in the balance sheets for cash, cash equivalents and trade receivables approximate their fair values.

(h) Research and development

The Company accounts for research and development costs in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 2, “Accounting for Research and development Costs,” and, accordingly, the Company expenses research and development costs when incurred.

(i) Income Taxes

The Company recognizes deferred tax assets and liabilities for operating loss carryforwards, tax credit carryforwards and the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which the temporary differences are expected to be recovered or settled. A valuation allowance is recorded to reduce the carrying amounts of net deferred tax assets if there is uncertainty regarding their realization.

(j) Stock-Based Compensation

The Company accounts for its stock-based employee compensation using the intrinsic-value method, which follows the recognition and measurement principles of Accounting Principles Board (APB) Opinion No. 25, “Accounting for Stock Issued to Employees”, and Financial Accounting Standards Board (“FASB”) Interpretation (“FIN”) No. 44, “Accounting for Certain Transactions Involving Stock Compensation.” The fair value of services received from non-employees in exchange for stock and other equity instruments are accounted for in accordance with SFAS No. 123, “Accounting for Stock-Based Compensation,” and EITF Issue No. 96-18, “Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services”.

No stock-based employee compensation cost related to stock options is reflected in net income (loss), as all options granted under stock-based compensation plans had an exercise price equal to fair value of the underlying common stock on grant date.

In December 2004, the FASB issued SFAS No. 123 (R), “Share-Based Payment,” which replaces SFAS No. 123 and supersedes APB Opinion No. 25. SFAS No. 123 (R) requires that compensation cost relating to all share-based payment transactions, including grants of employee stock options, be recognized in the statement of operations based on their fair values. Pro forma disclosure is no longer an alternative. SFAS No. 123 (R) is effective the first interim or annual reporting period that begins after December 15, 2005. The company expects to adopt SFAS No. 123 (R) on January 1, 2006 and expects to apply the modified prospective method upon adoption.

(k) Loss per Common Share

Loss per common share is calculated based on the consolidated net loss for the period divided by the weighted average number of common shares outstanding as of December 31, 2005 and 2004. Common stock equivalents are not included, as their effect would be antidilutive.

(l) Goodwill and Purchased Intangible Assets

In July 2001, the FASB issued Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" ("SFAS 142"). SFAS 142 requires goodwill to be tested for impairment on an annual basis and between annual tests in certain circumstances, and written down when impaired, rather than being amortized as previous accounting standards required. Furthermore, SFAS 142 requires purchased intangible assets other than goodwill to be amortized over their useful lives unless these lives are determined to be indefinite.

(m) Recently Issued Accounting Pronouncements

In December 2004, the FASB issued SFAS No. 123 (R), “Share-Based Payment,” which replaces SFAS No. 123 and supersedes APB Opinion No. 25. SFAS No. 123 (R) requires that compensation cost relating to all share-based payment transactions, including grants of employee stock options, be recognized in the statement of operations based on their fair values. Pro forma disclosure is no longer an alternative. SFAS No. 123 (R) is effective the first interim or annual reporting period that begins after December 15, 2005. The company expects to adopt SFAS No. 123 (R) on January 1, 2006 and expects to apply the modified prospective method upon adoption. The modified prospective method requires companies to record compensation cost beginning with the effective date (a) based on the requirements of SFAS No. 123 (R) for all share-based payments granted after the effective date and (b) based on the requirements of SFAS No. 123 for all awards granted to employees prior to the effective date of SFAS No. 123 (R) that remain unvested on the effective date.

As permitted by SFAS No. 123, the Company currently accounts for share-based payments to employees using APB Opinion No. 25’s intrinsic value method and, as such, generally recognizes no compensation cost for employee stock options. Accordingly, the adoption of SFAS no. 123 (R)’s fair value method may have a significant impact on the Company’s results of operations, although it will have no impact on the Company’s overall financial position. The impact of the adoption of SFAS No. 123 (R) cannot be predicted at this time because it will depend on levels of share-based payments granted in the future. However, had the Company adopted SFAS No. 123 (R) in prior periods, the impact of that standard would have approximated the impact of SFAS No. 123 as described in the disclosure of pro forma net income (loss) in Note H. The company expects its earnings will be adversely affected upon adoption of SFAS No. 123 (R).

In December 2004, the FASB issued SFAS No. 153, “Exchanges of Nonmonetary Assets - an amendment of APB Opinion No. 29,” which amends APB Opinion No. 29, “Accounting of Nonmonetary Transactions,” to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS No. 153 is effective for nonmonetary exchanges occurring in fiscal periods beginning after June 15, 2005. The Company does not expect the adoption of SFAS No. 153 to have a material impact on its results of operations or financial condition.

In May 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections” (“SFAS 154”), which replaces APB Opinion No. 20, “Accounting Changes”, and SFAS No. 3, “Reporting Accounting Changes in Interim Financial Statements — An Amendment of APB Opinion No. 28”. SFAS 154 provides guidance on the accounting for and reporting of changes in accounting principles and error corrections. SFAS 154 requires retrospective application to prior period financial statements of voluntary changes in accounting principles and changes required by new accounting standards when the standard does not include specific transition provisions, unless it is impracticable to do so. SFAS 154 also requires certain disclosures for restatements due to correction of an error. SFAS 154 is effective for accounting changes and correction of errors made in respect of fiscal years beginning after December 15, 2005, and is required to be adopted by Nayna as of January 1, 2006. The impact that the adoption of SFAS 154 will have on Nayna’s consolidated results of operations and financial condition will depend on the nature of future accounting changes adopted by Nayna and the nature of transitional guidance provided in future accounting pronouncements.

NOTE B: RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS

The Company has restated its financial statements as of and for the year ended December 31, 2005:

•
To recognize the derivative and warrant liability under SFAS 133 and EITF 00-19, which require the beneficial conversion feature to be treated as an embedded derivative equal to the estimated fair value of the conversion option and the fair value of detachable warrants to be recorded as warrant liability. Accordingly the previously reported liability of $3,427 related to callable secured convertible notes is now being restated at its fair value of $4,229, reported as $3,424 of convertible debt derivative and $804 of warrant liability. As a result the Company has recognized unrealized loss of $997 related to adjustment of derivative and warrant liability to fair value of underlying securities as of December 31, 2005. (Also see Note E)

•
To reclassify the fair value of stock issued of $651 in consideration for legal services related to matters concerning acquisition of other companies as legal expense, previously reported as expense related to impairment of goodwill.

•	To reclassify the Convertible notes of $2,339 as debt from equity because the process of conversion from debt to equity initiated in 2005 was not completed until March 2006 (see Note E and M);

The following is a summary of the effects of restatement on (i) the Company’s consolidated balance sheet as of December 31, 2005 and (ii) the Company’s consolidated statement of operations for the year ended December 31, 2005:

(i)

Consolidated Statement of Operations for the year ended December 31, 2005

	As Previously Reported	Adjustments	Restated
ASSETS
Current assets:
Cash and cash equivalents	$1,782	$-	$1,782
Restricted cash	44	-	44
Accounts receivable	27	-	27
Prepaid expenses	444	(222)	222
Total current assets	2,297	(222)	2,075
Property and equipment, net	131	-	131
Other assets
Deposits	194	-	194
Unamortized discount and fees, net	-	220	220
	194	220	414
Total assets	$2,623	$(3)	$2,620
LIABILITIES AND STOCKHOLDER'S (DEFICIT) EQUITY
Current liabilities
Accounts payable and accrued liabilities	$2,146	$-	$2,146
Notes payable	1,567	-	1,567
Convertible debentures	-	2,339	2,339
Convertible debt derivative	-	3,424	3,424
Warrant liability	-	804	804
Total current liabilities	3,712	6,567	10,281
Long term liabilities
Callable secured convertible notes	3,427	(3,427)	-
Total long term liabilities	3,427	(3,427)	-
Total liablities	7,139	3,140	10,281
Stockholder's (deficit) equity
Common stock, $0.0001 par value:
Authorized shares - 1,000,000,000; issued and outstanding
shares - 36,533,004 at December 31, 2005	4	-	4
Additional paid-in capital	59,514	(2,339)	57,176
Deferred stock option compensation	(684)	-	(684)
Deficit accumulated during the development stage	(63,350)	(806)	(64,156)
Total stockholder's (deficit) equity	(4,517)	(3,144)	(7,660)
Total liabilities and stockholder's (deficit) equity	$2,623	$(3)	$2,620

(ii)

Consolidated Statement of Operations for the year ended December 31, 2005

	As Previously Reported	Adjustments	As Restated
Operating expenses:
Research and development	$2,886	$-	$2,886
Business development	753	-	753
General and administrative	1,868	431	2,299
Goodwill impairment	4,363	(651)	3,712
Total operating expenses	9,870	(220)	9,650
Loss from operations	(9,870)	220	(9,650)
Unrealized loss related to adjustment of derivative warrant liability to fair value of underlying		(997)	(997)
Interest expense, net	(99)	(27)	(126)
Net loss	(9,969)	(805)	(10,773)
Weighted shares outstanding
Basic and diluted	34,207,325	1,682,184	35,889,509
Loss per share available to common shareholder
Basic and diluted	(0.290)		(0.300)

NOTE C: ACQUISITIONS

Reverse takeover of Nayna Networks, Inc. (a Delaware corporation)

The Company was formed in April 2005 as a result of a merger and plan of reorganization between Rescon Technology Corporation (“Rescon”), a Nevada corporation and publicly traded company and Nayna Networks, Inc., a Delaware corporation and a private company (“Nayna Delaware”). Following the merger, Rescon Technology Corporation changed its name to Nayna Networks, Inc. (the Company). For accounting purposes, the Company became the surviving entity. The transaction was accounted for using the purchase method of accounting. Rescon shareholders retained approximately 10% of issued and outstanding common stock immediately following the merger. The purchase consideration was valued at $3,712 based on the average lowest price for the market capitalization of Rescon for six months prior to October 2004, the valuation date. The results of operations of the acquired company have been included in the consolidated financial statements since that date. Effective with the merger agreement, all previously outstanding common stock, preferred stock, options and warrants owned by the Nayna Delaware’s stockholders were exchanged for an aggregate of 32,249,947 shares of the Company’s common stock.

Based on the impairment tests performed using present value of future cash flows, the value of intangible asset acquired in April 2005 was considered impaired as of December 31, 2005. Accordingly, the Statement of Operations for the year ended December 31, 2005, included a charge of $3,712 for impairment of intangible asset.

Acquisition of Depthcom 7, Inc. (“DC7”)

In March 2005, the Company acquired DC7, a privately owned shell company with no assets and liabilities. The merger was part of a fund-raising transaction structured to get private investment in Nayna Delaware. The Company issued 9,250,000 shares of common stock in anticipation of receiving funding promptly after the acquisition.

The shares issued have been recorded in accordance with the principles outlined in SFAS 123. The fair value of services received in this share-based transaction is more reliably measurable than the fair value of the shares issued. The management’s estimate of the fair value of services received is $0.93. However, as of the date of issue of this report, the Company has not received any funds and has filed a complaint against the representatives of DC7 requiring cancellation of these shares (Also see Note L).

NOTE D: PROPERTY AND EQUIPMENT

Property and equipment consisted of the following (in thousands):

	December 31,
	2005	2004
Computer equipment	$686	$2,025
Computer software	1,354	1,354
Furniture and fixtures	2	2
	2,042	3,381
Less: Accumulated depreciation	(1,911)	(2,583)
Balances as at December 31, 2005 and 2004	$131	$798

NOTE E: NOTES PAYABLE

Notes Payable - Bridge loan

Notes payable at December 31, 2005 and 2004 consist of the following:

	2005	2004
Short term bridge loan from accredited investors due June 30, 2006, interest payable at 8% per annum. In addition, the Company issued to the investors,warrants to purchase 283,325 shares of common stock, none of which were exercised in 2005 (See Note F).	$630	$-

Short term bridge loan from related parties due June 30, 2006, interest payable at 8% per annum (See Note K). In addition, the Company issued to the investors, warrants to purchase 467,665 shares of common stock, none of which were exercised in 2005 (See Note F).	580
Accrued interest on bridge loan ($20 due to related parties)	47
Notes payable in connection with unsettled claims from acquisition of Xpeed in April 2003, unsecured ($85 and $572 due to related parties, respectively. See Note K).	310	1,016
Total notes payable	1,567	1,016
Less: current maturity	(1,567)	(718)
	$-	$298

In connection with above notes issued in 2005, the Company issued 750,990 warrants to purchase shares of common stock to the bridge loan investors. The warrant prices are fixed and were determined by using the average volume weighted share price for the ten (10) trading days prior to the receipt of the funding and range from $0.71 per share to $2.08 per share and expire three years from the date of the note. The fair value of the warrants was estimated using the Black-Scholes option pricing model and was recorded as warrant liability in accordance with the guidance under EITF 00-19. Assumptions used to value these warrants included that all warrants would be exercised on their respective expiration dates, using annualized volatility rate of 79%, and using risk free interest rates ranging from 3.73% to 4.46%. As of December 31, 2005, warrant liability included the estimated fair value of these warrants of $196.

Convertible Debentures

	2005	2004
Beginning in November 2004, Nayna Delaware entered into a convertible debt agreement. The debt is convertible into shares of common stock of the public corporation at a conversion price of $1.00per share upon the filling of the first registration statement in connection with debt or equity financing ($589 and $571 from related parties, respectively. Also see Note K). The total debt was converted into 2,338,786 shares in March 2006 (See note K and M below).	$2,339	$922
Less: current maturity	(2,339)	(922)
	$-	$-

Callable Secured Convertible Notes

In November 2005, the company entered into a securities purchase agreement which provides for the purchase and sale of callable secured convertible notes and warrants. Under the securities purchase agreement, the company will receive up to $4,800 upon issuance of a corresponding amount of the company’s 8% callable secured convertible notes and warrants to purchase up to an aggregate of 2,400,000 shares of common stock. The conversion of the debt to common stock of the Company is at the option of the holder and may be exercised at any time. The notes were accompanied by a Registration Rights Agreement.

During 2005, the Company received $2,974 ($3,200 net of financing costs) and issued 1,600,000 five year $1.00 warrants, none of which have been exercised. The terms of the notes provide for full payment on or before the third anniversary date of issuance, with interest at the rate of 8% per annum. The company has the option to prepay (i) all of the outstanding principal and unpaid interest at any time if the common stock is trading at or below $0.75 per share and (ii) portion of the outstanding principal and unpaid interest at any time if the common stock is trading at or below $1.12 per share. The notes are convertible into common shares at the lesser of $0.68 or 55% of the market price of the Company’s common stock, as defined. Additionally, the notes are secured by intellectual properties owned by the company.

The notes are potentially convertible into an unlimited number of common shares. Accordingly, the Company has accounted for the Notes under SFAS 133 and EITF 00-19 which require the beneficial conversion feature to be treated as an embedded derivative, recording a liability equal to the estimated fair value of the conversion option. In addition, all non-employee warrants and options that are exercisable during the period that the Notes are outstanding are required to be recorded as liabilities at their fair value. As of December 31, 2005 the Notes were convertible into 12,590,501 common shares and the conversion feature had an estimated fair value of $3,425. Non-employee warrants and options to acquire a total of 1,600,000 common shares were outstanding and had an estimated fair value of $497. The fair value of the conversion feature and the warrants and options were estimated using the Black-Scholes option pricing model. Assumptions used to value the warrants included assuming that all warrants would be exercised on their respective expiration dates, using annualized volatility of 100%, and using risk free interest rates ranging from 4.25% to 4.46%. The estimated fair value of the conversion option exceeded the carrying value of the notes; therefore, the excess was recorded as a loss on derivative instruments in the Consolidated Statements of Operations. The fair value of the beneficial conversion option, warrants and options will be estimated each reporting period with the change in fair value recorded as gain or loss on derivative instruments. As the Company’s common stock is highly volatile, material gains or losses for the change in estimated fair value are likely to occur in future periods.

Under the related registration rights agreement, the company agreed to register all of the shares underlying such convertible notes and warrants to allow the selling stockholders to sell them in a public offering or other distribution.

Under the terms of the securities purchase agreement, the investors are obligated to purchase an additional $1,600 of our 8% notes and warrants to purchase 800,000 shares of our common stock within five days following the date this registration statement is declared effective by the Securities and Exchange Commission and in each case upon satisfaction of additional conditions by the Company. The additional conditions that must be satisfied by the Company prior to the purchase by the investors of the remaining convertible notes and warrants consist of the following: (i) the Company's representations and warranties contained in the securities purchase agreement are true and correct in all material respects on the date of purchase; (ii) there is no litigation, statute, rule, regulation, executive order, decree, ruling or injunction that has been enacted, entered, promulgated or endorsed by or in any court or government authority of competent jurisdiction or any self-regulatory organization having requisite authority which prohibits the transactions contemplated by the securities purchase agreement; (iii) no event has occurred which could reasonably be expected to have a material adverse effect on the Company; (iv) the shares of common stock underlying the convertible notes and warrants have been authorized for quotation on the Over-The-Counter Bulletin Board, or OTCBB, and trading in our common stock on the OTCBB has not been suspended by the Securities and Exchange Commission or the OTCBB; (v) the Company shall provide a legal opinion to the investors; and (vi) the Company shall provide certain certificates of its officers to the investors regarding the Company's capitalization and the truth and correctness of its representations and warranties in the securities purchase agreement. If the registration statement is not declared effective, the investors have no obligation to purchase the remaining 8% convertible notes or the related warrants.

The Company issued 360,000 warrants to purchase shares of common stock, 180,000 warrants being issued on November 17, 2005 and another 180,000 warrants being issued on December 28, 2005 to two selling stockholders, Laidlaw & Company and Stonegate Securities, LLC, who helped to identify purchasers for callable secured convertible notes. The terms of the warrants entitle each selling stockholder to purchase shares of common stock before the fifth anniversary date of the issuance. All of these warrants are exercisable at $1.00 per share which price may be adjusted from time to time if the Company issues stock at less than $1.00 in the future. None of the warrants have been exercised as of December 31, 2005. As per the agreed-upon exclusions no adjustment to the exercise price will be made (i) upon the exercise of any warrants, options or convertible securities granted, issued and outstanding on the date of issuance of this Warrant; (ii) upon the grant or exercise of any stock or options which may hereafter be granted or exercised under any employee benefit plan, stock option plan or restricted stock plan of the Company now existing or to be implemented in the future, so long as the issuance of such stock or options is approved by a majority of the independent members of the Board of Directors of the Company or a majority of the members of a committee of independent directors established for such purpose; or (iii) upon the issuance of securities in connection with a merger, consolidation or purchase of assets, or in connection with any strategic partnership or joint venture (the primary purpose of which is not to raise equity capital), or in connection with the disposition or acquisition of a business, product or license by the Company, so long as the issuance of such securities is approved by a majority of the independent members of the Board of Directors of the Company or a majority of the members of a committee of independent directors established for such purpose; (iv) upon the exercise of the Warrants. Any of the warrants, stock or options, issued or granted subsequently, have not triggered an adjustment to the exercise price of these warrants.

The fair value of the warrants issued was estimated using the Black-Scholes option pricing model and was recorded as warrant liability in accordance with the guidance in EITF 00-19. Assumptions used to value these warrants included that all warrants would be exercised on their respective expiration dates, using annualized volatility rate of 100%, and using risk free interest rates ranging from 4.25% to 4.46%. As of December 31, 2005, warrant liability included the estimated fair value of these warrants of $112.

Derivative liability	$3,425
Warrant liability related to convertible debt	497
Warrant liability related to issuance of warrants to attorneys	307
Total callable secured convertible notes (including unpaid interest $32)	4,229

NOTE F: COMMON STOCK

In March 2004, Nayna Delaware entered into a Securities Purchase Agreement whereby investors purchased 19,531,247 shares of Series D Preferred Stock for $3,649. The Series D preferred stock had the following preferences; a) voting rights equal to the number of shares of common stock into which each such share of preferred stock could be converted at the record date b) dividends (if declared) at the rate of $0.015 per year on each outstanding share of Series C stock, c) a liquidation preference of $0.38144 per share of Series D stock, d) conversion right at the rate of one share of common stock for each share of Series D preferred stock, and, e) anti-dilution protection. Additionally, all shares of Series A, B and C preferred stock were converted into common stock on a 1 for 1 basis. Subsequently, on April 1, 2005, immediately prior to the merger with Rescon, Series D stock was converted into common stock at the rate of 0.68 shares of common stock for every share of Series D preferred stock.

In April 2005, immediately prior to the merger with Rescon, Nayna Delaware exchanged 9,250,000 shares of common stock for 100% of the shares of Depthcom 7, a company engaged in the raising of funds. As explained in Note B, the fair value of $0.93 of these shares is being charged to operating expense for the year ended December 31, 2005. (Also see Note C and L).

In April 2005, the company issued 32,249,947 shares of common stock to the stockholders of Nayna Delaware, the predecessor in connection with the reverse acquisition of Rescon. (Also see Note C).

In both August and December, 2005, the company issued 50,000 shares of common stock, each, to Stonegate Securities who helped to find purchasers for the callable secured convertible notes issued in November 2005. The shares were issued in lieu of legal fees payable for the services rendered by Stonegate. The fair value of issued shares of $94, which is the market price of the shares as of the date at which a commitment for performance was made, is being charged to operating expense for the year 2005.

In November 2005, the company issued 75,000 shares of common stock to an individual, Paul Ferrandell, in connection with a settlement agreement. Mr. Ferrandell had a warrant to purchase 80,357 shares of Rescon, the predecessor to Nayna. At the time of the merger between Rescon and Nayna Delaware the officers and directors had certified that all outstanding warrants, options and secured debt had been resolved or moved to an independent company. Shortly after the merger, Mr. Ferrandell approached Nayna to exercise, for no consideration, the warrants. After attempting to have the former officers and directors of Rescon resolve the issue, Nayna agreed to issue the underlying shares, while reserving the right to exercise its indemnification rights against the former officers and directors of Rescon. The exercise resulted in the issuance of 75,000 shares of Nayna’s common stock for no consideration. The fair value of issued shares of $60, which is the market price of the common stock as of the date of settlement, is being charged to operating expense for the year 2005.

In November 2005, the company issued 51,000 shares of common stock to an individual, Robert Taylor, in connection with a settlement agreement. Mr. Taylor was in possession of convertible notes, which were convertible into shares of Rescon. At the time of the merger between Rescon and Nayna Delaware the officers and directors had certified that all outstanding warrants, options and secured debt had been resolved or moved to an independent company. Mr. Taylor approached Nayna with proof that he was the holder of the notes and that he had repeatedly attempted to convert the note. After attempting to have the former officers and directors of Rescon resolve the issue, Nayna agreed to issue the underlying shares, while reserving the right to exercise its indemnification rights against the former officers and directors of Rescon. The conversion resulted in the issuance of 51,000 shares of Nayna’s common stock for no consideration. The fair value of issued shares of $41, which is the market price of the common stock as of the date of settlement, is being charged to operating expense for the year 2005.

In December 2005, the company issued 500,000 shares of common stock to Richardson & Patel in exchange for legal services in connection with reverse takeover of Rescon and the subsequent litigation matters concerning Depthcom 7, Inc. The fair value of issued shares of $452, which is the market price of the shares as of the date at which a commitment for performance was made, is being charged to operating expense for the year 2005.

In December 2005, the company issued 4,500 shares of common stock to Crone Law Group in exchange for legal services to delist the stock from Berlin Stock Exchange. The fair value of issued shares of $3, which is the market price of the shares as of the date at which a commitment for performance was made, is being charged to operating expense for the year 2005.

NOTE G: STOCK OPTION PLANS

In 2005, the company adopted the 2005 Consultant Stock Plan. The Plan provides for nonqualified stock options, as defined by the Internal Revenue Code, to be granted to consultants at an exercise price not less than 100% of the fair market value at the grant date. Options granted generally have a maximum term of ten years from the grant date, and generally vest over a four-year period.

Subsequent to the merger between Nayna Delaware and Rescon, the 2000 Stock Plan of Nayna Delaware was also adopted by the company. All share data relating to periods prior to April 1, 2005 have been adjusted to account for the conversion of all outstanding stock options of Nayna Delaware into stock options of the Company at the exchange ratio of 0.198916 stock options for one stock option of Nayna Delaware.

The Plan provides for incentive stock options, as defined by the Internal Revenue Code, to be granted to employees at an exercise price not less than 100% of the fair value at the grant date as determined by the Board of Directors, unless the optionee is a 10% stockholder, in which case the per share exercise price will not be less than 110% of such fair value. The plan also provides for nonqualified stock options and stock purchase rights to be issued to service providers at an exercise price of not less than 85% of the fair value at the grant date unless the service provider is a 10% stockholder, in which case the per share exercise price will not be less than 110% of such fair value. Options granted generally have a maximum term of ten years from the grant date and generally vest over a four-year period.

Activity under the Plan since adoption through December 31, 2005 is as follows:

	Shares Available For Grant	Outstanding Options	Weighted- Average Exercise Price Per Share

Authorized at inception of the plan	1,989,160	-
Options granted	(1,283,058)	1,283,058	$0.100
Options exercised	-	(809,389)	0.100
Options canceled	68,825	(68,825)	0.100
Balances at December 31, 2000	774,927	404,844	0.100
Options granted	(546,422)	546,422	0.570
Options exercised	-	(18,574)	0.110
Options canceled	209,782	(209,782)	0.450
Shares related to previously exercised options subject to repurchase, which were repurchased	233,607	-	0.100
Balances at December 31, 2001	671,893	722,910	0.470
Options granted	(260,182)	260,182	0.250
Options exercised	-	(20,041)	0.100
Options canceled	765,495	(765,495)	0.001
Shares related to previously exercised options subject to repurchase, which were repurchased	198,358	-	0.001
Balances at December 31, 2002	1,375,565	197,556	0.250
Options granted	(743,863)	743,863	0.250
Options exercised	-	(4,973)	0.260
Options canceled	207,449	(207,449)	0.253
Shares related to previously exercised options subject to repurchase, which were repurchased	82,281	-	0.009
Balances at December 31, 2003	921,432	728,998	0.250
Increase in authorized options	3,978,320
Options granted	(4,451,653)	4,451,653	0.031
Options exercised	-	(59,905)	0.135
Options canceled	1,065,372	(1,065,372)	0.210
Balances at December 31, 2004	1,513,471	4,055,373	0.024
Options granted	(790,000)	790,000	1.402
Options canceled	333,263	(333,263)	0.404
Balances at December 31, 2005	1,056,734	4,512,110	0.439

The following table summarizes information about stock options outstanding as of December 31, 2005:

	Options Outstanding		Options Exercisable
Range of exercise prices	Number of Options Outstanding	Weighted-average remaining life (years)	Number of Options Vested
$0.15	3,386,476	8.40	1,949,064
0.25	54,700	8.13	34,809
0.50	181,243	9.02	26,243
1.26	349,746	7.47	229,406
1.69	530,000	9.37	77,500
2.51	5,967	5.87	5,843
4.52	3,978	5.45	3,978
	4,512,110		2,326,843

Stock-based compensation

The Company has adopted the disclosure only provisions of SFAS 123, “Accounting for Stock-based Compensation.” Pro forma information regarding net loss is required in SFAS 123. The information is required to be determined as if we had accounted for our employee stock options using the fair value method of that statement. The Company’s pro forma net loss for the years ended December 31, 2005, 2004, and cumulatively from February 10, 2000 (date of inception) to December 31, 2005 would have been $10,895, $5,153 and $64,615, respectively.

The Company calculated the fair value of each option grant on the date of grant using the Black-Scholes option pricing model with the following assumptions: dividend yield at 0%; weighted average expected option term of ten years; volatility upto 79%, and risk-free interest rates of 3.1% to 4.02%. The weighted average fair value of each option granted during 2005 was $1.40.

NOTE H: INCOME TAXES

At December 31, 2005, the Company has a net loss carry forward totaling $55 million that may be offset against future taxable income through 2025. No tax benefit has been reported in the financial statements, however, because the Company believes there is a chance that the carry forward will expire unused. Accordingly, the tax benefit of the loss carry forward has been offset by a valuation allowance of the same amount.

The components of net deferred tax assets are as follows:

	December 31,
	2005	2004
Net operating loss carryforwards	$18,012	$16,235
Research and development tax credit carryforwards	2,544	2,294
Total deferred tax assets	20,556	18,529
Less: Valuation allowance	(20,556)	(18,529)
	$-	$-

Realization of the deferred tax assets is dependent upon future taxable income, if any, the amount and timing of which is uncertain. Because of the uncertainty regarding whether the deferred tax assets will be realized, a full valuation allowance has been recorded. The valuation allowance will be evaluated at the end of each year, considering positive and negative evidence about whether the asset will be realized. At the time the allowance will either be increased or reduced; reduction could result in the partial or complete elimination of the allowance if positive evidence indicates that the value of the deferred tax asset is no longer required. It is management’s position that the deferred tax asset be recorded when there is positive evidence it will be realized.

NOTE I: COMMITMENTS

In June 2005, the Company sold some equipment to a leasing company for $1,400 and immediately executed a 24 month operational lease.  Under the terms of the lease the Company has agreed to pay, on a quarterly basis, $179 over the term of the lease. At the end of the lease the Company has the right to return the equipment, negotiate a re-lease, or purchase the equipment at fair market value.

Future minimum lease payments under this operating lease for years ending December 31st. are follows:

$ in thousands
2006	$716
2007	134
Less: Security deposit with leasing company	(771)
$79

NOTE J: RESEARCH AND DEVELOPMENT EXPENSE

Research and development expenses for the years ended December 31, 2005 and 2004, include the following:

Employee payroll and benefits	$1,152	$1,705
Cost of material	766	890
Outside services	538	293
Allocation of administrative overheads	602	508
Recovery of expenses from customers	(172)	(425)
	$2,886	$2,971

NOTE K: RELATED PARTY TRANSACTIONS

Prior to the reverse merger in April 2005, Nayna Delaware settled liabilities of $906 assumed in connection with an acquisition in 2003 to a member of the Board of Directors of Nayna Delaware and his affiliates, by paying $334 in cash in 2004 and issuing convertible notes of $589 in 2005. Nayna Delaware also borrowed $300 in 2004 from the same related party upon issuance of convertible debt and $580 in 2005 as a part of bridge loan.

As of December 31, 2005 and 2004, the following debts were owed to the related party:

	December 31, 2005	December 31, 2004
Notes payable	$685	$656
Convertible debentures	889	300

NOTE L: CLAIMS AND LITIGATIONS

The company has filed a complaint against numerous defendants, representing a company Depthcom 7, Inc., that was acquired in 2005 (see Note C). The company is asserting that the defendants are not entitled to 9,250,000 shares of Nayna stock that were issued to them in connection with a funding deal on which the defendants never delivered. The case is in its early stages and the Company is seeking cancellation of these shares.

NOTE M: SUBSEQUENT EVENTS

Abundance

On January 20, 2006, the Company completed the acquisition of substantially all of the assets and certain liabilities of Abundance Networks, Inc. (Abundance), including its wholly owned subsidiary, Abundance Networks (India) Pvt. Ltd. Abundance is a privately held company located in Shelton, Connecticut, that provides Ethernet over Sonet/SDH, enterprise-class network solutions and services.

The acquisition involved issuance of 2,170,408 shares with market value of $1,150 of the Company’s common stock on January 20, 2006 with guarantee of additional shares to be issued in future if shares are trading at less than an average price of $2 after one year of acquisition. The initial purchase consideration estimated at $3,500 is allocated as follows:

Cash and receivables	$362
Intellectual property	3,655
Liabilities assumed	(517)
$3,500
Conversion of debt

On March 27, 2006, the Company converted its convertible debt of $2,339 into 2,338,786 shares of common stock at the conversion price of $1.00 per share. Of the total shares issued 888,786 shares of common stock were issued to a related party. (Also see Note E and K)

Executive Stock Plan

On March 22, 2006, the Board of Directors of the Company approved the adoption of the Nayna Networks, Inc. 2006 Executive Stock Plan (the “Executive Plan”). The Executive Plan allows the grant to certain executive employees and directors of the Company, of stock options as well as stock purchase rights. The Company has reserved 5,000,000 shares of its common stock for issuance pursuant to the Executive Plan. The Executive Plan shall be administered by the Compensation Committee of the Board, or such other committee as the Board shall appoint from time to time. The Executive Plan shall remain in effect until its termination by such administering committee.

 Accompanied notes are an integral part of these financial statements.

NAYNA NETWORKS, INC.
(a development stage enterprise)
CONSOLIDATED BALANCE SHEET
(in thousands, except share and per share data)
(Unaudited)

	June 30, 2006	June 30, 2005
	(Restated)
Assets
Current assets:
Cash and cash equivalents	$52	$130
Restricted cash	44	0
Accounts receivable, net of allowances for doubtful accounts of $0 and $33	478	137
Prepaid expenses and other current assets	218	87
Total current assets	791	354

Equipment and improvements, net	3,141	251

Other assets	309	324
Total assets	$4,240	$929

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$1,632	$1,141
Accrued liabilities	3,207	298
Accrued payroll liabilities	677	481
Notes payable	2,439	646
Total current liabilities	7,954	2,566

Derivative liability related to callable secured convertible notes	2,373	0
Warrant liability related to callable secured convertible notes	73	2,372
Callable secured convertible note	0	0
Total long term liabilities	2,446	2,372

Total Liabilities	10,400	4,938

Stockholders’ equity:
Series D preferred stock, Auth shares 52,500,000, shares O/S 19,531,247 at 12/31/04	-	20
Common Stock: $0.001 par value, 1,000,000,000 shares authorized at June 30, 2006 and June 30, 2005 and 42,497,198 and 36,533,004 shares issued and outstanding as of June 30, 2006 and June 30, 2005	8	10
Additional paid-in-capital	60,704	51,981
Deferred stock option compensation	(530)	0
Deficit accumulated during the development stage	(66,342)	(56,020)
Total stockholders’ (deficit) equity	(6,160)	(4,009)
Total liabilities and stockholders’ equity	$4,240	$929

See accompanied notes to these unaudited condensed consolidated financial statements

NAYNA NETWORKS, INC.
AND SUBSIDIARIES
(a development stage enterprise)
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)

					Cumulative
					Period from
					February 10,
	Three Months Ended		Six Months Ended		2000 (date of
					inception) to
	June 30,	June 30,	June 30,	June 30,	June 30,
	2006	2005	2006	2005	2006

Revenues	$19	$-	$336	$-	$336
Cost of Goods	48	-	317	-	317
Gross Profit	(29)	-	19	-	19

Operating expenses:
Research and development	485	1,184	1,200	1,909	43,036
Business development	115	223	288	422	3,652
General and administrative	941	261	2,328	583	12,161
Goodwill Impairment		78			9,545
Total operating expenses	1,541	1,746	3,816	2,914	68,394

Loss from operations	(1,570)	(1,746)	(3,797)	(2,914)	(68,375)

Interest expense (net)	(56)	(8)	(172)	(16)	1,260
Gain (loss) on sale of assets		370		370	(11)
Unrealized (loss) related to derivative and warrant liability	555		1,782		785
to fair value of underlying securities			-
Merger related costs			-	-
Impairment of goodwill and other assets	-		-	-

Net income (loss)	$(1,071)	$(1,385)	$(2,187)	$(2,560)	$(66,342)

Net Loss per share:
Basic	$(0.03)	$(0.04)	$(0.06)	$(0.07)
Diluted	$(0.03)	$(0.04)	$(0.06)	$(0.07)

Weighted shares outstanding
Basic	38,175,739	35,804,502	38,175,739	35,804,502
Diluted	38,175,739	35,804,502	38,175,739	35,804,502

Accompanied notes are an integral part of these financial statements.

NAYNA NETWORKS, INC.
AND SUBSIDIARIES
(a development stage enterprise)
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands, except share and per share data)

			Cumulative
			Period from
			February 10,
	Six Months Ended		2000 (date of
			inception) to
	June 30,	June 30,	June 30,
	2006	2005	2006

Cash flows from operating activities :
Net loss	$(2,187)	$(2,639)	(66,342)
Adjustments to reconcile net loss to net cash used in operations:
Depreciation and amortization	677	286	4,911
(Gain) Loss on sale of property and equipment	-	(370)	1,126
Impairment of goodwill related to acquisitions	-		9,546
Noncash charges related to stock options granted to consultants	154	-	321
Noncash charges related to issuance of common stock for legal services	24	-	675
Noncash interest expense related to issuance of convertible debt	122		201
Unrealized (gain) loss related to adjustment of derivative and
warrant liability to fair value of underlying securities	(1,783)		(785)
Amortization of discount on warrants associated with equipment financing	19		202
Changes in operating assets and liabilities:
Restricted cash	-		(209)
Accounts receivable	(451)	(4)	(478)
Prepaid expenses and other current assets	(15)	48	(237)
Other assets	87	6	(107)
Accounts payable and accrued liabilities	910	608	3,055

Net cash used in operating activities	(2,442)	(2,064)	(48,121)

Cash flows from investing activities :
Purchase of property and equipment	(11)		(1,250)
Proceeds from sale of property and equipment	-	301	648
Costs associated with acquisition of Xpeed, Inc.	-	-	(3,685)

Net cash used in investing activities	(11)	301	(4,287)

Cash flows from financing activities :
Proceeds from loan facility	703	330	2,239
Payments on capital lease obligations and loan facility			(5,733)
Proceeds from issuance of common stock, net of repurchases	20		263
Proceeds from issuance of Series A redeemable convertible
preferred stock, net of issuance costs	-		11,953
Proceeds from issuance of Series B redeemable convertible
preferred stock, net of issuance costs	-		35,897
Proceeds from issuance of Series D redeemable convertible
preferred stock, net of issuance costs	-		3,399
Proceeds from issuance of convertible debt		103	1,468
Proceeds from issuance of callable secured convertible notes, net of financing costs			2,974
Proceeds from bridge loan
Payment on bridge loan
Net cash provided (used) by financing activities	723	433	52,460

Net increase (decrease) in cash and cash equivalents	(1,730)	(1,330)	52

Cash and cash equivalents at beginning of period	1,782	355	-

Cash and cash equivalents at end of period	$52	$(975)	52

Non-cash financing activities
Conversion of preferred stock into common	$-	$214
Issuance of preferred stock for conversion of note payable	$-	$250
Shares issued on conversion of debentures	$2,339	$-
Shares issued for purchase of intangibles	$1,150	$9
Shares issued for services or settlement of claims	$674	$-

Accompanied notes are an integral part of these financial statements.

See accompanied notes to these unaudited condensed consolidated financial statements

Notes to Condensed Consolidated Financial Statements (unaudited)

NOTE 1: THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Background

Nayna Networks, Inc., a development stage enterprise (the "Company" or "Nayna"), is engaged in the development of next-generation broadband access networking solutions. Nayna was incorporated in Delaware on February 10, 2000 and is located in Santa Clara, California.

During 2003, the Company expanded its business development focus as a result of an acquisition of another company, to develop and market passive optical networks ("PON") equipment and digital subscriber line ("DSL") equipment. PON equipment delivers high performance broadband access over fiber cable, linking business and residential subscribers to the local central office. DSL technology provides high-speed data transmission using the local telephone company's existing infrastructure.

During 2004, the Company shifted its focus in its development efforts in the Ethernet in the First Mile ("EFM") segment of the broadband access market. The Company has introduced a new platform that builds upon the Company's PON expertise through its support for the latest generation Gigabit Ethernet.

On April 4, 2005, Nayna merged into Rescon Technology Corporation ("Rescon"), a publicly traded company, and became a wholly owned subsidiary of Rescon. Following the merger, Rescon Technology Corporation changed its name to Nayna Networks, Inc.

The Company is in the development stage and, since inception, has devoted substantially all of its efforts to the development of its products, raising capital, and recruiting personnel. The Company has incurred losses since its inception, and management believes that it will continue to do so for the foreseeable future because of additional costs and expenses related to continued development and expansion of the Company's product offerings. The Company currently plans to generate revenues and reduce operating expenses to levels that will result in at least neutral cash flows from operations. However, until, and if, that stage is reached, the Company will continue to use its current cash on hand and require additional financing to support its operations. Failure to generate sufficient cash flows from operations, raise additional financing or reduce certain discretionary spending could have a material adverse effect on the Company's ability to continue as a going concern and to achieve its intended business objectives. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The Company's common stock is traded on the Nasdaq OTC Bulletin Board under the trading symbol: NAYN.OB.

Development Stage Enterprise

Since its inception, although the Company has commenced its principal operations, it has not achieved a sufficient level of sales and market demand to become an established operating enterprise. Therefore, the Company is currently classified as a development stage enterprise under the Statement of Financial Accounting Standards ("SFASB") No. 7, "Accounting and Reporting by Development Stage Enterprises." Successful completion of the Company's development program and the attainment of profitable operations are dependent on future events, including, among other things, the receipt of adequate financing to continue its operations and fulfill its development activities and the achievement of a level of sales adequate to support the Company's cost structure. There can be no assurance that the Company will successfully accomplish these events.

The Company has experienced net losses since its inception and had an accumulated deficit of $66.3 million as of June 30, 2006. Such losses are attributable to cash and non-cash expenses resulting from costs incurred in the development of the Company's products and infrastructure. The Company expects operating losses to continue for the foreseeable future as it continues to develop and market its products. However, the Company's ability to continue its operations as a going concern is in doubt (See Note 9 - Going Concern). Regardless of when or if the Company is able to commercialize its products, the Company will require additional funding and may sell additional shares of its common stock or preferred stock through private placement or public offerings. There can be no assurance that the Company will be able to obtain additional debt or equity financing, if and when needed, on terms acceptable to the Company or at all. Any additional equity or convertible debt financing may involve substantial dilution to the Company's stockholders, restrictive covenants, or high interest costs. The failure to raise needed funds on sufficiently favorable terms could have a material adverse effect on the Company's business, operating results, and financial condition. The Company's long-term liquidity also depends upon its ability to increase revenues from the sale of its products and achieve profitability. The failure to achieve these goals could have a material adverse effect on the operating results and financial condition of the Company.

The successful accomplishment of future activities and initiatives cannot be determined at this time due to, among other things, current market conditions, the volatility of the Company's business and the industry in which it competes and other factors as are set forth herein under the caption "Risk Factors" and in other filings made, from time to time, with the Commission. There can be no assurance that the Company will have sufficient funds to execute its intended business plan or generate positive operating results.

Basis of Presentation

The accompanying condensed consolidated financial statements are unaudited, as permitted pursuant to the rules and regulations of the Securities and Exchange Commission (the "Commission"). Certain information and disclosures normally included in financial statements prepared in accordance with accounting principals generally accepted in the United States have been condensed or omitted. These interim condensed consolidated financial statements include all adjustments, which in the opinion of management, are necessary in order to make the condensed consolidated financial statements not misleading. It is suggested that these condensed consolidated financial statements be read in conjunction with the consolidated financial statements and notes thereto included in the Company's Registration Statement Form SB-2/A-3 as amended July 31, 2006 and other filings that the Company may make, from time to time, with the Commission.

The information contained herein has been prepared by the Company in accordance with the rules of the Commission. The financial information contained herein as of June 30, 2006, for the three and six months ended June 30, 2006 and 2005, and for the cumulative period from February 10, 2000 (date of inception) to June 30, 2006 is unaudited. The condensed consolidated financial statements reflect all adjustments, consisting of only normal recurring accruals, which are, in the opinion of management, necessary for a fair statement of the results of the interim periods presented. The results of the Company's operations for any interim period are not necessarily indicative of the results of the Company's operations for any other interim period or for a full year.

All amounts set forth in these Notes to the Condensed Consolidated Financial Statements are in thousands (`000s), except per share data (except where specifically noted otherwise).

Principals of Consolidation

The consolidated financial statements have been prepared in accordance with accounting policies generally accepted in the United States of America and include the Company and its wholly owned subsidiaries. All inter-company transactions have been eliminated.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions. These estimates and assumptions affect the reported amounts of assets, liabilities, revenues, expenses and disclosures of contingent assets and liabilities at the date of the financial statements. Significant estimates include revenue recognition, inventory valuation, useful lives and the valuation of long-lived assets. Actual results could differ from these estimates. Additionally, a change in the facts and circumstances surrounding these estimates could result in a change to the estimates and could impact future results.

Inventory Valuation

As a development stage enterprise, the Company expenses all inventories to research and development until such time as commercial revenues may commence.

Impairment of Long-Lived Assets

The Company evaluates its long-lived assets, including property and equipment, for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. When the sum of the present value of future net cash flows expected to result from the use of the asset and its eventual disposition is less than its carrying amount, an impairment loss would be measured based on the discounted cash flows compared to the carrying amount.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all instruments with an original maturity of three months or less to be cash equivalents.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. Depreciation expense is determined using the straight-line method over the estimated useful lives of the respective assets, which are generally three to five years for computers, equipment and furniture. Depreciation on leasehold improvements is provided using the straight-line method over the shorter of the estimated useful lives of the improvements or the lease term. Expenditures for maintenance and repairs are charged to operating expense as incurred. Upon retirement or sale, the original cost and related accumulated depreciation are removed from the respective accounts, and the gains and losses are included in other income or expense.

Business and Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash, cash equivalents invested in deposits and trade receivables. The Company has not experienced any losses on its deposits of cash and cash equivalents. Management believes that the institutions are financially sound and, accordingly, minimal credit risk exists. The carrying values reported in the balance sheets for cash, cash equivalents and trade receivables approximate their fair values.

Research and Development

The Company accounts for research and development costs in accordance with Statement of Financial Accounting Standards ("SFAS") No. 2, "Accounting for Research and development Costs," and, accordingly, the Company expenses research and development costs when incurred.

Income Taxes

The Company recognizes deferred tax assets and liabilities for operating loss carryforwards, tax credit carryforwards and the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which the temporary differences are expected to be recovered or settled. A valuation allowance is recorded to reduce the carrying amounts of net deferred tax assets if there is uncertainty regarding their realization.

Stock-Based Compensation

The Company accounts for its stock-based employee compensation using the intrinsic value method in accordance with Accounting Principles Board (APB) Opinion No. 25, "Accounting for Stock Issued to Employees," and Financial Accounting Standards Board ("FASB") Interpretation ("FIN") No. 44, "Accounting for Certain Transactions Involving Stock Compensation."

Stock and other equity instruments issued to non-employees are accounted for in accordance with SFAS No. 123, "Accounting for Stock-Based Compensation," and EITF Issue No. 96-18, "Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services," and are valued using the Black-Scholes model.

No stock-based employee compensation cost related to stock options is reflected in net income (loss), as all options granted under the Company's stock-based compensation plans had an exercise price equal to fair value of the underlying common stock on the applicable grant date.

Goodwill and Purchased Intangible Assets

In July 2001, the FASB issued Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" ("SFAS 142"). SFAS 142 requires goodwill to be tested for impairment on an annual basis and between annual tests in certain circumstances, and written down when impaired, rather than being amortized as previous accounting standards required. Furthermore, SFAS 142 requires purchased intangible assets other than goodwill to be amortized over their useful lives unless these lives are determined to be indefinite.

Reclassifications

Certain amounts relating to the prior year’s consolidated balance sheets have been reclassified to conform to the current year presentation.

Recent Accounting Pronouncements

In May 2005, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 154, “Accounting Changes and Error Corrections”—a replacement of APB Opinion No. 20 and FASB Statement No. 3 (“SFAS 154”). SFAS 154 requires retrospective application to prior periods’ financial statements for changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. SFAS 154 also requires that a change in depreciation, amortization, or depletion method for long-lived, non-financial assets be accounted for as a change in accounting estimate affected by a change in accounting principle. SFAS 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The implementation of SFAS 154 is not expected to have a material impact on our consolidated resulting operations, financial position or cash flows.

In November 2005, FASB issued FASB Staff Position (“FSP”) FAS 115-1 and FAS 124-1, “The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments” (“FSP 115-1”), which provides guidance on determining when investments in certain debt and equity securities are considered impaired, whether that impairment is other-than-temporary, and on measuring such impairment loss. FSP 115-1 also includes accounting considerations subsequent to the recognition of other-than-temporary impairment and requires certain disclosures about unrealized losses that have not been recognized as other-than-temporary impairments. FSP 115-1 is effective for reporting periods beginning after December 15, 2005. The Company’s adoption of FSP 115-1 will not have a material impact on our results of operations or financial condition.

In February 2006, FASB issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments”—an amendment of FASB Statements No. 133 and 140 (“SFAS 155”). SFAS 155 permits fair value measurement for any hybrid financial instrument that contains an embedded derivative, clarifies which interest-only strips and principal-only strips are not subject to the requirement of Statement 133, establishes a requirement to evaluate interests in securitized financial assets, clarifies the concentrations of credit risk, and eliminates the prohibition on a qualifying special-purpose entity from holding a derivative financial instrument. The Statement improves financial reporting by eliminating the exemption from applying Statement 133 to interest in securitized financial assets and allowing an entity to elect fair value measurement at acquisition, at issuance, or when a previously recognized financial instrument is subject to a measurement. SFAS 155 is effective for all financial instruments acquired or issued in fiscal years beginning after September 15, 2006. The implementation of SFAS 155 is not expected to have a material impact on the Company’s consolidated resulting operations, financial position or cash flows.

NOTE 2: ACQUISITIONS

Reverse takeover of Nayna Networks, Inc. (a Delaware corporation)

In April 2005, the Company purchased intangible assets in connection with the acquisition of Nayna Delaware, and as purchase consideration issued 32,249,947 shares of common stock. The results of operations of the acquired company have been included in the condensed consolidated financial statements since that date.

SFAS NO. 141 requires that all business combinations be accounted for by the purchase method and accordingly, it requires acquisition cost to be determined and allocated to assets acquired and liabilities assumed. Subsequent to the acquisition, the acquisition has been valued, by a third party, using the time-based value of the stock of Rescon as a basis, at $3,712. Since the company did not acquire any assets or liabilities of Rescon, the value assigned to the acquisition was allocated to intangible asset.

Based on the impairment tests performed using present value of future cash flows, the value of intangible asset acquired in April 2005 was considered impaired as of December 31, 2005. Accordingly, the Statement of Operations for the year ended December 31, 2005, included a charge of $3,712 for impairment of intangible asset.

Abundance

On January 20, 2006, we completed the acquisition of substantially all of the assets, including all of its intellectual property and all outstanding capital stock of its wholly-owned subsidiary, Abundance Networks (India) Pvt. Ltd., or ANI India, and certain of the liabilities, including approximately $600 of bank debt of ANI India, of Abundance Networks, LLC, or ANI, pursuant to the terms of an Asset Purchase Agreement. ANI India is now a wholly-owned subsidiary of the Company known as Nayna Broadband, Inc. ANI had been a privately held company located in Shelton, Connecticut, that provided Ethernet over Sonet/SDH, enterprise-class network products and services.

Under the terms of the Asset Purchase Agreement, substantially all of ANI's assets and certain of its liabilities were transferred to a wholly-owned subsidiary of the Company, and the Company issued shares of its common stock to ANI. At the closing, Nayna issued ANI 1,150,000 shares (the "Original Issue") plus the number of shares obtained by dividing $500 by the average of the closing prices of the Company’s common stock during the twenty consecutive trading days ending one day prior to the closing date, as traded on the OTCBB, the actual shares issued were 1,020,408 shares of common stock, or a total of 2,170,408. 350,000 of the shares (the "Indemnification Shares") are being held in escrow for fifteen months to satisfy any indemnification claims by the Company during such period (the "Indemnification Period"). Up to an additional 1,750,000 shares (the "Earnout Shares") may be issued to ANI, based on achievement of certain revenue and earnings milestones. If (a) on the one-year anniversary of the closing, the Original Issue shares do not have an average closing price of at least $2.00 per share, or (b) on the conclusion of the Indemnification Period, the Indemnification Shares do not have an average closing price of at least $2.00 per share, or (c) on the date that any of the Earnout Shares become due and issuable, any such Earnout Shares do not have an average closing price of at least $2.00 per share, such issuances are subject to a true-up calculation, whereby, the total number of shares issued may be adjusted by multiplying the original number of shares issued by $2.00 and dividing by the average of the closing prices of Nayna's common stock during the twenty consecutive trading days ending one day prior to the date of the adjustment, as traded on the OTCBB (or other national exchange) (each such adjustment, a "True-up").

To illustrate, the following table presents the number of shares of our common stock that we would be required to issue to True-up the shares originally issued to Abundance Networks and the maximum number of shares to be released from escrow and to be issued upon achievement of the earn-out milestones as of June 30, 2006 and the number of shares we would be required to issue if our common stock declined by 50% or 75%:

	As of June 30	50% Decline	75% Decline
Conversion price per share	0.10	0.05	0.025
Shares issuable upon True-up of Original Issue	21,850,000	44,850,000	90,850,000
Shares Issuable upon True-up of Escrow Shares	6,650,000	13,650,000	27,650,000
Max. No. of Earnout Shares issuable as adjusted for True-up	35,000,000	70,000,000	140,000,000
Total Additional Shares Potentially Issuable	63,500,000	258,500,000	128,500,000

The purchase price was allocated as follows:

Cash and receivables	362
Net liabilities assumed	$(517)
Purchased Technology	3,655
$3,500
NOTE 3: PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at June 30, 2006 and December 31, 2005:

	June 30, 2006	December 31, 2005
Computer equipment	$692	$686
Computer software	1,360	1,354
Furniture and fixtures	2	2
Purchased Technology	3,655	0
	5,709	2,042
Accumulated depreciation and amortization	(2,568)	(1,911)
	$3,141	$131

NOTE 4: LEASES

On July 31, 2005, the Company's lease on 180 Rose Orchard Way, San Jose, CA expired. The Company signed a six month lease for the premises located at 4699 Old Ironsides Drive, Santa Clara, California, which the Company now occupies as its primary headquarters. In February 2006 the Company extended that lease through April 2007.

On June 1, 2005, the Company completed the sale of certain equipment to TFG-California, L.P. ("TFG"). Subsequent to such sale, the Company leased the equipment back from TFG through an operating lease having a term of 24 months. Under the terms of the lease agreement, the Company received approximately $700. Such amount is being held, on the Company's behalf, by TFG, and will be released upon the Company meeting certain conditions.

NOTE 5: DEBT

Beginning in late 2004 and during this fiscal year, the Company has continued to fund its operations through debt. As of June 30, 2006 and December 31, 2005, the following amounts are outstanding:

	June 30, 2006	December 31, 2005
Notes payable — bridge loans	$1,181	$310
Less: Current Maturity	(1,181)	(310)
Convertible Debentures	0	2,339
Less: Current Maturity	0	(2,339)
Callable Secured Convertible Notes:
Derivative liability	2,373	3,425
Warrant liability	73	804
Total debt (current and long term)	$3,627	$6,878

Bridge loans

A short term bridge loan of $630 from accredited investors due December 31, 2006. Interest payable at 8% per annum. In addition, the Company issued to the investors, warrants to purchase 283,325 shares of common stock, none of which have been exercised.

A short term bridge loan of $580 from related parties due December 31, 2006. Interest payable at 8% per annum. In addition the Company issued to the investors, warrants to purchase 467,665 shares of common stock, none of which have been exercised.

Three other short term notes to Siemens for obligations previously assumed of $225, a note to Tsunami for $85 and a note for $100.

Convertible Notes

Beginning in November 2004, Nayna Delaware entered into a convertible debt agreement. The debt is convertible into shares of common stock of the public corporation at a conversion price of $1.00 per share upon the filing of the first registration statement in connection with the debt or equity financing. The total debt was converted into 2,338,786 shares on March 27, 2006.

Callable secured convertible notes

In November 2005, the company entered into a securities purchase agreement, which provides for the purchase and sale of convertible notes and warrants. Under the securities purchase agreement, the company will receive up to $4,800 from the convertible note holders, and they will receive in return a corresponding amount of the company’s 8% callable secured convertible notes and warrants to purchase up to an aggregate of 2,400,000 shares of common stock.

In addition, the company also issued 100,000 shares of common stock and under the terms of the agreement will issue warrants to purchase up to 540,000 shares of common stock to two convertible note holders, Laidlaw & Company and Stonegate Securities, LLC who helped to find purchasers for the November 2005 private placement.

The terms of the notes provide for full payment on or before the third anniversary date of issuance, with interest of 8% per annum, which may be converted at any time at the lesser of (i) $0.68 or (ii) the average of the lowest three inter-day trading prices during the twenty trading days immediately prior to the date the conversion notice is sent, discounted by forty-five percent. The terms of the warrants entitle each convertible note holder to purchase shares of common stock at a price equal to $1.00 per share before the fifth anniversary date of the issuance. Under the related registration rights agreement, the Company agreed to register all of the shares underlying such convertible notes and warrants to allow the convertible note holders to sell them in a public offering or other distribution.

On November 17, 2005, the investors purchased (i) $1,600 of the 8% convertible notes, none of which have been converted, and (ii) warrants to purchase up to 800,000 shares, none of which have been exercised. In addition, the Company issued 100,000 shares of common stock and warrants to purchase up to an additional 180,000 shares of common stock to two convertible note holders, Laidlaw & Company and Stonegate Securities, LLC, who helped to identify purchasers for private placement.

On December 28, 2005, as a result of filing the registration statement, the investors purchased (i) $1,600 of the 8% convertible notes, none of which have been converted, and (ii) warrants to purchase up to 800,000 shares, none of which have been exercised. In addition, the Company issued warrants to purchase up to an additional 180,000 shares of common stock to two convertible note holders, Laidlaw & Company and Stonegate Securities, LLC.

We determined that the transaction included embedded derivatives. Accordingly, we valued each element of the transaction and the total value was determined to be $5,204 for the face value of $4,800. Since during 2005 the company only received $3,200 funding from the issue of these notes, $5 was charged to the statement of operations and $223 has been deferred to be expensed over three years, which is the life of the note. During the three months ended March 31, 2006, $19 was charged to the statement of operations.

Under the terms of the securities purchase agreement, subject to the satisfaction of additional conditions by the Company, the investors are obligated to purchase an additional $1,600 of our 8% notes and warrants to purchase 800,000 shares of our common stock within five days following the date on which the registration statement covering the securities issued to the convertible note holders is declared effective by the Securities and Exchange Commission. The additional conditions that must be satisfied by the Company prior to the purchase by the investors of the remaining convertible notes and warrants consist of the following: (i) the Company's representations and warranties contained in the securities purchase agreement are true and correct in all material respects on the date of purchase; (ii) there is no litigation, statute, rule, regulation, executive order, decree, ruling or injunction that has been enacted, entered, promulgated or endorsed by or in any court or government authority of competent jurisdiction or any self-regulatory organization having requisite authority which prohibits the transactions contemplated by the securities purchase agreement; (iii) no event has occurred which could reasonably be expected to have a material adverse effect on the Company; (iv) the shares of common stock underlying the convertible notes and warrants have been authorized for quotation on the Over-The-Counter Bulletin Board, or OTCBB, and trading in our common stock on the OTCBB has not been suspended by the Securities and Exchange Commission or the OTCBB; (v) the Company shall provide a legal opinion to the investors; and (vi) the Company shall provide certain certificates of its officers to the investors regarding the Company's capitalization and the truth and correctness of its representations and warranties in the securities purchase agreement. If the registration statement is not declared effective, the investors have no obligation to purchase the remaining 8% convertible notes or the related warrants.

NOTE 6: NET LOSS PER SHARE

Basic Earnings (Loss) per Share ("EPS") excludes dilution and is computed by dividing net income or loss attributable to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock (convertible notes, warrants to purchase common stock and common stock options using the treasury stock method) were exercised or converted into common stock. Potentially dilutive securities are excluded from the diluted EPS computation in loss periods as their effect would be anti-dilutive.

NOTE 7: COMMON STOCK (in actual amounts)

As of June 30, 2006, there were 42,497,198 shares of Common Stock issued and outstanding.

NOTE 8 LEGAL MATTERS

The Company is from time to time party to various legal proceedings, arising in the ordinary course of business. Based on evaluation of these matters and discussions with the Company's counsel, the Company believes that liabilities arising from or sums paid in settlement of these existing matters will not have a material adverse effect on the consolidated results of operations or financial position of the Company

NOTE 9: GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America, which contemplate continuation of the Company as a going concern. However, the Company has incurred losses since its inception and has current liabilities in excess of current assets. The Company does not have sufficient cash on hand to continue its operations in the manner they have historically been conducted. These factors raise substantial doubt about the ability of the Company to continue as a going concern. In this regard, management is proposing to raise any necessary additional funds not provided by operations through loans or through additional sales of its common stock. There is no assurance that the Company will be successful in raising this additional capital or in achieving profitable operations. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

INDEPENDENT AUDITORS’ REPORT

Members and Management
Abundance Networks, LLC
Shelton, Connecticut

We have audited the accompanying balance sheet of Abundance Networks, LLC as of March 31,2005, and the related statements of income and expenses, changes in members’ equity, and cash flows for the fiscal year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Abundance Networks, LLC as March 31, 2005 and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

Discenza & Company, C.P.A.
Milford, Connecticut
December 9, 2005

Abundance Networks

CONSOLIDATED BALANCE

For the year ended March 31, 2005

ASSETS

Current Assets
Cash	$8,896
Receivables	867,141
Inventory - Hardware	547,944
Inventory - Software	89,335
Prepaid Expenses	543,688
Other Current Assets	3,153

Total Current Assets		$2,060,156

Non-Current Assets
Property, Plant & Equipment, Gross
Less Accum. Depreciation & Depletion
Property, Plant & Equipment, Net	23,501
Investments	7,511,435

Total Assets		$9,595,091

LIABILITIES AND INVESTORS' EQUITY

Current Liabilities
Accounts Payable	304,609
Note Payable	104,413
Other	36,879

Total Current Liabilities		$445,902

Non-Current Liabilities
Note Payable	380,822
Note Payable	584,879
Total Non-Current Liabilities		$965,701

Investor's Equity
Net Income (Loss)	(221,572)
Investment - OSS	7,913,513
Investment - Precious Holdings	356,862
Investment - Hermes	32,128
Investment - OSS India	49,588
Investment - Bharat Nair	27,549
Investment - Atul Kumar	25,420

Total Investor's Equity		$8,183,488

Total Liabilities & Investor's Equity		$9,595,091

Abundance Networks

CONSOLIDATED INCOME STATEMENT

For the year ended March 31, 2005

SALES
Sales of Products	$574,569
Non Recurring Engineering	1,087,250
Commission
Exchange Rate Difference	0
Miscellaneous Income	12,379
TOTAL SALES		$1,674,198

COST OF SALES
Beginning Inventory	0
Cost of Products Sold	712,195
R & D Salaries	87,506
Prototype Development	0
R & D Overhead	39,853
	0
Less Ending Inventory	0

TOTAL COST OF SALES		$839,554

GROSS PROFIT		$937,407

OPERATING EXPENSES
Salaries	52,566
Overhead	93,135
Office Expenses	105,904
Legal and accounting	12,248
Travel	13,015
Advertising & Marketing	0
Wire transfer fees	264
Deferred taxes	0
TOTAL OPERATING EXPENSES		$277,132

INCOME FROM OPERATIONS		$660,275

Interest	1,000
Depreciation	9,296
Provisions for Income Tax	0

NET INCOME FOR THE YEAR		$649,979

Abundance Networks

STATEMENT OF CASH FLOWS

For the fiscal year ended March 31, 2005

CASH FLOWS FROM OPERATING ACTIVITIES
Net Income (loss)	$(221,572)
Adjustments to reconcile net income to net cash
provided by operating activities
(Increase) decrease in:
Accounts Receivable	(709,112)
Prototype Development	(19,829)
Other Assets	(145,749)
Increase (decrease) in:
Accounts payable and other liabilities	(6,088)

NET CASH USED BY OPERATING ACTIVITIES	(1,102,350)

CASH FLOWS FROM FINANCING ACTIVITIES
Equity Investments	867,793
Loans payable	214,506

NET CASH FROM FINANCING ACTIVITIES	1,082,299

NET INCREASE IN CASH	(20,051)

cash at beginning of year	28,947

CASH AT END OF YEAR	$8,896

Abundance Networks

CHANGES IN MEMBERS' EQUITY

For the year ended March 31, 2005

			Precious	Hermes
	TOTALS	OSS LLC	Holdings	Electronics	OSS India	Bharat Nair	Atul Kumar

Balances, April 1, 2004	$7,531,100	$7,178,097	$323,847	$29,156

Additions during the year	93,068	-			$45,000	$25,000	$23,068

Sub-total	7,624,168	7,178,097	323,847	29,156	45,000	25,000	23,068

Profit (loss) for the fiscal year
ended March 31, 2005	777,261	731,785	33,015	2,972	4,588	2,549	2,352

BALANCES, 3/31/2005	$8,401,429	$7,909,882	$356,862	$32,128	$49,588	$27,549	$25,420

ABUNDANCE NETWORKS, LLC

NOTES TO FINANCIAL STATEMENTS

March 31, 2005
(See accountants’ report)

NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of Abundance Networks, LLC (the Company) is presented to assist in understanding the Company’s financial statements. The financial statements and notes are representations of the Company’ management who is responsible for the integrity and objectivity of the financial statements. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

Nature of Operations

The Company specializes in the design, development and marketing of a wide range of telecom equipment, including different types of transmission and access products based on optical and copper media. The main focus of the Company is fibre optic transport (SONET/SDH), Ethernet and wireless access. Towards this end, the Company has developed a line of transport and access products that are currently marketed to carriers and private telecom operators through OEM relationships.

Accounting Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from the estimates.

Cash and Cash Equivalents

For purposes of the statement of cash flows, cash includes amounts on hand and amounts on deposit with financial institutions.

Accounts Receivable/Sales Concentrations

Management considers the amount fully collectible and, accordingly, has provided no allowance for doubtful accounts. The amount is 100% due from the main customer of the Company. That same customer accounted for more than 90% of sales for the fiscal year.

ABUNDANCE NETWORKS, LLC

NOTES TO FINANCIAL STATEMENTS (Continued)

March 31, 2005
(See accountants’ report)

Revenue Recognition

The Company records revenue when an arrangement with a customer exists, the products have been shipped, the selling price is fixed, and collectibility is reasonably assured. Cash received in advance of revenue recognition is recorded as deferred revenue.

Income Taxes

The Company was formed as a limited liability company. Accordingly, the Company’s taxable income and deductions are reported by the members on their respective income tax returns. Therefore, no provision for federal or state income taxes has been made by the Company.

NOTE 2: PROTOTYPE DEVELOPMENT and INTELLECTUAL PROPERTY

The amounts expended by the Company to develop the prototypes have been capitalized as a current asset. Those assets were deemed worthless and were written off by the Company as of September 30, 2005.

The other asset of Intellectual Property is an estimated valuation figure which was developed by the Managing Member, and majority owner, and was used to value the opening equity position of that owner.

NOTE 3: RELATED PARTY TRANSACTIONS

Substantially all expense for the fiscal year were provided by OSS Corporation under a “Professional Services Agreement” dated June 30, 2002. The Company, OSS Corporation and OSS LLC have substantially common ownership. Substantially all of the liabilities of the Company at year end were to these entities.

NOTE 4: SUBSEQUENT EVENTS

Subsequent to the year end, the members entered into negotiations to sell all the assets of the Company. As of the date of the report, the Company signed an agreement to sell these assets to Nayna Networks, Inc. of Santa Clara, California. The date of the closing has not been determined as of this time.

INDEPENDENT AUDITORS’ REPORT

Members and Management
Abundance Networks, LLC
Shelton, Connecticut

We have audited the accompanying balance sheet of Abundance Networks, LLC as of March 31, 2004, and the related statements of income and expenses, changes in members’ equity, and cash flows for the fiscal year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion onthe financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating theoverall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Abundance Networks, LLC as March 31, 2004 and the results ofits operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

Discenza & Company, C.P.A.
Milford, Connecticut
December 9, 2005

Abundance Networks

CONSOLIDATED BALANCE SHEET

For the year ended March 31, 2004

ASSETS

Current Assets
Cash	$28,947
Receivables	158,028
Inventory - Hardware	528,793
Inventory - Software	88,657
Prepaid Expenses	400,325
Other Current Assets	3,093

Total Current Assets		$1,207,843

Non-Current Assets
Property, Plant & Equipment, Gross
Less Accum. Depreciation & Depletion
Property, Plant & Equipment, Net	21,261
Investments	7,511,348

Total Assets		$8,740,452

LIABILITIES AND INVESTORS' EQUITY

Current Liabilities
Accounts Payable	283,812
Note Payable	145,807
Other	22,371

Total Current Liabilities		$451,989

Non-Current Liabilities
Note Payable	171,173
Note Payable	580,022
Total Non-Current Liabilities		$751,194

Investor's Equity
Net Income (Loss)	2,565
Investment - OSS	7,181,700
Investment - Precious Holdings	323,847
Investment - Hermes	29,156

Total Investor's Equity		$7,537,268

Total Liabilities & Investor's Equity		$8,740,452

Abundance Networks

CONSOLIDATED INCOME STATEMENT

For the year ended March 31, 2004

SALES
Sales of Products	$185,224
Non Recurring Engineering	0
Exchange Rate Difference	3,535
Miscellaneous Income	8
TOTAL SALES		$188,767

COST OF SALES
Beginning Inventory	0
Cost of Products Sold	94,163
R & D Salaries	12,331
Prototype Development	0
R & D Overhead	5,274
	0
Less Ending Inventory	0

TOTAL COST OF SALES		$111,768

GROSS PROFIT		$76,999

OPERATING EXPENSES
Salaries	70,943
Overhead	106,420
Office Expenses	18,770
Legal and accounting	27,776
Travel	25,792
Advertising & Marketing	0
Wire transfer fees	207
Deferred taxes	198
TOTAL OPERATING EXPENSES		$250,105

INCOME FROM OPERATIONS		$(173,107)

Interest	32,968
Depreciation	3,297
Provisions for Income Tax	1,133

NET INCOME FOR THE YEAR		$(210,505)

Abundance Networks

STATEMENT OF CASH FLOWS

For the fiscal year ended March 31, 2004

CASH FLOWS FROM OPERATING ACTIVITIES
Net Income (loss)	$2,565
Adjustments to reconcile net income to net cash
provided by operating activities
(Increase) decrease in:
Accounts Receivable	(158,028)
Prototype Development	(308,580)
Other Assets	(386,884)
Increase (decrease) in:
Accounts payable and other liabilities	59,493

NET CASH USED BY OPERATING ACTIVITIES	(791,434)

CASH FLOWS FROM FINANCING ACTIVITIES
Equity Investments	150,192
Loans payable	656,336

NET CASH FROM FINANCING ACTIVITIES	806,528

NET INCREASE IN CASH	15,094

cash at beginning of year	13,853

CASH AT END OF YEAR	$28,947

Abundance Networks

CHANGES IN MEMBERS' EQUITY

For the year ended March 31, 2004

			Precious	Hermes
	TOTALS	OSS LLC	Holdings	Electronics	OSS India	Bharat Nair	Atul Kumar

Balances, April 1, 2003	$7,380,973	$7,380,973

Additions during the year	362,980	-	333,000	29,980

Sub-total	7,743,953	7,380,973	333,000	29,980	-	-	-

Profit for the fiscal year
ended March 31, 2004	(212,853)	-	-	-	-	-	-

BALANCES, 3/31/2004	$7,531,100	$7,380,973	$333,000	$29,980	$-	$-	$-

ABUNDANCE NETWORKS, LLC

NOTES TO FINANCIAL STATEMENTS

March 31, 2004
(See accountants’ report)

NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of Abundance Networks, LLC (the Company) is presented to assist in understanding the Company’s financial statements. The financial statements and notes are representations of the Company’ management who is responsible for the integrity and objectivity of the financial statements. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

Nature of Operations

The Company specializes in the design, development and marketing of a wide range of telecom equipment, including different types of transmission and access products based on optical and copper media. The main focus of the Company is fibre optic transport (SONET/SDH), Ethernet and wireless access. Towards this end, the Company has developed a line of transport and access products that are currently marketed to carriers and private telecom operators through OEM relationships.

Accounting Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from the estimates.

Cash and Cash Equivalents

For purposes of the statement of cash flows, cash includes amounts on hand and amounts on deposit with financial institutions.

Revenue Recognition

The Company records revenue when an arrangement with a customer exists, the products have been shipped, the selling price is fixed, and collectibility is reasonably assured. Cash received in advance of revenue recognition is recorded as deferred revenue.

ABUNDANCE NETWORKS, LLC

NOTES TO FINANCIAL STATEMENTS (Continued)

March 31, 2004
(See accountants’ report)

Income Taxes

The Company was formed as a limited liability company. Accordingly, the Company’s taxable income and deductions are reported by the members on their respective income tax returns. Therefore, no provision for federal or state income taxes has been made by the Company.

NOTE 2: PROTOTYPE DEVELOPMENT and INTELLECTUAL PROPERTY

The amounts expended by the Company to develop the prototypes have been capitalized as a current asset. Those assets were deemed worthless and were written off by the Company as of September 30, 2005.

The other asset of Intellectual Property is an estimated valuation figure which was developed by the Managing Member, and majority owner, and was used to value the opening equity position of that owner.

NOTE 3: RELATED PARTY TRANSACTIONS

Substantially all expense for the fiscal year were provided by OSS Corporation under a “Professional Services Agreement” dated June 30, 2002. The Company, OSS Corporation and OSS LLC have substantially common ownership. Substantially all of the liabilities of the Company at year end were to these entities.

NOTE 4: SUBSEQUENT EVENTS

Subsequent to the year end, the members entered into negotiations to sell all the assets of the Company. As of the date of the report, the Company signed an agreement to sell these assets to Nayna Networks, Inc. of Santa Clara, California. The date of the closing has not been determined as of this time.

INDEPENDENT AUDITORS’ REPORT

Members and Management
Abundance Networks, LLC
Shelton, Connecticut

We have audited the accompanying balance sheet of Abundance Networks, LLC as of January 22, 2006, and the related statements of income and expenses, changes in members’ equity, and cash flows for the fiscal period from April 1, 2005 through January 22, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Abundance Networks, LLC as January 22, 2006 and the results of its operations and its cash flows for the period from April 1, 2006 through January 22, 2006 in conformity with accounting principles generally accepted in the United States of America.

Discenza & Company, C.P.A.

Milford, Connecticut
April 24, 2006

Abundance Networks

CONSOLIDATED BALANCE SHEET

For the period ending January 22, 2006

ASSETS

Current Assets
Cash	$9,528
Receivables	615,242
Inventory - Hardware	51,765
Inventory - Software	86,577
Prepaid Expenses	16,119
Other Current Assets	0

Total Current Assets		$779,231

Non-Current Assets
Property, Plant & Equipment, Gross
Less Accum. Depreciation & Depletion
Property, Plant & Equipment, Net	40,923
Investments	7,511,082

Total Assets		$8,331,235

LIABILITIES AND INVESTORS' EQUITY

Current Liabilities
Accounts Payable	277,661
Note Payable	218,311
Other	49,740

Total Current Liabilities		$545,712

Non-Current Liabilities
Note Payable	2,242
Note Payable	596,733
Total Non-Current Liabilities		$598,975

Investor's Equity
Net Income (Loss)	(351,538)
Investment - OSS	7,097,291
Investment - Precious Holdings	320,041
Investment - Hermes	28,778
Investment - OSS India	44,472
Investment - Bharat Nair	24,707
Investment - Atul Kumar	22,797

Total Investor's Equity		$7,186,548

Total Liabilities & Investor's Equity		$8,331,235

Abundance Networks

CONSOLIDATED INCOME STATEMENT

For the period April 1, 2005 - January 22, 2006

SALES
Sales of Products	$105,087
Non Recurring Engineering	316,011
Commission
Exchange Rate Difference	0
Miscellaneous Income	2,741
TOTAL SALES		$423,839

COST OF SALES
Beginning Inventory	0
Cost of Products Sold	974,975
R & D Salaries	64,170
Prototype Development	346
R & D Overhead	37,405
	0
Less Ending Inventory	0

TOTAL COST OF SALES		$1,076,896

GROSS PROFIT		$(653,057)

OPERATING EXPENSES
Salaries	45,104
Overhead	54,379
Office Expenses	28,979
Legal and accounting	89,473
Travel	27,532
Advertising & Marketing	0
Wire transfer fees	367
Deferred taxes	0
TOTAL OPERATING EXPENSES		$245,833

INCOME FROM OPERATIONS		$(898,890)

Interest	69,529
Depreciation	10,663
Provisions for Income Tax	0

NET INCOME FOR THE YEAR		$(979,082)

Abundance Networks

STATEMENT OF CASH FLOWS

For the period ending January 22, 2006

CASH FLOWS FROM OPERATING ACTIVITIES
Net Income (loss)	$(351,538)
Adjustments to reconcile net income to net cash
provided by operating activities
(Increase) decrease in:
Accounts Receivable	251,899
Prototype Development	498,937
Other Assets	513,653
Increase (decrease) in:
Accounts payable and other liabilities	99,810

NET CASH USED BY OPERATING ACTIVITIES	1,012,761

CASH FLOWS FROM FINANCING ACTIVITIES
Equity Investments	(645,403)
Loans payable	(366,726)

NET CASH FROM FINANCING ACTIVITIES	(1,012,129)

NET INCREASE IN CASH	632

cash at beginning of year	8,896

CASH AT END OF YEAR	$9,528

Abundance Networks

CHANGES IN MEMBERS' EQUITY

For the fiscal period ended January 22, 2006

			Precious	Hermes
	TOTALS	OSS LLC	Holdings	Electronics	OSS India	Bharat Nair	Atul Kumar

Balances, April 1, 2005	$8,401,429	$7,909,882	$356,862	$32,128	$49,588	$27,549	$25,420

Additions during the year	0	-

Sub-total	8,401,429	7,909,882	356,862	32,128	49,588	27,549	25,420

Profit (loss) for the fiscal year
ended January 22, 2006	(866,862)	(816,110)	(36,821)	(3,350)	(5,116)	(2,842)	(2,623)

BALANCES, 1/22/2006	$7,534,567	$7,093,772	$320,041	$28,778	$44,472	$24,707	$22,797

ABUNDANCE NETWORKS, LLC

NOTES TO FINANCIAL STATEMENTS

January 22, 2006
(See accountants’ report)

NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of Abundance Networks, LLC (the Company) is presented to assist in understanding the Company’s financial statements. The financial statements and notes are representations of the Company’ management who is responsible for the integrity and objectivity of the financial statements. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

Nature of Operations

The Company specializes in the design, development and marketing of a wide range of telecom equipment, including different types of transmission and access products based on optical and copper media. The main focus of the Company is fibre optic transport (SONET/SDH), Ethernet and wireless access. Towards this end, the Company has developed a line of transport and access products that are currently marketed to carriers and private telecom operators through OEM relationships.

Accounting Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from the estimates.

Cash and Cash Equivalents

For purposes of the statement of cash flows, cash includes amounts on hand and amounts on deposit with financial institutions.

Accounts Receivable/Sales Concentrations

Management considers the amount fully collectible and, accordingly, has provided no allowance for doubtful accounts. The amount is 100% due from the main customer of the Company. That same customer accounted for more than 90% of sales for the fiscal year.

ABUNDANCE NETWORKS, LLC

NOTES TO FINANCIAL STATEMENTS (Continued)

January 22, 2006
(See accountants’ report)

Revenue Recognition

The Company records revenue when an arrangement with a customer exists, the products have been shipped, the selling price is fixed, and collectibility is reasonably assured. Cash received in advance of revenue recognition is recorded as deferred revenue.

Income Taxes

The Company was formed as a limited liability company. Accordingly, the Company’s taxable income and deductions are reported by the members on their respective income tax returns. Therefore, no provision for federal or state income taxes has been made by the Company.

NOTE 2: PROTOTYPE DEVELOPMENT and INTELLECTUAL PROPERTY

The amounts expended by the Company to develop the prototypes have been capitalized as a current asset. Those assets were deemed worthless and were written off by the Company as of September 30, 2005.

The other asset of Intellectual Property is an estimated valuation figure which was developed by the Managing Member, and majority owner, and was used to value the opening equity position of that owner.

NOTE 3: RELATED PARTY TRANSACTIONS

Substantially all expense for the fiscal period were provided by OSS Corporation under a “Professional Services Agreement” dated June 30, 2002. The Company, OSS Corporation and OSS LLC have substantially common ownership. Substantially all of the liabilities of the Company at year end were to these entities.

NOTE 4: SUBSEQUENT EVENTS

Subsequent to the end of the period, the members sold certain assets of the Company to Nayna Networks, Inc. of Santa Clara, California. The closing took place on January 22, 2006, just subsequent to the timing of this report. The assets sold consisted of cash in the checking account, net of collections made for the benefit of OSS Corporation, and accounts receivable of the Company, net of excluded accounts receivable in the amount of $25,000.00. The full effect of this asset sale will be reported on the Company’s next operating statement.

 [BACK COVER PAGE OF PROSPECTUS]

NAYNA NETWORKS, INC.

358,160,684 Shares of
Common Stock

PROSPECTUS

_________, 2006

PART II

Information Not Required in Prospectus

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our Articles of Incorporation, as amended, provide to the fullest extent permitted by Nevada law, that our directors and executive officers shall be entitled to indemnification from us for acts and omissions taking place in connection with their activities as directors or executive officers.

Furthermore, our Bylaws provide for that we may indemnify our directors, officers, employees and agents in most cases for any liability suffered by them or arising out of their activities as our directors, officers, employees or agents if they were acting in good faith and in a manner that such individual reasonably believed to be in our best interest.

We believe that the indemnification provisions contained in each of our Articles of Incorporation, as amended, and our Bylaws, are necessary to attract and retain qualified persons as directors and officers.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable in connection with the sale of the common stock being registered hereby. All amounts are estimates. No portion of these expenses will be paid by the selling shareholders.

Item	Amount
SEC Registration Fees	$2,894

Legal fees and expenses	$100,000

Accounting fees and expenses	$1,000

Miscellaneous expenses	$2,000
Total	$105,894

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

The following is a summary of the transactions by Registrant during the last three years involving sales of Registrant's securities that were not registered under the Securities Act. Each sale was exempt from registration under the Securities Act pursuant to Section 4(2) thereof. The Registrant believes that the transactions were exempt because the recipients of securities in each such transaction represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the share certificates and other instruments issued in such transactions. All recipients either received adequate information about the Registrant or had access, through employment or other relationships, to such information. All recipients were sophisticated investors except for certain investors in transaction (1) described below, who were provided access to a professional investment adviser in order to obtain such sophistication. In addition, all recipients were introduced to the Registrant through other investors in the Registrant, and at no time did Registrant conduct a general solicitation.

(1) In April 2005, we issued 32,249,947 shares of common stock to the stockholders of Nayna Networks, Inc., a Delaware corporation, our predecessor in connection with the reverse acquisition of Rescon Technologies Corporation, a Nevada corporation, by Nayna Networks, Inc.

(2) In April 2005, we issued 75,000 shares of common stock to an individual, Paul Ferrandell, in connection with the cashless exercise of a warrant Mr. Ferrandell held to purchase 80,357 shares of Rescon Technology Corporation. At the time of the merger between Rescon and Nayna Delaware, Rescon had certified that there were no outstanding warrants, options, debt or other securities or rights convertible into stock of the Company. Shortly after the merger, Mr. Ferrandell approached Nayna to exercise, on a cashless basis, the warrant. After attempting to have the former officers and directors of Rescon resolve the issue, Nayna agreed to issue the underlying shares, while reserving the right to exercise its indemnification rights against the former officers and directors of Rescon.

(3) In both September and December, 2005, we issued 50,000 shares of common stock to Stonegate Securities in consideration for investment banking services rendered by Stonegate.

(4) In November 2005, we entered into a Securities Purchase Agreement, whereby the investors purchased $1.6 million convertible notes and warrants to purchase up to 800,000 shares for an aggregate purchase price of $1.6 million. In conjunction with the Securities Purchase Agreement, we issued a warrant to purchase 128,000 shares of common stock, at a per share price of $1.00, terminating on November 17, 2008, to Laidlaw & Company and 52,000 shares of common stock, at a per share price of $1.00, terminating on November 17, 2008, to Stonegate Securities in consideration for serving as placement agents for our convertible note financing

(5) In November 2005, we issued 51,000 shares of common stock to an individual, Robert Taylor, in connection with a settlement agreement. Mr. Taylor was in possession of convertible notes, which were convertible into shares of Rescon Technology Corporation. At the time of the merger between Rescon and Nayna Delaware, Rescon had certified that there were no outstanding warrants, options, debt or other securities or rights convertible into stock of the Company. Mr. Taylor approached Nayna with proof that he was the holder of the notes and that he had repeatedly attempted to convert the note. After attempting to have the former officers and directors of Rescon resolve the issue, Nayna agreed to issue the underlying shares, while reserving the right to exercise its indemnification rights against the former officers and directors of Rescon. The conversion resulted in the issuance of 51,000 shares of Nayna’s common stock. Mr. Taylor held notes with a face value of $13,000.

(6) On March 27, 2006 we converted $2,338,785 loaned by accredited investors into 2,338,786 shares of our common stock at a price of $1.00 per share.

(7) In December 2005, investors purchased $1.6 million convertible notes and warrants to purchase up to 800,000 shares for an aggregate purchase price of $1.6 million. In conjunction with the Securities Purchase Agreement, we issued a warrant to purchase 128,000 shares of common stock, to Laidlaw & Company and 52,000 shares of common stock to Stonegate Securities, each on the terms described in (4) above.

(8) During 2005, we borrowed $1,209,981 from accredited investors. In connection with these loans, we issued warrants to purchase 750,990 shares of our common stock.

(9) In January 2006, in connection with the acquisition of Abundance Networks, we issued 2,170,408 shares of our common stock to Abundance Networks.

(10) On July 11, 2006, we borrowed $100,000 from Investment Partnership Tsunami 2000-No.1, an accredited investor. In connection with this loan, we issued a convertible promissory note.

Prior to its merger with Rescon, Nayna Delaware completed several transactions of unregistered securities:

1) April 1, 2003, Nayna Delaware exchanged 4,680,647 shares of Series C Preferred Stock and 5,348,572 shares of common stock for 100% of Xpeed’s preferred and common stock.

2) During 2003, 25,000 shares of stock options were exercised for $6,500, 413,646 shares of previously exercised and unvested shares were repurchased for $3,745 and 380,691 shares of stock options were granted.

3) On March 10, 2004 Nayna Delaware entered into a Securities Purchase Agreement whereby investors purchased 19,531,247 shares of Series D Preferred Stock for $3,649,000.

4) On April 1, 2004 Nayna acquired a perpetual, worldwide right to use the intellectual property of Accordion Networks, Inc. for 300,000 shares of common stock.

5) During 2004, 301,158 shares of stock options were exercised for $3,011.58 and 4,371,046 shares of stock options were granted.

6) On April 1, 2005 immediately prior to the merger with Rescon Technology Corporation, Nayna exchanged 9,250,000 shares of common stock for 100% of the shares of Depthcom 7.

7) From November 15, 2004 to March 17, 2005 Nayna Delaware borrowed $2,338,785 from accredited investors pursuant to subscription agreements. The oral agreement between Nayna Delaware and these accredited investors was that the funds would be held without interest until Nayna Delaware had completed a reverse merger into a publicly-held company. Following assumption of this debt by the publicly-held company, the funds would be converted into shares of Common Stock of the publicly held company at a conversion rate of $1.00 per share. The investors were also granted registration rights in connection with the securities purchased. The subscription agreements did not accurately reflect the oral agreement among the parties. As a result, we entered into a Convertible Debt Agreements with each of these accredited investors on March 27, 2006 which provided that the funds which we had assumed as convertible debt of Nayna Delaware in connection with the reverse merger of Nayna Delaware and Rescon would be converted into shares of our common stock at a conversion rate of $1.00 per share effective upon execution of the agreements. On March 27, 2006, we converted the entire amount of this debt into 2,338,786 shares of our common stock.

The recipients of securities in each such transaction represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were attached to the share certificates issued in such transactions. All recipients had adequate access to information about the Registrant.

ITEM 27. EXHIBITS.

The following Exhibits are attached hereto and incorporated herein by reference:

Exhibit No.	Description
2.1
Agreement and Plan of Reorganization dated October 15, 2004, by and among Rescon Technology Corporation, a Nevada corporation, Nayna Acquisition Corp., Christian Nigohossian, and Nayna Networks, Inc., a Delaware corporation (Incorporated by reference to Exhibit 10.1 of the Registrant's Quarterly Report on Form 10-QSB filed on January 26, 2005 with the Securities and Exchange Commission)

2.2
Asset Purchase Agreement, dated December 1, 2005, by and among the Registrant, Abundance Networks, Inc., a Delaware corporation, and Abundance Networks, LLC, a Delaware limited liability company, and Abundance Networks (India) Pvt. Ltd., an India private limited company. (Incorporated by reference to Exhibit 10.1 of the Registrant's Current Report on Form 8-K filed on December 7, 2005 with the Securities and Exchange Commission)

2.3
First Amendment to Asset Purchase Agreement, dated January 20, 2006, by and among Nayna Networks, Inc., Abundance Networks, Inc., Abundance Networks, LLC and Abundance Networks (India) Pvt. Ltd. (Incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K filed on February 7, 2006 with the Securities and Exchange Commission)

3.1	Articles of Incorporation of the Registrant*

3.2
Amendment to Articles of Incorporation of the Registrant (Incorporated by reference to Exhibit 3.1 of the Registrant's Quarterly Report on Form 10-QSB filed on January 26, 2005 with the Securities and Exchange Commission)

3.3	Amendment to Articles of Incorporation of the Registrant*

3.4	Bylaws of the Registrant*

4.1
Securities Purchase Agreement dated November 17, 2005 by and between the Registrant and the investors set forth therein. (Incorporated by reference to Exhibit 10.1 of the Registrant's Current Report on Form 8-K filed on November 23, 2005 with the Securities and Exchange Commission)

4.2
Form of Callable Secured Convertible Note. (Incorporated by reference to Exhibit 10.2 of the Registrant's Current Report on Form 8-K filed on November 23, 2005 with the Securities and Exchange Commission)

4.3	Form of Stock Purchase Warrant. (Incorporated by reference to Exhibit 10.3 of the Registrant's Current Report on Form 8-K filed on November 23, 2005 with the Securities and Exchange Commission)

4.4
Registration Rights Agreement dated November 17, 2005 by and between the Registrant and the investors set forth therein. (Incorporated by reference to Exhibit 10.4 of the Registrant's Current Report on Form 8-K filed on November 23, 2005 with the Securities and Exchange Commission)

4.5
Intellectual Property Security Agreement dated November 17, 2005 by and between the Registrant and the investors set forth therein. (Incorporated by reference to Exhibit 10.5 of the Registrant's Current Report on Form 8-K filed on November 23, 2005 with the Securities and Exchange Commission)

4.6
Security Agreement dated November 17, 2005 by and between the Registrant and the investors set forth therein. (Incorporated by reference to Exhibit 10.6 of the Registrant's Current Report on Form 8-K filed on November 23, 2005 with the Securities and Exchange Commission)

5.1	Opinion of Hutchison Law Group PLLC*

10.1	2005 Consultant Stock Plan (Incorporated by reference to Exhibit 99.1 of the Registrant's Registration Statement on Form S-8 filed on December 1, 2005 with the Securities and Exchange Commission)

10.2
Executive Employment Agreement, dated February 3, 2006, by and between Nayna Networks, Inc. and Naveen S. Bisht (Incorporated by reference to Exhibit 10.2 of the Registrant’s Current Report on Form 8-K filed on February 7, 2006 with the Securities and Exchange Commission)

10.3
Executive Employment Agreement, dated February 3, 2006, by and between Nayna Networks, Inc. and Naveen S. Bisht (Incorporated by reference to Exhibit 10.4 of the Registrant’s Current Report on Form 8-K filed on February 7, 2006 with the Securities and Exchange Commission)

10.4
Nayna Networks, Inc., 2006 Executive Stock Plan (Incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K filed on March 27, 2006 with the Securities and Exchange Commission)

10.5	Notice of Grant of Stock Option (Form of) (Incorporated by reference to Exhibit 10.2 of the Registrant’s Current Report on Form 8-K filed on March 27, 2006 with the Securities and Exchange Commission)

10.6	Stock Option Agreement (Form of) (Incorporated by reference to Exhibit 10.3 of the Registrant’s Current Report on Form 8-K filed on March 27, 2006 with the Securities and Exchange Commission)

10.7	Agreement, dated March 22, 2006, by and between Nayna Networks, Inc. and WICENET Limited**

10.8
Form of Convertible Debt Agreement entered into by and among the Registrant, Nayna Networks, Inc., a Delaware corporation and wholly-owned subsidiary of the Registrant, and each of the below listed third parties as of the date set forth opposite the name of each such third party:**

Third Party:	Date:
Investment Partnership TSUNAMI 2000 NO. 1	March 27, 2006
Power Equities, Inc.	March 27, 2006
Tsuyoshi Taira	March 27, 2006
Apex Investment Fund V, LP	March 27, 2006
Ignite Ventures II, LP	March 27, 2006
Ichiro Saji	March 27, 2006
Michael Brown Trust	March 27, 2006
Mei Lin Huang	March 27, 2006

10.9	Convertible Promissory Note, dated July 11, 2006, issued by the Registrant to Investment Partnership Tsunami 2000-No.1**

10.10
Form of Modification Agreement entered into by and among the Registrant, Nayna Networks, Inc., a Delaware corporation and wholly-owned subsidiary of the Registrant, and each of the below listed third parties as of the date set forth opposite the name of each such third party:**

Third Party:	Date:
Investment Partnership TSUNAMI 2000 NO. 1	March 27, 2006
Power Equities, Inc.	March 27, 2006
Tsuyoshi Taira	March 27, 2006
Apex Investment Fund V, LP	March 27, 2006
Ignite Ventures II, LP	March 27, 2006
Ichiro Saji	March 27, 2006
Michael Brown Trust	March 27, 2006
Mei Lin Huang	March 27, 2006

21.1	Subsidiaries*

23.1	Consent of Naresh Arora

23.2	Consent of Discenza & Company, C.P.A.

23.3	Consent of Ernst & Young LLP

23.4	Consent of Hutchison Law Group PLLC (included as part of Exhibit 5.1)*

* to be filed by amendment
** previously filed

ITEM 28. UNDERTAKINGS.

The undersigned Registrant hereby undertakes to:

1.    file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to: (i) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”); (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) include any additional or changed material information on the plan of distribution.

2.    for determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of such securities at that time to be the initial bona fide offering thereof.

3.    file a post-effective amendment to remove from registration any of the securities being registered that remain unsold at the termination of the offering.

4.    for determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

                  (i)    any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 (ss.230.424 of this chapter);

                  (ii)    any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

                  (iii)    the portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

                  (iv)    any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of the filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, California, on October 6, 2006.

NAYNA NETWORKS, INC.

By:	/s/ Naveen S. Bisht
Naveen S. Bisht President & Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement on Form SB-2 has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Naveen S. Bisht	President, Chief Executive Officer and Director	October 6, 2006
(Principal Executive Officer)

/s/ William Wong	Chief Financial Officer and Chief Accounting Officer	October 6, 2006
(Principal Financial Officer)

/s/ Tsuyoshi Taira*	Director, Chairman	October 6, 2006

/s/ William Boller*	Director	October 6, 2006

* By:	/s/ Naveen S. Bisht Naveen S. Bisht Attorney-In-Fact